EXHIBIT 10.1
CREDIT AGREEMENT
DATED AS OF JUNE 29, 2006
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
a Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO

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Page
Section 12.13 Publication; Advertisement	101
Section 12.14 Senior Debt.	102
Section 12.15 Counterparts; Integration.	102
Section 12.16 No Strict Construction.	102

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ANNEXES, EXHIBITS AND SCHEDULES

ANNEXES

Annex A	-	Commitment Annex
Annex B	-	Closing Checklist

EXHIBITS

Exhibit A	-	Assignment Agreement
Exhibit B	-	Compliance Certificate
Exhibit C	-	Borrowing Base Certificate
Exhibit D	-	Notice of Borrowing
Exhibit E	-	Payment Notification

SCHEDULES

Schedule 3.1	-	Existence, Organizational Identification Numbers, Foreign Qualification, Prior Names
Schedule 3.4	-	Capitalization
Schedule 3.6	-	Litigation
Schedule 3.15	-	Brokers
Schedule 3.16	-	Material Contracts
Schedule 3.17	-	Environmental Compliance
Schedule 3.18	-	Intellectual Property
Schedule 3.19	-	Owned Real Estate
Schedule 5.1	-	Debt
Schedule 5.2	-	Liens
Schedule 5.3	-	Contingent Obligations
Schedule 5.8	-	Investments
Schedule 5.9	-	Affiliate Transactions
Schedule 5.13	-	Business Description

CREDIT AGREEMENT
     CREDIT AGREEMENT dated as of June 29, 2006 among COLLEGIATE PACIFIC INC., a Delaware corporation, as Borrower, the financial institutions or other entities from time to time parties hereto, each as a Lender, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as Administrative Agent, Sole Bookrunner and Sole Lead Arranger.
RECITALS:
          WHEREAS, Borrower and Merrill Lynch Business Financial Services Inc. (“MLBFS”) are parties to a WCMA Loan and Security Agreement No. 586-07067 dated December 16, 2003, as amended and/or extended to date (the “MLBFS Credit Agreement”), pursuant to which MLBFS has provided working capital and other financing to Borrower; and
          WHEREAS, Borrower desires to refinance the financing provided by MLBFS under the MLBFS Credit Agreement, and desires that Lenders extend certain term credit and working capital facilities to Borrower to provide working capital financing for Borrower, to provide funds for other general business purposes of Borrower and for the other purposes set forth herein; and
          WHEREAS, Borrower desires to secure all of the Obligations under the Financing Documents by granting to Administrative Agent, for the benefit of Administrative Agent and Lenders, a security interest in and lien upon all of its personal and real property, including without limitation all of the outstanding capital stock or other equity securities, as applicable, of each Subsidiary (as hereinafter defined) owned by Borrower; and
          WHEREAS, the Subsidiaries are each willing to guaranty all of the Obligations of Borrower to Lenders under the Financing Documents, and to grant to Administrative Agent, for the benefit of Administrative Agent and Lenders, a security interest in and lien upon all of its personal and real property to secure all of the Obligations.
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Administrative Agent agree as follows:
ARTICLE 1
DEFINITIONS
     Section 1.1 Certain Defined Terms.
     The following terms have the following meanings:
     “Acceleration Event” means the occurrence of an Event of Default (i) in respect of which Administrative Agent has declared all or any portion of the Obligations to be immediately due and payable, in accordance with the provisions of Section 9.2, (ii) pursuant to Section 9.1(a), and in respect of which Administrative Agent has suspended or terminated the Revolving Loan Commitment pursuant to Section 9.2 and/or (iii) pursuant to either Section 9.1(f) and/or Section 9.1(g).

     “Account Debtor” means “account debtor”, as defined in Article 9 of the UCC.
     “Accounts” means “accounts” (as defined in Article 9 of the UCC), including any and all rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.
     “Acquisition Documents” means any merger agreement, purchase agreement or other acquisition agreement in respect of a Permitted Section 5.8(b) Acquisition or a Permitted Section 5.8(c) Acquisition, and all agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith.
     “Acquisition Revolving Loan Commitment Increase” has the meaning set forth in Section 2.2(g).
     “Acquisition Pro Forma” has the meaning set forth in Section 5.8(c).
     “Acquisition Projections” has the meaning set forth in Section 5.8(c).
     “Acquisition Revolving Loan Commitment Increase Conditions” has the meaning set forth in Section 8.2.
     “Adjustment Date” means the first Business Day of each January, April, July and October of each year, commencing with the first Business Day of January 2007.
     “Adjustments to Advance Rates” means such reductions in the advance rates of Eligible Accounts and Eligible Inventory and other assets, if applicable, contained in the definition of Borrowing Base as Administrative Agent may from time to time determine in its reasonable discretion, including, without limitation: (a) to reflect events, conditions, contingencies or risks which, as determined by Administrative Agent in the exercise of its sole reasonable discretion: (i) adversely affect, or could reasonably be expected to adversely affect, any of the Collateral or any other property which is security for the Obligations or its value, (ii) materially and adversely affect, or could reasonably be expected to materially and adversely affect, the assets, business or prospects of any Credit Party, or (iii) adversely affect, or could reasonably be expected to adversely affect, the Liens and other rights of Administrative Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof), (b) to reflect Administrative Agent’s belief that any collateral report or financial information furnished by or on behalf of any Credit Party to Administrative Agent is or may have been incomplete, inaccurate or misleading in any material respect, (c) to reflect accrued and unpaid interest and fees, or (d) otherwise in the reasonable credit judgment of Administrative Agent.
     “Administrative Agent” means Merrill Lynch in its capacity as administrative agent for the Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 11, and the successors of Merrill Lynch in such capacity.
     “Administrative Agent Fee Letter” means the letter agreement dated the date hereof between Borrower and the Administrative Agent, pursuant to which, among other things, Borrower shall pay to Administrative Agent, in such capacity and in its capacity as a Lender, for its own account, certain fees, as the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Affected Lender” has the meaning set forth in Section 12.6(c).
     “Affiliate” means with respect to any Person (i) any Person that directly or indirectly controls such Person, (ii) any Person which is controlled by or is under common control with such controlling Person, (iii) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote at least a majority of any class of voting securities of such Person or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” means this Credit Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.
     “Approved Fund” means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.
     “Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition by any Credit Party of any asset, but excluding (i) dispositions of Inventory in the Ordinary Course of Business, and (ii) dispositions of Cash Equivalents.
     “Assignment Agreement” means an agreement substantially in the form of Exhibit A hereto.
     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.
     “Base Rate” means a variable per annum rate, as of any date of determination, equal to the greater of (i) the Federal Funds Rate plus one-half of one percent (0.50%) per annum and (ii) the rate of interest which is identified and normally published by Bloomberg Professional Service Page Prime as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates). Any change in the Base Rate will become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day. If Bloomberg Professional Service no longer reports the Prime Rate, or if such Page Prime no longer exists, or Administrative Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, Administrative Agent may select a reasonably comparable index or source to use as the basis for the Base Rate.
     “Base Rate Loans” means Loans which accrue interest by reference to the Base Rate, in accordance with the terms of this Agreement.
     “Base Rate Margin” means (i) as of the Closing Date, 0.25% per annum, (ii) thereafter, as of each Adjustment Date, the Base Rate Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the Pricing Table corresponding to the Senior Leverage Ratio for the twelve (12) month period ending on such date; provided, that if an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the Base Rate Margin shall occur on such Adjustment Date.
     “Blocked Account” has the meaning set forth in Section 6.1.
     “Blocked Person” means any Person: (i) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (v) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
     “Borrower” means Collegiate Pacific Inc, a Delaware corporation.
     “Borrower Security Agreement” means the Security Agreement dated the date hereof by the Borrower in favor of the Administrative Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Borrower’s Account” means the account specified on the signature pages hereof below Borrower’s name into which Loans shall, absent other instructions, be made, or such other account as Borrower may specify by notice to Administrative Agent.
     “Borrowing Base” means, as of any date of calculation, a dollar amount calculated pursuant to the Borrowing Base Certificate most recently delivered to Administrative Agent in accordance with the terms hereof, (i) prior to the effectiveness of the Acquisition Revolving Loan Commitment Increase, a dollar amount calculated pursuant to the Borrowing Base Certificate most recently delivered to Administrative Agent in accordance with the terms hereof, equal to the sum of (a) up to 85% of Eligible Accounts and (b) the lesser of (A) up to 50% of Eligible Inventory or (B) $10,000,000, minus (x) a Reserve in respect of the Term Loan in the amount of $4,000,000 and (y) any Reserves then and from time to time established by the Administrative Agent, and (ii) after the effectiveness of the Acquisition Revolving Loan Commitment Increase, a dollar amount calculated pursuant to the Borrowing Base Certificate most recently delivered to Administrative Agent in accordance with the terms hereof, equal to the sum of (a) up to 85% of Eligible Accounts and (b) the lesser of (A) up to 50% of Eligible Inventory or (B) $10,000,000, minus (x) a Reserve in respect of the Term Loan in the amount of $3,000,000 and (y) any Reserves then and from time to time established by the Administrative Agent.
     “Borrowing Base Certificate” means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit C hereto.
     “Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Chicago and New York City are authorized by law to close and, in the case of a Business Day which relates to a LIBOR Loan, a day on which dealings are carried on in the London interbank eurodollar market.
     “Capital Lease” of any Person means any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.
     “Cash Equivalents” means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof with a maturity date of no more than one (1) year from the date of acquisition, (ii) commercial paper with a duration of not more than nine (9) months rated at least A-1 by Standard & Poor’s Ratings Service and P-1 by Moody’s Investors Services, Inc., which is issued by a Person (other than any Credit Party or an Affiliate of any Credit Party) organized under the laws of any State of the United States or of the District of Columbia, (iii) time deposits, certificates of deposit and banker’s acceptances with a duration of not more than six (6) months issued by any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof, or is licensed to conduct a banking business in the United States, and has capital, surplus and undivided profits of at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above, (iv) repurchase agreements and reverse repurchase agreements with a duration of not more than 30 days with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, or (v) any money market or mutual fund which invests only in the foregoing types of investments, has portfolio assets in excess of $5,000,000,000 and is rated AAA by Standard & Poor’s Ratings Service and Aaa by Moody’s Investors Services, Inc.
     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
     “Change of Control of the Borrower” means (i) (a) a change in the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) at any time by an entity or individual, either directly or indirectly, of equity securities or interests of Borrower or of any parent corporation of the Borrower, the voting power of which constitutes more than the lesser of (A) fifty percent (50%) or more of the aggregate voting power of the outstanding equity securities or interests, as the case may be, of Borrower or of any parent corporation of the Borrower, or (B) that percentage of the outstanding aggregate voting power necessary at all times to elect a majority of the board of directors (or similar governing body) Borrower or of any parent corporation of the Borrower or to direct the management policies and decisions of Borrower or of any parent corporation of the Borrower, or (b) the majority of the seats (other than vacant seats) on the Board of Directors of Borrower (or any parent corporation of the Borrower) cease to be occupied by Persons who either (A) were members of the Board of Directors of Borrower on the date hereof or (B) were nominated for election by the Board of Directors of Borrower (or of any parent corporation of the Borrower), a majority of whom were directors on the date hereof or whose election or nomination for election was previously approved by a majority of such directors; (ii) any merger, consolidation or reorganization of Borrower or of any parent corporation of the Borrower in which the stockholders of Borrower or of any parent corporation of the Borrower immediately before the transaction do not own at least fifty percent (50%) of the combined voting power of the voting securities of the surviving entity or its parent immediately after the transaction; (iii) any sale or transfer of all or substantially all of the assets of Borrower or of any parent corporation of the Borrower, to a purchaser or other transferee in which the stockholders of the subject company immediately before the transaction do not own at least fifty percent (50%) of the combined voting power of the voting securities of the surviving entity or its parent immediately after the transaction; (iv) a “Change of Control” shall occur under any Change in Control, severance, termination or similar agreement to which Borrower or any Subsidiary is a party; and (v) except as expressly permitted by Section 5.7, Borrower shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary.
     “Chattel Paper” means “chattel paper”, as defined in Article 9 of the UCC.
     “Closing Checklist” means Annex B to this Agreement.
     “Closing Date” means the date of this Agreement.
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Administrative Agent, for the benefit of Administrative Agent and Lenders, pursuant to the Security Documents.
     “Commitment Annex” means Annex A to this Agreement.
     “Commitment Expiry Date” means June 1, 2009.
     “Compliance Certificate” means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit B hereto.
     “Consolidated Subsidiary” means at any date any Subsidiary or other Person the accounts of which would be consolidated with those of Borrower (or any other Person, as the context may require hereunder) in its consolidated financial statements if such statements were prepared as of such date.

     “Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (i) with respect to any debt, lease, dividend or other obligation of another Person if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such liability will be protected, in whole or in part, against loss with respect thereto; (ii) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (iii) under any Swap Contract, to the extent not yet due and payable; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (v) for any obligations of another Person pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so guaranteed or otherwise supported.
     “Controlled Group” means all members of a group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
     “Convertible Senior Notes” has the meaning set forth in Section 5.6.
     “Credit Exposure” means any period of time during which the Revolving Loan Commitment is outstanding or any Loan, Reimbursement Obligation or other Obligation remains unpaid or any Letter of Credit or Support Agreement remains outstanding; provided, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim, or the known existence of a claim reasonably likely to be asserted, with respect thereto.
     “Credit Party” means any of Borrower and any Subsidiary of Borrower, whether now existing or hereafter acquired or formed; and “Credit Parties” means all such Persons, collectively.
     “Debt” of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (iv) all Capital Leases of such Person, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (vi) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (vii) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (viii) ”earnouts” and similar payment obligations of such Person, and (ix) all Debt of others Guaranteed by such Person. Without duplication of any of the foregoing, Debt of Borrower shall include any and all Loans and Letter of Credit Liabilities.
     “Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
     “Defaulted Lender” means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement or reimbursement required pursuant to the terms of any Financing Document.
     “Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to Administrative Agent, among Administrative Agent, Borrower or a Subsidiary of Borrower maintaining a deposit account at any bank, and such bank, which agreement provides that (x) such bank shall comply with instructions originated by Administrative Agent directing disposition of the funds in such deposit account without further consent by Borrower or such Subsidiary (as applicable), and (y) such bank shall agree that it shall have no Lien on, or right of setoff against, such deposit account or the contents thereof, other than in respect of commercially reasonable fees and other items expressly consented to by Administrative Agent, and containing such other terms and conditions as Administrative Agent may reasonably require, including as to any such agreement pertaining to any Blocked Account, acknowledging that the Blocked Account and all items received or deposited in such Blocked Account are subject to the Liens of Administrative Agent, as set forth in the Financing Documents, and, to secure the Obligations upon notice from Administrative Agent to such Bank, that such bank shall wire, or otherwise transfer, in immediately available funds, on a daily basis to the Payment Account all funds received or deposited into such Blocked Account.
     “Domestic Subsidiary” means a Subsidiary organized, incorporated or otherwise formed under the laws of the United States or any State thereof.
     “EBITDA” has the meaning provided in the Compliance Certificate.
     “Eligible Accounts” means all Accounts of Borrower and its Domestic Subsidiaries except for any Account:
     (A) that is unpaid more than sixty (60) days after the due date therefor, not to exceed ninety (90) days after the date of the original invoice therefor, in the case of dated accounts, or more than ninety (90) days after the date of the original invoice therefor, in the case of undated accounts;
     (B) that is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth herein;
     (C) that arises from a sale to any director, officer, other employee, supplier, trade creditor or other creditor or Affiliate of any Credit Party, or to any Person (other than a natural person) which has any common officer or director with any Credit Party;

     (D) that is the obligation of an Account Debtor located in a foreign country unless (i) the Account Debtor has delivered to, and for the benefit of, the Borrower or the applicable Subsidiary an irrevocable letter of credit issued or confirmed by a bank satisfactory to Administrative Agent and payable only in the United States and in United States dollars, sufficient to cover such Account, in form and substance satisfactory to Administrative Agent and, if required by Administrative Agent, the original of such letter of credit has been delivered to Administrative Agent or Administrative Agent’s agent, and Borrower or such Subsidiary has assigned the proceeds of such letter of credit to Administrative Agent pursuant to documentation in form and substance acceptable to Administrative Agent or otherwise named Administrative Agent as transferee beneficiary thereunder, as Administrative Agent may specify, (ii) such Account is subject to credit insurance payable to Administrative Agent issued by an insurer and on terms and in an amount acceptable to Administrative Agent, or (iii) such Account is otherwise acceptable in all respects to Administrative Agent (subject to such limits or lending formulae with respect thereto as Administrative Agent may determine);
     (E) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Administrative Agent, in its sole discretion, has agreed to the contrary and Borrower or the applicable Subsidiary, if requested by Administrative Agent, has complied in a manner acceptable to Administrative Agent with the Federal Assignment of Claims Act of 1940 or any applicable state statute or municipal ordinance of similar purpose and effect, with respect to such obligation;
     (F) as to which any proceedings or actions known to any Credit Party (or to Administrative Agent) are threatened or pending against an Account Debtor which could reasonably be expected to have a material adverse change in any such Account Debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);
     (G) that consists of progress billings (such that the obligation of the Account Debtors with respect to such Account is conditioned upon Borrower’s or the applicable Subsidiary’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Administrative Agent shall have received an agreement from the Account Debtor, in form and substance satisfactory to Administrative Agent, confirming the unconditional obligation of the Account Debtor to take the goods related thereto and pay such invoice;
     (H) owed by an Account Debtor obligated in respect of Accounts constituting more than twenty percent (20%) of the aggregate amount of all Accounts (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);
     (I) to the extent any defense, counterclaim, setoff or dispute is asserted as to such Account;

     (J) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;
     (K) as to which Administrative Agent’s Lien therein, for the benefit of itself and Lenders, is not a first priority perfected security interest, or as to which the goods giving rise thereto are not, and were not at the time of the applicable sale, subject to a first priority perfected security interest in favor of Administrative Agent, on behalf of itself and Lenders;
     (L) that (i) is not owned by Borrower or the applicable Subsidiary or (ii) is subject to any right, claim, Lien or other interest of any other Person, other than Liens in favor of Administrative Agent, on behalf of itself and Lenders;
     (M) upon which (i) Borrower’s or the applicable Subsidiary’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever (including any Account that arises from a sale on consignment, guaranteed sale, sale and return, sale on approval or other terms under which payment by the Account Debtor may be conditioned or contingent) or (ii) Borrower or the applicable Subsidiary is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;
     (N) that does not arise from the actual and bona fide sale and delivery of goods or the performance of services by Borrower or the applicable Subsidiary in the Ordinary Course of Business, which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;
     (O) that is payable in any currency other than United States dollars;
     (P) to the extent constituting the obligation of an Account Debtor in respect of interest, service or similar charges or fees;
     (Q) that is reissued in respect of partial payment, including without limitation debit memos and charge backs;
     (R) that arises in connection with cash on delivery or other cash sales;
     (S) to the extent such Account exceeds any credit limit established by Administrative Agent, in its reasonable discretion;
     (T) owed by an Account Debtor having a credit standing unsatisfactory to Administrative Agent, in its reasonable discretion;
     (U) to the extent credits are due to the applicable Account Debtor, or to the extent any Credit Party is liable for goods sold or services rendered by the applicable Account Debtor to such Credit Party, but only to the extent of the potential offset;

     (V) as to which any facts, events or occurrences exist which could reasonably be expected to impair the validity, enforceability or collectability of such Account or reduce the amount payable or delay payment thereunder;
     (W) as to which any of the representations or warranties pertaining to such Account set forth in any Financing Document is untrue;
     (X) with respect to which an invoice, acceptable to Administrative Agent in form and substance, has not been sent to the applicable Account Debtor; and
     (Y) that is otherwise unacceptable to Administrative Agent (including, without limiting the generality of the foregoing, as a result of the examinations, audits, analyses, and appraisals contemplated by Sections 4.1(t), 4.6 and 6.2) in the exercise of its reasonable credit judgment.
Notwithstanding the foregoing, Administrative Agent may, from time to time in the exercise of its reasonable credit judgment, change the criteria for Eligible Accounts as reflected on the Borrowing Base Certificate based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Administrative Agent has no written notice thereof from a Credit Party prior to the Closing Date, in either case under clause (i) or (ii) which adversely affects or, in the judgment of Administrative Agent, could reasonably be expected to adversely affect, the Accounts as determined by Administrative Agent in the exercise of its reasonable credit judgment. For purposes of this Agreement, the amount of Eligible Accounts at any time shall be equal to the face amount of such Eligible Accounts at such time less any and all returns, rebates, discounts (which may, at Administrative Agent’s option, be calculated on shortest terms), credits, allowances or excise taxes of any nature issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Any Accounts of Borrower and its Subsidiaries which are not Eligible Accounts shall nevertheless be part of the Collateral. In addition, and notwithstanding the foregoing or anything else contained in this Agreement to the contrary, the eligibility as Eligible Accounts of Accounts of any future parent corporation or Subsidiary (including, without limitation, SSG), and the inclusion of such Eligible Accounts in the Borrowing Base shall be determined by Administrative Agent in its reasonable discretion after the completion of its due diligence with regard to such future parent corporation or Subsidiary, which shall include, without limitation, the completion of a third party field exam.
     “Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural person) approved by (a) Administrative Agent, (b) in the case of any assignment of any portion of the Revolving Loan Commitment, Swingline Lender, and (c) unless an Event of Default has occurred and is continuing and unless the proposed assignee shall be an affiliate of a Lender or Administrative Agent, Borrower (such approval of Borrower not to be unreasonably withheld or delayed, and shall be deemed provided unless expressly withheld by Borrower within three (3) Business Days of request therefor); provided that notwithstanding the foregoing, (x) “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates or Subsidiaries and (y) no proposed assignee intending to assume all or any portion of the Revolving Loan Commitment shall be an Eligible Assignee unless such proposed assignee either already holds a portion of the Revolving Loan Commitment, or has been approved as an Eligible Assignee by Administrative Agent and Swingline Lender.
     “Eligible Inventory” means all Inventory of Borrower and its Domestic Subsidiaries, except for any Inventory:
     (A) that consists of work-in-process or raw materials;
     (B) that in Administrative Agent’s reasonable determination or in the determination of Borrower’s management is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;
     (C) that is not of a type held for sale by Borrower or the applicable Subsidiary in the Ordinary Course of Business;
     (D) as to which Administrative Agent’s security interest therein, on behalf of itself and Lenders, is not a first priority perfected security interest;
     (E) that is not owned by Borrower or any applicable Subsidiary free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure performance with respect to that Inventory), except the Liens in favor of Administrative Agent, on behalf of itself and Lenders;
     (F) that (i) is located on Premises owned or operated by SSG, or where any inventory or other properties or assets of SSG are located or (ii) is located on premises leased by Borrower or any applicable Subsidiary, or stored with a bailee, warehouseman, processor or similar Person, unless (a) Administrative Agent has given its prior consent thereto, (b) a Lien waiver and collateral access agreement, in form and substance satisfactory to Administrative Agent has been delivered to Administrative Agent, together with any and all duly authorized UCC financing statements required by Administrative Agent naming such Person as debtor, Borrower or the applicable Subsidiary as secured creditor and Administrative Agent as assignee or (c) Reserves satisfactory to Administrative Agent have been established with respect thereto;
     (G) that is placed on consignment, is in transit, is outside the possession or control of Borrower or the applicable Subsidiary (other than as described in the preceding clause (F)) or is in possession of Borrower or any applicable Subsidiary on a sale-on-approval or sale-on-return basis or subject to any other repurchase or return agreement;
     (H) that is manufactured, assembled or otherwise produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 25 U.S.C. 215(a)(i);
     (I) that is not covered by casualty insurance acceptable to Administrative Agent;

     (J) that consists of display items, samples or packing or shipping materials, packaging, manufacturing supplies or replacement or spare parts;
     (K) that consists of goods which have been returned by the buyer;
     (L) that consists of any costs associated with “freight-in” charges;
     (M) as to which any of the representations or warranties pertaining to such Inventory set forth in any Financing Document is untrue;
     (N) that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;
     (O) that is covered by a negotiable document of title, unless such document has been delivered to Administrative Agent;
     (P) that is bill and hold Inventory;
     (Q) that is located outside the United States of America; and
     (R) that is otherwise unacceptable to Administrative Agent in its reasonable credit judgment (including, without limiting the generality of the foregoing, as a result of the examinations, audits, analyses, and appraisals contemplated by Sections 4.1(t), 4.6 and 6.2).
Notwithstanding the foregoing, Administrative Agent may, from time to time, in the exercise of its reasonable credit judgment, change the criteria for Eligible Inventory as reflected on the Borrowing Base Certificate, based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Administrative Agent has no written notice thereof from a Credit Party prior to the Closing Date, in either case under clause (i) or (ii) which adversely affects or, in the judgment of Administrative Agent, could reasonably be expected to adversely affect, the Inventory as determined by Administrative Agent in the exercise of its reasonable credit judgment. For purposes of this Agreement, the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP. Any Inventory of Borrower and its Subsidiaries which is not Eligible Inventory shall nevertheless be part of the Collateral. In addition, and notwithstanding the foregoing or anything else contained in this Agreement to the contrary, the eligibility as Eligible Inventory of Inventory of any future parent corporation or Subsidiary (including, without limitation, SSG), and the inclusion of such Eligible Inventory in the Borrowing Base shall be determined by Administrative Agent in its reasonable discretion after the completion of its due diligence with regard to such future parent corporation or Subsidiary, which shall include, without limitation, the completion of a third party field exam.
     “Eligible Swap Counterparty” means Administrative Agent, any Affiliate of Administrative Agent, any Lender and/or any Affiliate of any Lender that (i) at any time it occupies such role or capacity enters into a Swap Contract with Borrower or any Subsidiary and (ii) in the case of a Lender or an Affiliate of a Lender other than Administrative Agent, is expressly identified by Administrative Agent as maintaining a reporting system acceptable to Administrative Agent with respect to Swap Contract exposure and agrees with Administrative Agent to provide regular reporting to Administrative Agent, in form and content reasonably satisfactory to Administrative Agent, with respect to such exposure.
     “Environmental Laws” means any and all Laws relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.
     “Equipment” means, collectively, “equipment” and “fixtures” (as each term is defined in Article 9 of the UCC).
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which Borrower or any of its Subsidiaries maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which Borrower, any of its Subsidiaries or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
     “Event of Default” has the meaning set forth in Section 9.1.
     “Extraordinary Receipts” means any cash received by or paid to or for the account of any Credit Party not in the Ordinary Course of Business (and not consisting of proceeds described in any of clauses (ii), (iii) and/or (iv) of Section 2.1(c)), including without limitation amounts received in respect of foreign, United States, State or local tax refunds to the extent not included in the calculation of EBITDA, pension plan reversions, purchase price and other monetary adjustments made pursuant to any Acquisition Document and/or indemnification payments made pursuant to any Acquisition Document (other than such indemnification payments to the extent that the amounts so received are applied by a Credit Party for the purpose of replacing, repairing or restoring any assets or properties of a Credit Party, thereby satisfying the condition giving rise to the claim for indemnification, or otherwise covering any out-of-pocket expenses incurred by any Credit Party in obtaining such payments); provided that Extraordinary Receipts shall exclude any single or related series of amounts received in an aggregate amount less than $100,000.
     “Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.
     “Financing Documents” means this Agreement, any Notes, the Security Documents, the Information Certificate, any fee letter between Merrill Lynch and Borrower relating to the transactions contemplated hereby (including, without limitation, the Administrative Agent Fee Letter), the Subordination Agreements, the Information Certificate, any subordination or intercreditor agreement (other than the Subordination Agreement) pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations and all other documents, instruments and agreements contemplated herein or thereby and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Fiscal Year” means a fiscal year of Borrower, ending on June 30 of each calendar year.
     “Fixed Charge Coverage Ratio” has the meaning provided in the Compliance Certificate.
     “Foreign Lender” has the meaning set forth in Section 2.8(c).
     “GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.
     “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the

Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Hazardous Materials” means (i) any “hazardous substance” as defined in CERCLA, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, (iii) asbestos, (iv) polychlorinated biphenyls, (v) petroleum, its derivatives, by-products and other hydrocarbons, (vi) mold and (vii) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.
     “Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.
     “Holding Company” means any holding company formed for the purpose of holding the equity securities of Borrower.
     “Indemnitees” has the meaning set forth in Section 10.2.
     “Information Certificate” means that certain Information Certificate dated as of the date hereof executed and delivered to Administrative Agent by Borrower.
     “Instrument” means “instrument”, as defined in Article 9 of the UCC.
     “Intellectual Property” means, with respect to any Person, all patents, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers, copyrights, technology, know-how and processes, computer hardware and software and all applications and licenses therefor, used in or necessary for the conduct of business by such Person.
     “Interest Period” means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by Borrower pursuant to Section 2.3(e); provided, that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) Borrower may not select any Interest Period for a Revolving Loan which would extend beyond the Commitment Expiry Date; and (d) Borrower may not select any Interest Period for the Term Loan if, after giving effect to such selection, the aggregate principal amount of the Term Loan having Interest Periods ending after any date on which an installment of the Term Loan is scheduled to be repaid would exceed the aggregate principal amount of the Term Loan scheduled to be outstanding after giving effect to such repayment.

     “Inventory” means “inventory” (as defined in Article 9 of the UCC).
     “Investment” means any investment in any Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise) or holding securities, capital contributions, loans, time deposits, advances, Guarantees or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.
     “Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect.
     “LC Issuer” means one or more banks, trust companies or other Persons in each case expressly identified by Administrative Agent from time to time, in its sole discretion, as an LC Issuer for purposes of issuing one or more Letters of Credit hereunder. Without limitation of Administrative Agent’s discretion to identify any Person as an LC Issuer, no Person shall be designated as an LC Issuer unless such Person maintains reporting systems acceptable to Administrative Agent with respect to letter of credit exposure and agrees to provide regular reporting to Administrative Agent satisfactory to it with respect to such exposure.
     “Lender” means each of (i) Merrill Lynch, (ii) each other Person party hereto in its capacity as a lender, (iii) each other Eligible Assignee that becomes a party hereto pursuant to Section 12.6, (iv) Administrative Agent, to the extent of any Revolving Loans made by Administrative Agent which have not been settled among the Lenders pursuant to Section 11.13, and (v) the respective successors of all of the foregoing, and “Lenders” means all of the foregoing. In addition to the foregoing, solely for the purpose of identifying the Persons entitled to share in payments and collections from the Collateral as more fully set forth in this Agreement and the Security Documents (and not for purposes of any other rights, including voting rights hereunder), the term “Lender” shall include Eligible Swap Counterparties. In connection with any such distribution of payments and collections, Administrative Agent shall be entitled to assume that no amounts are due to any Eligible Swap Counterparty unless such Eligible Swap Counterparty has notified Administrative Agent of the amount of any such liability owed to it prior to such distribution.
     “Lender Letter of Credit” means a Letter of Credit issued by an LC Issuer that is also, at the time of issuance of such Letter of Credit, a Lender.
     “Letter of Credit” means a documentary (trade) letter of credit issued for the account of Borrower by an LC Issuer which expires by its terms within one year after the date of issuance and in any event at least thirty (30) days prior to the Commitment Expiry Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one or more successive one (1) year periods provided that the LC Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Commitment Expiry Date.

     “Letter of Credit Liabilities” means, at any time of calculation, the sum of (i) without duplication, the amount then available for drawing under all outstanding Lender Letters of Credit and all Supported Letters of Credit, in each case without regard to whether any conditions to drawing thereunder can then be met plus (ii) without duplication, the aggregate unpaid amount of all reimbursement obligations in respect of previous drawings made under all such Lender Letters of Credit and Supported Letters of Credit.
     “LIBOR” means, with respect to any LIBOR Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (i) the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in United States dollars for the applicable Interest Period under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by (ii) the sum of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein). If Bloomberg Professional Service no longer reports the LIBOR or Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Administrative Agent in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Administrative Agent in the London Interbank Market, Administrative Agent may select a replacement index or replacement page, as the case may be.
     “LIBOR Loans” means any Loans, other than Swingline Loans, which accrue interest by reference to the LIBOR, in accordance with the terms of this Agreement.
     “LIBOR Margin” means (i) as of the Closing Date, 1.75% per annum, and (ii) thereafter, as of each Adjustment Date, the LIBOR Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the Pricing Table corresponding to the Senior Leverage Ratio for the twelve (12) month period ending on such date; provided, that if an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the LIBOR Margin shall occur on such Adjustment Date.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.
     “Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.
     “Loan Account” has the meaning set forth in Section 2.6(b).

     “Loans” means the Term Loan, the Revolving Loans and the Swingline Loans, or any combination of the foregoing, as the context may require.
     “Major Casualty Proceeds” means (i) the aggregate insurance proceeds received in connection with one or more related events under any Property Insurance Policy or (ii) any award or other compensation with respect to any eminent domain, condemnation of property or similar proceedings (or any transfer or disposition of property in lieu of condemnation), if the amount of such aggregate insurance proceeds or award or other compensation exceeds $250,000.
     “Margin Stock” has the meaning assigned thereto in Regulation U of the Federal Reserve Board.
     “Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the condition (financial or otherwise), operations, business, properties or prospects of any of the Credit Parties, (ii) the rights and remedies of Administrative Agent or Lenders under any Financing Document, or the ability of any Credit Party to perform any of its obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Financing Document, or (iv) the existence, perfection or priority of any security interest granted in any Financing Document or the value of any material Collateral. For purposes of this definition, the term “prospects” shall not include the possibility of obtaining business from a prospective customer of a Credit Party.
     “Material Contracts” has the meaning set forth in Section 3.16.
     “Maximum Lawful Rate” has the meaning set forth in Section 2.7(b).
     “Merrill Lynch” means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and its successors.
     “Multiemployer Plan” means a multiemployer plan, that is intended to meet the definition set forth in Section 4001(a)(3) of ERISA, to which Borrower or any member of the Controlled Group may have any liability.
     “Net Borrowing Availability” means, as of any date of calculation, the total amount of Revolving Loans available to be borrowed by Borrower in accordance with the terms of this Agreement, excluding any and all outstanding Revolving Loans on such date of calculation.
     “Net Cash Proceeds” means, with respect to any transaction or event, an amount equal to the cash proceeds received by any Credit Party from or in respect of such transaction or event (including proceeds of any non-cash proceeds of such transaction), less (i) any out-of-pocket expenses paid to a Person that are reasonably incurred by such Credit Party in connection therewith and (ii) in the case of an Asset Disposition, the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of such Asset Disposition and any taxes paid or reasonably estimated by the applicable Credit Party to be payable by such Person in respect of such Asset Disposition (provided, that if the actual amount of taxes paid is less than the estimated amount, the difference shall immediately constitute Net Cash Proceeds).
     “Non-Funding Revolving Lender” means a Revolving Lender that has delivered a notice to each of Administrative Agent and Swingline Lender stating that such Revolving Lender shall cease making Revolving Loans due to the non-satisfaction of one or more conditions set forth in Article 8, and specifying any such non-satisfied conditions; provided, that any Revolving Lender delivering any such notice shall be a Non-Funding Revolving Lender solely over the period commencing on the Business Day following receipt by Administrative Agent and Swingline Lender of such notice, and terminating on such date that such Revolving Lender has either revoked the effectiveness of such notice or acknowledged to each of Administrative Agent and Swingline Lender the satisfaction of the condition specified in such notice.
     “Notes” means the Term Notes, the Revolving Loan Notes and the Swingline Loan Note, or any combination of the foregoing, as the context may require.
     “Notice of Borrowing” means a notice of a Responsible Officer, appropriately completed and substantially in the form of Exhibit D hereto.
     “Notice of LC Credit Event” means a notice from a Responsible Officer to Administrative Agent with respect to any issuance, increase or extension of a Letter of Credit specifying: (i) the date of issuance or increase of a Letter of Credit; (ii) the identity of the LC Issuer with respect to such Letter of Credit, (iii) the expiry date of such Letter of Credit; (iv) the proposed terms of such Letter of Credit, including the face amount; and (v) the transactions that are to be supported or financed with such Letter of Credit or increase thereof.
     “Obligations” means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. In addition to, but without duplication of, the foregoing, the Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with (i) all Support Agreements, (ii) all Lender Letters of Credit and (iii) all Swap Contracts entered into with any Eligible Swap Counterparty.
     “OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.
     “OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
     “Operative Documents” means the Financing Documents and the Subordinated Debt Documents.

     “Optional Revolving Loan Commitment Increase” has the meaning set forth in Section 2.2(f).
     “Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of such Credit Party’s business, as conducted by such Credit Party substantially in accordance with past practices.
     “Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement).
     “Overadvance Revolving Loans” has the meaning set forth in Section 2.2(a)(ii).
     “Participant” has the meaning set forth in Section 12.6(b).
     “Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of Borrower to Administrative Agent under the Financing Documents shall be made, or such other account as Administrative Agent shall from time to time specify by notice to Borrower.
     “Payment Notification” means a written notification substantially in the form of Exhibit E hereto.
     “PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.
     “Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.
     “Permits” has the meaning set forth in Section 3.1.
     “Permitted Contest” means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.
     “Permitted Liens” means Liens permitted pursuant to Section 5.2.
     “Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

     “Pricing Table” means the following tables, as applicable:
     Prior to the effectiveness of the Acquisition Revolving Loan Commitment Increase, the following pricing table will be applicable:

	Revolving Loans, Term Loan and all
	other Obligations
Senior Leverage Ratio	Base Rate	LIBOR
Greater than or equal to 2.00 to 1.00	0.50%	2.00%
Greater than or equal to 1.00 to 1.00, but less than or equal to 2.00 to 1.00	0.25%	1.75%
Less than 1.00	0.00%	1.50%
     After the effectiveness of the Acquisition Revolving Loan Commitment Increase, the following pricing table will be applicable:

	Revolving Loans and all other
	Obligations (other than the Term
	Loan )		Term Loan
Senior Leverage Ratio	Base Rate	LIBOR	Base Rate	LIBOR
Greater than or equal to 2.00 to 1.00	0.50%	2.00%	0.75%	2.25%
Greater than or equal to 1.00 to 1.00, but less than or equal to 2.00 to 1.00	0.25%	1.75%	0.50%	2.00%
Less than 1.00	0.00%	1.50%	0.25%	1.75%
     For purposes of the Pricing Table, and without limiting the applicability of Section 9.4, if Borrower shall at any time fail to timely deliver a Compliance Certificate, then effective as of the tenth (10th) Business Day following the date on which such Compliance Certificate was due, each applicable Base Rate Margin and each applicable LIBOR Margin shall be conclusively presumed to equal the highest applicable Base Rate Margin and the highest applicable LIBOR Margin specified in the Pricing Table until the date of delivery of such Compliance Certificate.
     “Property Insurance Policy” means any insurance policy maintained by any Credit Party covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

     “Pro Rata Share” means (i) with respect to a Lender’s right to receive payments of principal and interest with respect to the Term Loan, the Term Loan Commitment Percentage of such Lender, (ii) with respect to a Lender’s obligation to make Revolving Loans, such Lender’s right to receive payments of principal and interest with respect thereto, such Lender’s right to receive the unused line fee described in Section 2.3(b), and such Lender’s obligation to share in Letter of Credit Liabilities and to receive the related Letter of Credit fee described in Section 2.5(b), the Revolving Loan Commitment Percentage of such Lender, and (iv) for all other purposes (including without limitation the indemnification obligations arising under Section 11.6) with respect to any Lender, the percentage obtained by dividing (x) the sum of the Revolving Loan Commitment Amount of such Lender (or, in the event the Revolving Loan Commitment shall have been terminated, such Lender’s then existing Revolving Loan Outstandings), plus such Lender’s then outstanding principal amount of the Term Loan by (y) the sum of the Revolving Loan Commitment (or, in the event the Revolving Loan Commitment shall have been terminated, the then existing Revolving Loan Outstandings) of all Lenders, plus the then outstanding principal amount of the Term Loan of all Lenders.
     “Reimbursement Obligations” means, at any date, the obligations of Borrower then outstanding to reimburse (i) Administrative Agent for payments made by Administrative Agent under a Support Agreement and/or (ii) any LC Issuer, for payments made by such LC Issuer under a Lender Letter of Credit.
     “Reinvestment Reserve” has the meaning set forth in Section 2.1(c).
     “Replacement Lender” has the meaning set forth in Section 12.6(c).
     “Required Lenders” means, subject to the provisions of Section 11.13(d), at any time Lenders holding (i) sixty-six and two thirds percent (66 2/3%) (one hundred percent (100%) if the number of total Lenders shall be less than three (3)) or more of the sum of the Revolving Loan Commitment and the outstanding principal balance of the Term Loan (taken as a whole) or (ii) if the Revolving Loan Commitment has been terminated, sixty-six and two thirds percent (66 2/3%) (one hundred percent (100%) if the number of total Lenders shall be less than three (3)) or more of the sum of (x) the then aggregate outstanding principal balance of the Loans plus (y) the then aggregate amount of Letter of Credit Liabilities.
     “Required Revolving Lenders” means, subject to the provisions of Section 11.13(d), at any time Revolving Lenders holding (i) sixty-six and two thirds percent (66 2/3%) or more of the Revolving Loan Commitment or (ii) if the Revolving Loan Commitment has been terminated, sixty-six and two thirds percent (66 2/3%) or more of the sum of (x) the then aggregate outstanding principal balance of the Revolving Loans plus (y) the then aggregate amount of Letter of Credit Liabilities.
     “Reserves” means such amounts as Administrative Agent may from time to time establish and revise, in each case in the exercise of its reasonable discretion, reducing the amount of Revolving Loans, Support Agreements and Lender Letters of Credit which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Administrative Agent in the exercise of its reasonable credit judgment: (i) adversely affect, or could reasonably be expected to adversely affect, the Collateral or any other property which is security for the Obligations or its value, (ii) materially adversely affect, or could reasonably be expected to materially adversely affect, the assets, business or prospects of any Credit Party or (iii) adversely affect, or could reasonably be expected to adversely affect, the Liens and other rights of Administrative Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof), (b) to reflect Administrative Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any Credit Party to Administrative Agent is or may have been incomplete, inaccurate or misleading in any material respect, (c) to reflect accrued and unpaid interest and fees, or (d) otherwise in the reasonable credit judgment of Administrative Agent. To the extent Administrative Agent may, in accordance with any other terms hereof, revise the lending formula(s) used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory, Administrative Agent shall not also establish a Reserve for the same purpose. The amount of any Reserve established by Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by Administrative Agent in good faith. Without limitation of the foregoing, Administrative Agent shall have the right to establish a Reserve in respect of obligations arising under Swap Contracts.
     “Responsible Officer” means any of the Chief Executive Officer or Chief Financial Officer of Borrower.
     “Restricted Distribution” means as to any Person (i) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class) or (ii) any payment by such Person on account of (a) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person or (b) any option, warrant or other right to acquire any equity interests in such Person.
     “Revolving Lender” means each Lender having a Revolving Loan Commitment Amount in excess of zero (or, in the event the Revolving Loan Commitment shall have been terminated at any time, each Lender at such time having Revolving Loan Outstandings in excess of zero).
     “Revolving Loan Borrowing” means a borrowing of a Revolving Loan.
     “Revolving Loan Commitment” means the sum of each Lender’s Revolving Loan Commitment Amount.
     “Revolving Loan Commitment Amount” means, as to any Lender, the dollar amount set forth opposite such Lender’s name in the applicable table on the Commitment Annex under the column “Revolving Loan Commitment Amount” (if such Lender’s name is not so set forth thereon, then the dollar amount in the applicable table on the Commitment Annex for the Revolving Loan Commitment Amount for such Lender shall be deemed to be zero), as such amount may be adjusted from time to time by any “Amounts Assigned” (with respect to such Lender’s portion of Revolving Loans outstanding and its commitment to make Revolving Loans) pursuant to the terms of any and all effective Assignment Agreements to which such Lender is a party.

     “Revolving Loan Commitment Percentage” means, as to any Lender, (i) on the Closing Date, the percentage set forth opposite such Lender’s name in the applicable table on the a Commitment Annex under the column “Revolving Loan Commitment Percentage” (if such Lender’s name is not so set forth thereon, then, on the Closing Date, such percentage for such Lender shall be deemed to be zero) and (ii) on any date following the Closing Date, the percentage equal to the Revolving Loan Commitment Amount of such Lender on such date divided by the Revolving Loan Commitment on such date.
     “Revolving Loan Limit” means, at any time, the lesser of (i) the Revolving Loan Commitment minus the amount of Swingline Loan Outstandings and (ii) the Borrowing Base minus the amount of Swingline Loan Outstandings.
     “Revolving Loan Note” has the meaning set forth in Section 2.4.
     “Revolving Loan Outstandings” means at any time of calculation (i) the sum of the then existing aggregate outstanding principal amount of Revolving Loans and the then existing Letter of Credit Liabilities and (ii) when used with reference to any single Lender, the sum of the then existing outstanding principal amount of Revolving Loans advanced by, or for the account of, such Lender and the then existing Letter of Credit Liabilities for the account of such Lender.
     “Revolving Loans” has the meaning set forth in Section 2.2(a).
     “Section 5.8(b) Permitted Acquisition” has the meaning set forth in Section 5.8(b).
     “Section 5.8(c) Permitted Acquisition” has the meaning set forth in Section 5.8(c).
     “Security Documents” means any agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (i) Guarantees payment or performance of all or any portion of the Obligations and/or (ii) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Administrative Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Senior Leverage Ratio” means the ratio of (i) the difference between (a) Total Debt less (b) Subordinated Debt to (ii) EBITDA.
     “Settlement Date” has the meaning set forth in Section 11.13(a).
     “Settlement Service” has the meaning set forth in Section 12.6(a).
     “Solvent” means, with respect to any Person, that such Person (i) owns and will own assets the fair saleable value of which are (a) greater than the total amount of its liabilities (including Contingent Obligations) and (b) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.
     “SSG” means Sport Supply Group, Inc., a Delaware corporation.
     “Stated Rate” has the meaning set forth in Section 2.7(b).
     “Subordinated Debt” means Debt of Borrower owing to Kenneth L. Caravati, Michael Caravati, Daniel F. Salkeld, and Albert A. Messier in an original principal amount of $480,000 (together with capitalized interest, fees, costs and other amounts) incurred pursuant to the terms of the Subordinated Debt Documents.
     “Subordinated Debt Documents” means (i) the Promissory Note, dated July 26, 2004, executed by Borrower and payable to Kenneth L. Caravati in the stated principal amount of $250,000, and the Subordination Agreement dated the date hereof among Mr. Caravati, Borrower and Administrative Agent, (ii) the Promissory Note, dated July 26, 2004, executed by Borrower payable to C. Michael Caravati in the stated principal amount of $250,000, and the Subordination Agreement dated the date hereof among Mr. Caravati, Borrower and Administrative Agent, (iii) the Promissory Note, dated May 11, 2005, executed by Borrower payable to Albert A. Messier in the stated principal amount of $100,000, and the Subordination Agreement dated the date hereof among Mr. Messier, Borrower and Administrative Agent, and (iv) Promissory Note, dated May 11, 2005, executed by Borrower payable to Daniel F. Salkeld in the stated principal amount of $130,000 and the Subordination Agreement dated the date hereof among Mr. Salkeld, Borrower and Administrative Agent.
     “Subordination Agreements” means (i) the Subordination Agreement dated the date hereof among Kenneth L. Caravati, Borrower and Administrative Agent, (ii) the Subordination Agreement dated the date hereof among Michael. Caravati, Borrower and Administrative Agent, (iii) the Subordination Agreement dated the date hereof among Albert A. Messier, Borrower and Administrative Agent, and (iv) the Subordination Agreement dated the date hereof among Daniel F. Salkeld, Borrower and Administrative Agent.
     “Subsidiary” means, with respect to any Person, (i) any corporation (other than SSG as long as Borrower shall not own 100% of the issued and outstanding shares of common stock of SSG), of which an aggregate of more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such capital stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower.

     “Support Agreement” has the meaning set forth in Section 2.5(a).
     “Supported Letter of Credit” means a Letter of Credit issued by an LC Issuer in reliance on one or more Support Agreements.
     “Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is intended to provide protection against fluctuations in interest or currency exchange rates.
     “Swingline Lender” means Merrill Lynch or any Lender expressly identified by Merrill Lynch as the Swingline Lender or, if Merrill Lynch shall at any time resign as Swingline Lender, a Lender other than Merrill Lynch selected by Administrative Agent in its sole discretion and reasonably acceptable to Borrower.
     “Swingline Loan” has the meaning set forth in Section 2.2(e).
     “Swingline Loan Borrowing” means a borrowing of a Swingline Loan.
     “Swingline Loan Limit” means, at any time, the smallest of the following amounts: (i) $0, (ii) the Revolving Loan Commitment minus the amount of Revolving Loan Outstandings and (iii) the Borrowing Base minus the amount of Revolving Loan Outstandings.
     “Swingline Loan Note” has the meaning set forth in Section 2.4.
     “Swingline Loan Outstandings” means, at any time of calculation, the then existing aggregate outstanding principal amount of Swingline Loans.
     “Target” has the meaning set forth in Section 5.8(c).
     “Taxes” has the meaning set forth in Section 2.8.
     “Term Loan” has the meaning set forth in Section 2.1(a).
     “Term Loan Commitment Percentage” means, as to any Lender, (i) on the Closing Date, the percentage set forth opposite such Lender’s name in the applicable table on the Commitment Annex under the column “Term Loan Commitment Percentage” (if such Lender’s name is not so set forth thereon, then, on the Closing Date, such percentage for such Lender shall be deemed to be zero) and (ii) on any date following the Closing Date, the percentage equal to the principal amount of the Term Loan held by such Lender on such date divided by the aggregate principal amount of the Term Loan on such date.
     “Term Note” has the meaning set forth in Section 2.4.
     “Termination Date” has the meaning set forth in Section 2.2(c).
     “Total Debt” has the meaning provided in the Compliance Certificate.

     “UCC” means the Uniform Commercial Code of the State of Illinois or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
     “United States” means the United States of America.
     “Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the equity securities (other than, in the case of a corporation, directors’ qualifying shares, to the extent legally required) are directly or indirectly owned and controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person.
     Section 1.2 Accounting Terms and Determinations.
     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of Borrower and its Consolidated Subsidiaries delivered to Administrative Agent and each of the Lenders. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     Section 1.3 Other Definitional Provisions and References.
     References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence in Borrower’s and each other Credit Party’s performance under this Agreement and all other Financing Documents. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States.

References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. References to the “discretion” or “election” of Administrative Agent, the Required Lenders, or the Required Revolving Lenders shall be deemed to mean its or their sole and absolute discretion or election (whether or not so stated with each particular use), unless reasonable discretion is specified.
ARTICLE 2
LOANS AND LETTERS OF CREDIT
     Section 2.1 Term Loan.
     (a) Term Loan Amounts. On the terms and subject to the conditions set forth herein, the Lenders hereby agree to make a term loan in an original principal amount equal to $10,000,000 (“Term Loan”) on the Closing Date. Each Lender’s obligation to fund the Term Loan shall be limited to such Lender’s Term Loan Commitment Percentage of the Term Loan, and no Lender shall have any obligation to fund any portion of the Term Loan required to be funded by any other Lender, but not so funded. Borrower shall not have any right to reborrow any portion of the Term Loan which is repaid or prepaid from time to time.
     (b) Scheduled Repayments. There shall become due and payable, and Borrower shall repay the Term Loan through, twelve (12) scheduled payments, as follows: the first eleven (11) installments shall be in the principal amount of $500,000 and shall be due and payable on the last day of each March, June, September and December, commencing on September 30, 2006 and continuing through and including March 31, 2009, and a twelfth (12th) and final payment of the remaining outstanding principal amount of the Term Loan shall be due and payable on the Commitment Expiry Date. Notwithstanding the payment schedule set forth above, the outstanding principal amount of the Term Loan shall become immediately due and payable in full on the Termination Date.
     (c) Mandatory Prepayments. There shall become due and payable and Borrower shall prepay the Term Loan (and the Revolving Loans and Swingline Loans, to the extent required by Section 2.1(e)(i)) in the following amounts and at the following times:
          (i) on the date on which any Credit Party (or Administrative Agent as loss payee or assignee) receives any Major Casualty Proceeds, an amount equal to one hundred percent (100%) of such Major Casualty Proceeds; provided, that, so long as no Default or Event of Default has occurred and is continuing, the recipient (other than Administrative Agent) of any Major Casualty Proceeds may reinvest the amount of such Major Casualty Proceeds within ninety (90) days, in replacement assets comparable to the assets giving rise to such Major Casualty Proceeds; provided, that the aggregate amount which may be reinvested by Borrower and its Subsidiaries pursuant to the preceding proviso may not exceed $250,000 in any Fiscal Year; provided, further, that if the applicable Credit Party does not intend to fully reinvest such Major Casualty Proceeds, or if the time period set forth in this sentence expires without such Credit Party having reinvested such Major Casualty Proceeds, Borrower shall prepay the Loans in an amount equal to such Major Casualty Proceeds (to the extent not reinvested or intended to be reinvested within such time period);
          (ii) upon receipt by any Credit Party of the proceeds from the issuance and sale of any Debt or equity securities (other than (1) proceeds of Debt securities expressly permitted pursuant to Section 5.1, (2) proceeds of the issuance of equity securities to Borrower or any Wholly-Owned Subsidiary), and (3) proceeds of the issuance of equity securities of Borrower (or a parent company of Borrower) upon the exercise of any stock option to acquire securities of Borrower, in each case in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such issuance and sale;
          (iii) upon receipt by any Credit Party of the proceeds of any Asset Disposition, an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Asset Disposition; provided, that no prepayment shall be required pursuant to this Section 2.1(c)(iii) unless and until the aggregate Net Cash Proceeds received during any Fiscal Year from Asset Dispositions exceeds $350,000 (in which case all Net Cash Proceeds in excess of such amount shall be used to make prepayments pursuant to this Section 2.1(c)(iii)), and provided, that, so long as no Default or Event of Default has occurred and is continuing, the recipient of such Net Cash Proceeds may reinvest the amount of such Net Cash Proceeds within ninety (90) days, in replacement fixed assets of a kind then used or usable in the business of such Credit Party. If the applicable Credit Party does not intend to so reinvest such Net Cash Proceeds, or if the time period set forth in the immediately preceding sentence expires without such Credit Party having reinvested such Net Cash Proceeds, Borrower shall prepay the Loans in an amount equal to such Net Cash Proceeds; and
          (iv) upon receipt by any Credit Party of any Extraordinary Receipts, an amount equal to one hundred percent (100%) of such Extraordinary Receipts.
Any amounts permitted to be reinvested pursuant to the preceding clauses (ii) or (iii) shall be immediately applied by Borrower as a prepayment against then outstanding Revolving Loans, and Administrative Agent shall establish a Reserve (the “Reinvestment Reserve”) against the Revolving Loan Limit in an amount equal to such permitted reinvestment amount. So long as no Default or Event of Default then exists, Administrative Agent shall permit Revolving Loan Borrowings to finance the making of reinvestments permitted pursuant to the preceding clauses (ii) and (iii), and shall concurrently reduce the Reinvestment Reserve by an equivalent amount. Any remaining portion of the Reinvestment Reserve shall be reduced to zero (0) upon the expiration of the applicable reinvestment periods pursuant to the preceding clauses (ii) and (iii).
     (d) Optional Prepayments. Borrower may from time to time, with at least two (2) Business Days prior delivery to Administrative Agent of an appropriately completed Payment Notification, prepay any Term Loan in whole or in part, without premium or penalty; provided that any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000.

     (e) All Prepayments.
          (i) Any prepayment of a LIBOR Loan (including a prepayment in respect of a permanent reduction of the Revolving Loan Commitment) on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 2.3(e)(iv). All prepayments of a Loan (including a prepayment in respect of a permanent reduction of the Revolving Loan Commitment) shall be applied first to that portion of such Loan comprised of Base Rate Loans and then to that portion of such Loan comprised of LIBOR Loans, in direct order of Interest Period maturities. Any required prepayment in respect of either Major Casualty Proceeds or Net Cash Proceeds of any Asset Disposition shall be applied first against outstanding Revolving Loans and Swingline Loans, to the extent that, after giving effect to the event giving rise to such proceeds, and any related modification of the most recently delivered Borrowing Base Certificate to reflect such event, a mandatory prepayment of Revolving Loans and/or Swingline Loans would be required pursuant to either of Section 2.2(c)(ii) or Section 2.2(e)(i), with the remaining amount of such proceeds being applied to the Term Loan as provided herein. All prepayments of the Term Loan shall be applied in the inverse order of maturity to the remaining installments thereof. Following the payment in full of the Term Loan, any remaining amounts required by Section 2.1(c) to be used to prepay the Term Loan shall instead be applied first, as a repayment of the outstanding Revolving Loans pro rata among all Lenders having a Revolving Loan Commitment Percentage and second, at any time the Revolving Loans have been repaid in full, as a repayment of the outstanding Swingline Loans.
          (ii) Borrower shall deliver to Administrative Agent an appropriately completed Payment Notification at least two (2) Business Days prior to each mandatory prepayment pursuant to Section 2.1(c) and each voluntary prepayment pursuant to Section 2.1(d), and Administrative Agent shall promptly notify each Lender of such notice.
     Section 2.2 Revolving Loans and Swingline Loans.
     (a) Revolving Loans and Borrowings.
     (i) On the terms and subject to the conditions set forth herein, each Lender severally agrees to make Loans to Borrower from time to time as set forth herein (each a “Revolving Loan”, and collectively, “Revolving Loans”) equal to such Lender’s Revolving Loan Commitment Percentage of Revolving Loans requested by Borrower hereunder, provided that after giving effect thereto, the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit. Within the foregoing limits, Borrower may borrow under this Section 2.2(a)(i), may prepay or repay Revolving Loans from time to time and may reborrow Revolving Loans pursuant to this Section 2.2(a)(i).
     (ii) If Borrower requests that Revolving Lenders make, or permit to remain outstanding, Revolving Loans in an aggregate principal amount in excess of the then existing Revolving Credit Limit, Administrative Agent may in its discretion (unless otherwise determined by Required Revolving Lenders) elect to cause all Revolving Lenders to make, or permit to remain outstanding, such excess Revolving Loans (such excess Revolving Loans being referred to as “Overadvance Revolving Loans”), provided, however, that Revolving Lenders shall not make, or permit to remain outstanding, (a) Revolving Loans in excess of the Revolving Loan Commitment less the sum at such time of (i) the Swingline Loan Outstandings and (ii) the Letter of Credit Liabilities or (b) Overadvance Revolving Loans in excess of 10% of the Revolving Loan Commitment. If Overadvance Revolving Loans are made, or permitted to remain outstanding, pursuant to the preceding sentence, then (a) clauses (i) and (ii) of the definition of Revolving Loan Limit and clauses (ii) and (iii) of the definition of Swingline Loan Limit, respectively, shall each be deemed increased by the amount of such permitted Overadvance Revolving Loans, but only for so long as such Overadvance Revolving Loans are outstanding and (b) all Revolving Lenders shall be bound to make, or permit to remain outstanding such Overadvance Revolving Loans based upon their Pro Rata Shares of the Revolving Loan Commitment in accordance with the terms of this Agreement.
     (b) Advancing Revolving Loans.
          (i) Borrower shall deliver to Administrative Agent a Notice of Borrowing with respect to each proposed Revolving Loan Borrowing (other than Revolving Loans made pursuant to clause (iii) below), such Notice of Borrowing to be delivered no later than noon (Chicago time) (1) on the day of such proposed borrowing, in the case of Base Rate Loans in an aggregate principal amount equal to or less than $5,000,000, (2) on the Business Day prior to such proposed borrowing, in the case of Base Rate Loans in an aggregate principal amount greater than $5,000,000 and (3) on the third (3rd) Business Day prior to such proposed borrowing, in the case of all LIBOR Loans. Once given, except as provided in Section 2.3(e)(ii), a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby.
          (ii) Borrower hereby authorizes Lenders and Administrative Agent to make Revolving Loans (other than LIBOR Loans) based on telephonic notices made by any Person which Administrative Agent, in good faith, believes to be acting on behalf of Borrower. Borrower agrees to deliver to Administrative Agent a Notice of Borrowing in respect of each Revolving Loan requested by telephone no later than one Business Day following such request. If the Notice of Borrowing differs in any respect from the action taken by Administrative Agent and Lenders, the records of Administrative Agent and the Lenders shall govern absent manifest error. Borrower further hereby authorizes Lenders and Administrative Agent to make Revolving Loans based on electronic notices made by any Person which Administrative Agent, in good faith, believes to be acting on behalf of Borrower, but only after Administrative Agent shall have established procedures acceptable to Administrative Agent for accepting electronic Notices of Borrowing, as indicated by Administrative Agent’s written confirmation thereof.
          (iii) Borrower and each Revolving Lender hereby authorizes Administrative Agent to make Revolving Loans (which shall be Base Rate Loans) on behalf of Revolving Lenders, at any time in its sole discretion, (x) as provided in Section 2.2(e)(ii), with respect to obligations arising in respect of Swingline Loans, (y) as provided in Section 2.5(c), with respect to obligations arising under Support Agreements and/or Lender Letters of Credit, and (z) to pay principal owing in respect of the Loans (excluding principal payments in respect of the Loans, commencing one Business Day following receipt by Administrative Agent of a written notice from any Lender, in accordance with the provisions of Section 11.11, of the occurrence of an Event of Default) and interest, fees, expenses and other charges of any Credit Party from time to time arising under this Agreement or any other Financing Document, so long as, in each case after giving effect to any such Revolving Loans, the Revolving Loan Outstandings do not exceed the Revolving Loan Limit; provided, that (1) Administrative Agent shall have no obligation at any time to make any Revolving Loan pursuant to the provisions of the preceding sub-clause (z) and (2) Administrative Agent shall have no right to make Revolving Loans (A) as provided in each of Section 2.2(e)(ii) and Section 2.5(c) for the account of any Revolving Lender that was a Non-Funding Revolving Lender at the time Swingline Lender advanced a Swingline Loan, Administrative Agent executed a Support Agreement, or at the time of issuance of any Lender Letter of Credit, for which, in any case, reimbursement obligations have arisen pursuant to either Section 2.2(e)(ii) and/or Section 2.5(c) and (B) for the account of any then existing Non-Funding Revolving Lender to pay interest, fees, expenses and other charges of any Credit Party (other than reimbursement obligations that have arisen pursuant to either Section 2.2(e)(ii) and/or Section 2.5(c) in respect of Support Agreements executed or Lender Letters of Credit issued at the time any such Non-Funding Revolving Lender was not then a Non-Funding Revolving Lender). Subject to the preceding provisions of this clause (iii), Administrative Agent shall have the right to make Revolving Loans pursuant to the provisions of this clause (iii) regardless of whether the conditions precedent set forth in Section 8.3 are then satisfied, including the existence of any Default or Event of Default either before or after giving effect to the making of such Revolving Loans.
     (c) Mandatory Revolving Loan Repayments and Prepayments.
          (i) The Revolving Loan Commitment shall terminate upon the earlier to occur of (i) the Commitment Expiry Date and (ii) any date on which Administrative Agent or Required Lenders elect to terminate the Revolving Loan Commitment pursuant to Section 9.2 (such earlier date being the “Termination Date”). On the Termination Date, there shall become due, and Borrower shall pay the entire outstanding principal amount of each Revolving Loan and of each Swingline Loan, together with accrued and unpaid Obligations pertaining thereto.
          (ii) If at any time the Revolving Loan Outstandings exceed the Revolving Loan Limit, then, on the next succeeding Business Day, Borrower shall repay the Revolving Loans and/or Swingline Loans or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.5(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such excess.
     (d) Optional Prepayments; Permanent Reduction of Revolving Loan Commitment; Early Termination.
          (i) Subject to the provisions of Section 2.3(e)(iv), Borrower may from time to time prepay the Revolving Loans and/or Swingline Loans in whole or in part, without premium or penalty; provided that any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000.
          (ii) After the effectiveness of the Acquisition Revolving Loan Commitment Increase, Borrower may voluntarily elect to permanently reduce the Revolving Loan Commitment, in part from time to time, by giving the Administrative Agent an appropriately completed Payment Notification not less then two (2) Business Days prior to the requested permanent reduction as follows; (i) the aggregate amount of permanent reductions that Borrower may elect may not exceed (A) after the effectiveness of both the Optional Revolving Loan Commitment Increase and the Acquisition Revolving Loan Commitment Increase, $10,000,000, and (B) after the effectiveness of the Acquisition Revolving Loan Commitment Increase, but before the effectiveness of the Optional Revolving Loan Commitment Increase, $5,000,000; (ii) each such reduction shall be $1,000,000 or an integral multiple of $1,000,000 in excess thereof; and (iii) no such reduction shall be made that would result in the payment or prepayment of any portion of any LIBOR Loan on any date other than the last day of the Interest Period for such LIBOR Loan. Each such reduction shall be accompanied by a prepayment of the Loans in the amount, if any, necessary to make the aggregate outstanding principal balance of the Revolving Loan Outstandings less then the Revolving Loan Limit. Each such reduction shall reduce the Revolving Loan Commitment Amount between or among the Lenders pro rata in accordance with each Lender’s Pro Rata Share. Except as otherwise mutually agreed to by Borrower and the Administrative Agent, only one (1) request by Borrower to permanently reduce the Revolving Credit Commitment may be made by Borrower during any twelve (12) month period during the term of this Agreement.
          (iii) Borrower may, upon not less than thirty (30) days’ prior written notice to Administrative Agent, terminate this Agreement by making a full and final payment to Administrative Agent, for its benefit and the benefit of all Lenders and all LC Issuers, of all Obligations (including, without limitation, at the option of Administrative Agent, providing cash collateral to be held by Administrative Agent in respect of all outstanding Letter of Credit Liabilities in the manner specified in Section 2.5(e), or canceling all outstanding Letters of Credit, or any combination of the foregoing, all in form and substance satisfactory to Administrative Agent). Upon termination of this Agreement in accordance with this paragraph, the unused line fee required by Section 2.3(b) shall not thereafter be payable.
     (e) Swingline Loans.
          (i) Swingline Lender may, from time to time, at its sole election and without prior notice to or consent by any Lender or Borrower, convert any request or deemed request by Borrower for a Revolving Loan that is a Base Rate Loan into a request for an advance made by, and for the account of, Swingline Lender in accordance with the terms of this Agreement (each such advance, a “Swingline Loan”). Each Swingline Loan shall be a Base Rate Loan, and shall be advanced by Swingline Lender in the same manner as Revolving Loans are advanced hereunder, in accordance with the provisions of Section 2.2(b). Swingline Lender shall have the right (but not the obligation) to advance Swingline Loans regardless of whether the conditions precedent set forth in Section 8.3 are then satisfied, including the existence of any Default or Event of Default either before or after giving effect to the making of such Swingline Loan; provided, that Swingline Lender shall not advance any Swingline Loan if the Swingline Loan Outstandings exceed the Swingline Loan Limit, either before or after giving effect to the making of any proposed Swingline Loan. If at any time the Swingline Loan Outstandings exceed the Swingline Loan Limit, then, on the next succeeding Business Day, Borrower shall repay Revolving Loans and/or Swingline Loans or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.5(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such excess.

          (ii) Swingline Lender shall give Administrative Agent prompt notice of each Swingline Loan advanced by Swingline Lender. In the event that on any Business Day Swingline Lender desires that all or any portion of the outstanding Swingline Loans should be reduced, in whole or in part, Swingline Lender shall notify Administrative Agent to that effect and indicate the portion of the Swingline Loan to be so reduced. Administrative Agent agrees to transmit to Revolving Lenders the information contained in each notice received by Administrative Agent from Swingline Lender regarding the reduction of outstanding Swingline Loans and shall concurrently notify such Lenders of each such Lender’s Pro Rata Share of the obligation to make a Revolving Loan to repay outstanding Swingline Loans (or the applicable portion thereof). Each of the Revolving Lenders, other than any Revolving Lender that was a Non-Funding Revolving Lender at the time the applicable Swingline Loans were advanced, hereby unconditionally and irrevocably agrees to fund to the Payment Account, for the benefit of Swingline Lender, not later than noon (Chicago time) on the Business Day immediately following the Business Day of such Lender’s receipt of such notice from Administrative Agent (provided that if any Revolving Lender shall receive such notice at or prior to 10:00 a.m. (Chicago time) on a Business Day, such funding shall be made by such Lender on such Business Day), such Lender’s Pro Rata Share of a Revolving Loan (which Revolving Loan shall be a Base Rate Loan and shall be deemed to be requested by Borrower) in the principal amount of such portion of the Swingline Loan which is required to be paid to Swingline Lender under this Section 2.2(e). The proceeds of any such Revolving Loans shall be immediately paid over to Administrative Agent for the benefit of Swingline Lender for application against then outstanding Swingline Loans. For purposes of this clause (ii), Swingline Lender shall be conclusively entitled to assume that, at the time of the advance of any Swingline Loan, each Revolving Lender, other than any then existing Non-Funding Revolving Lender, will fund its Pro Rata Share of the Revolving Loans provided for in this clause (ii).
          (iii) In the event that, at any time any Swingline Loans are outstanding, either (1) an Event of Default pursuant to either Section 9.1(f) or 9.1(g) has occurred or (2) the Revolving Loan Commitment has been suspended or terminated in accordance with the provisions of this Agreement, then in either case, each of the Revolving Lenders (other than Swingline Lender and any Revolving Lender that was a Non-Funding Revolving Lender at the time the applicable Swingline Loans were advanced) shall be deemed to have irrevocably and immediately purchased and received from Swingline Lender, without recourse or warranty, an undivided interest and participation in the Swingline Loan in an amount equal to such Lender’s Revolving Loan Commitment Percentage (but recalculated to disregard any interest of any Non-Funding Revolving Lender in the Revolving Loans) multiplied by the total amount of the Swingline Loans outstanding. Any purchase obligation arising pursuant to the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstances whatsoever. In the event that on any Business Day Swingline Lender desires to effect settlement of any such purchase, Swingline Lender shall promptly notify Administrative Agent to that effect and indicate the payment amounts required by each Lender to effect such settlement. Administrative Agent agrees to transmit to Revolving Lenders the information contained in each notice received by Administrative Agent from Swingline Lender and shall concurrently notify such Lenders of each such Lender’s Pro Rata Share of the required payment settlement amount. Each such Lender (other than Non-Funding Revolving Lenders, as specified above) shall effect such settlement upon receipt of any such notice by transferring to the

Payment Account not later than noon (Chicago time) on the Business Day immediately following the Business Day of receipt of such notice (provided that if any such Lender shall receive such notice at or prior to 10:00 a.m. (Chicago time) on a Business Day, such funding shall be made by such Lender on such Business Day), an amount equal to such Lender’s participation in the Swingline Loan.
          (iv) In the event any Revolving Lender (other than Non-Funding Revolving Lenders, as specified above) fails to make available to Swingline Lender when due the amount of such Lender’s participation in the Swingline Loans, Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate, for the first three (3) days following the due date, and thereafter at the Base Rate plus the Base Rate Margin in respect of Swingline Loans. Any Lender’s failure to make any payment requested under this Section 2.2(e) shall not relieve any other Lender of its obligations hereunder, but no Lender shall be responsible for the failure of any other Lender to make available to Swingline Lender such other Lender’s required payment hereunder. The obligations of the Lenders under this Section 2.2(e) shall be deemed to be binding upon Administrative Agent, Swingline Lender and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to Borrower or any other Credit Party.
     (f) Optional Revolving Loan Commitment Increase Request. Provided no Default or Event of Default shall have occurred and shall be continuing, Borrower may request that the Lenders increase the Revolving Loan Commitment by an amount not greater than $10,000,000 in the aggregate (the “Optional Revolving Loan Commitment Increase”), as set forth on the Commitment Annex in the table under the heading “After Effectiveness of the Optional Revolving Loan Commitment Increase”. The Optional Revolving Loan Commitment Increase shall be subject to the approval of Administrative Agent and the Lenders in their respective sole discretion, and shall also be subject to the terms and provisions of Section 4.11, including, without limitation, such modifications to the Financing Documents as Administrative Agent shall reasonably request as necessary to effect the Optional Revolving Loan Commitment Increase, and other matters considered appropriate by Agent in its reasonable discretion. Only one such increase in the Revolving Loan Commitment may be requested by Borrower pursuant to this Section 2.2(f).
     (g) Acquisition Revolving Loan Commitment Increase Request. Provided no Default or Event of Default shall have occurred and shall be continuing, upon the satisfaction of the Acquisition Revolving Loan Commitment Increase Conditions, Borrower may request that the Lenders increase the Revolving Loan Commitment by $15,000,000 as set forth on the Commitment Annex in the table under the heading “After Effectiveness of Acquisition Revolving Loan Commitment Increase” (the “Acquisition Revolving Loan Commitment Increase”). The Acquisition Revolving Loan Commitment shall be subject to the approval of Administrative Agent and the Lenders in their respective sole discretion, and shall also be subject to the terms and provisions of Section 4.11, including, without limitation, such modifications to the Financing Documents as Administrative Agent shall reasonably request as necessary to effect the Acquisition Revolving Loan Commitment Increase, and other matters considered appropriate by Agent in its reasonable discretion. Only one such increase in the Revolving Loan Commitment may be requested by Borrower pursuant to this Section 2.2(g).
     Section 2.3 Interest, Interest Calculations and Certain Fees.
     (a) Interest. From and following the Closing Date, depending upon Borrower’s election from time to time, subject to the terms hereof, to have portions of the Loans accrue interest determined by reference to the Base Rate or the LIBOR, the Loans and the other Obligations shall bear interest at the applicable rates set forth below:
          (i) If a Base Rate Loan, or any other Obligation other than a LIBOR Loan, then at the sum of the Base Rate plus the applicable Base Rate Margin.
          (ii) If a LIBOR Loan, then at the sum of the LIBOR plus the applicable LIBOR Margin.
     (b) Unused Line Fee. From and following the Closing Date, Borrower shall pay Administrative Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (1) (a) the Revolving Loan Commitment less (b) the average daily balance of the Revolving Loan Outstandings during the preceding month, multiplied by (2) 0.375% per annum. Such fee is to be paid quarterly in arrears on the last day of each calendar quarter.
     (c) Administrative Agent Fee Letter. Borrower shall pay Administrative Agent the fees set forth in the Administrative Agent Fee Letter in accordance with the terms and provisions thereof.
     (d) Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Base Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Base Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged. Interest on all Base Rate Loans is payable in arrears on the last day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.
     (e) LIBOR Provisions.
          (i) LIBOR Election. All Loans made on the Closing Date shall be Base Rate Loans and shall remain so until three (3) Business Days after the Closing Date. Thereafter, subject to the provisions of Section 9.4, Borrower may request that Revolving Loans permitted to be made hereunder be LIBOR Loans, that outstanding portions of Revolving Loans permitted to be made hereunder and outstanding portions of each Term Loan be converted to LIBOR Loans and that all or any portion of a LIBOR Loan be continued as a LIBOR Loan upon expiration of the applicable Interest Period. Any such request will be made by submitting a Notice of Borrowing to Administrative Agent. Once given, and except as provided in clause (ii) below, a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new Notice of Borrowing submitted to Administrative Agent not less than three (3) Business Days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Base Rate Loan. There may be no more than six (6) LIBOR Loans outstanding at any one time. Each request for a LIBOR Loan, whether by original issuance, conversion or continuation, shall be in a minimum amount of $250,000 and, if in excess of such amount, in an integral multiple of $50,000 in excess of such amount. Loans which are not requested as LIBOR Loans in accordance with this Section 2.3(e)(i) shall be Base Rate Loans. Administrative Agent shall notify Lenders, by telephonic or facsimile notice, of each Notice of Borrowing received by Administrative Agent not less than two (2) Business Days prior to the first day of the Interest Period of the LIBOR Loan requested thereby.
          (ii) Inability to Determine LIBOR. In the event, prior to commencement of any Interest Period relating to a LIBOR Loan, Administrative Agent shall determine or be notified by Required Lenders that adequate and reasonable methods do not exist for ascertaining LIBOR, Administrative Agent shall promptly provide notice of such determination to Borrower and Lenders (which shall be conclusive and binding on Borrower and Lenders). In such event (1) any request for a LIBOR Loan or for a conversion to or continuation of a LIBOR Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (2) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan and (3) the obligations of Lenders to make LIBOR Loans shall be suspended until Administrative Agent or Required Lenders determine that the circumstances giving rise to such suspension no longer exist, in which event Administrative Agent shall so notify Borrower and Lenders.
          (iii) Illegality. Notwithstanding any other provisions hereof, if any Law shall make it unlawful for any Lender to make, fund or maintain LIBOR Loans, such Lender shall promptly give notice of such circumstances to Administrative Agent, Borrower and the other Lenders. In such an event, (1) the commitment of such Lender to make LIBOR Loans, continue LIBOR Loans as LIBOR Loans or convert Base Rate Loans to LIBOR Loans shall be immediately suspended and (2) such Lender’s outstanding LIBOR Loans shall be converted automatically to Base Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by law.
          (iv) LIBOR Breakage Fee. Upon (i) any default by Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower’s delivery to Administrative Agent of any applicable Notice of Borrowing or (ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall promptly pay Administrative Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, an amount equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) in connection with the re-employment of such funds) that any Lender may sustain as a result of such default or such payment. For purposes of calculating amounts payable to a Lender under this paragraph, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.
          (v) Increased Costs. If, after the Closing Date, the adoption or taking effect of, or any change in, any Law, or any change in the interpretation, administration or application of any Law by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (1) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the LIBOR pursuant to the provisions of this Agreement), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Lender; or (2) shall impose on any Lender any other condition affecting its LIBOR Loans, any of its Notes (if any) or its obligation to make LIBOR Loans; and the result of anything described in clauses (1) above and (2) is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under any of its Notes (if any) with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrower shall promptly pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.
     Section 2.4 Notes.
     The portion of the Term Loan made by each Lender shall be evidenced, if so requested by such Lender, by a promissory note executed by Borrower (a “Term Note”), and the portion of the Revolving Loans made by each Lender shall be evidenced, if so requested by such Lender, by a promissory note executed by Borrower (a “Revolving Loan Note”) in an original principal amount equal to such Lender’s Pro Rata Share of the Term Loan, and the Revolving Loan Commitment, respectively. The Swingline Loans made by Swingline Lender shall be evidenced, if so requested by Swingline Lender, by a promissory note executed by Borrower (a “Swingline Loan Note”) in an original principal amount equal to the amount identified in clause (i) of the definition of Swingline Loan Limit.

     Section 2.5 Letters of Credit and Letter of Credit Fees.
     (a) Letter of Credit. On the terms and subject to the conditions set forth herein, the Revolving Loan Commitment may be used by Borrower, in addition to the making of Revolving Loans hereunder, for the issuance, prior to the Termination Date, by (i) Administrative Agent, of letters of credit, guarantees or other agreements or arrangements (each, a “Support Agreement”) to induce an LC Issuer to issue or increase the amount of, or extend the expiry date of, one or more Letters of Credit and (ii) a Lender, identified by Administrative Agent, as an LC Issuer, of one or more Lender Letters of Credit, so long as, in each case:
          (i) Administrative Agent shall have received a Notice of LC Credit Event at least two (2) Business Days before the relevant date of issuance, increase or extension; and
          (ii) after giving effect to such issuance, increase or extension, (x) the aggregate Letter of Credit Liabilities under all Letters of Credit do not exceed $4,000,000 and (y) the Revolving Loan Outstandings do not exceed the Revolving Loan Limit.
Nothing in this Agreement shall be construed to obligate any Lender to issue, increase the amount of or extend the expiry date of any letter of credit, which act or acts, if any, shall be subject to agreements to be entered into from time to time between Borrower and such Lender. Each Lender that is an LC Issuer hereby agrees to give Administrative Agent prompt written notice of each issuance of a Lender Letter of Credit by such Lender and each payment made by such Lender in respect of Lender Letters of Credit issued by such Lender.
     (b) Letter of Credit Fee. Borrower shall pay to Administrative Agent, for the benefit of the Revolving Lenders, a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the LIBOR Margin then applicable to Revolving Loans. Such fee shall be payable in arrears on the last day of each calendar month prior to the Termination Date and on such date. In addition, Borrower agrees to pay promptly to the LC Issuer any fronting or other fees that it may charge in connection with any Letter of Credit.
     (c) Reimbursement Obligations of Borrower. If either (x) Administrative Agent shall make a payment to an LC Issuer pursuant to a Support Agreement, or (y) any Lender shall honor any draw request under, and make payment in respect of, a Lender Letter of Credit, (i) Borrower shall promptly reimburse Administrative Agent or such Lender, as applicable, for the amount of such payment and (ii) Borrower shall be deemed to have immediately requested that Revolving Lenders make a Revolving Loan, which shall be a Base Rate Loan, in a principal amount equal to the amount of such payment (but solely to the extent Borrower shall have failed to directly reimburse Administrative Agent or, with respect to Lender Letters of Credit, the applicable LC Issuer, for the amount of such payment). Administrative Agent shall promptly notify Revolving Lenders of any such deemed request and each Revolving Lender (other than any such Revolving Lender that was a Non-Funding Revolving Lender at the time the applicable Supported Letter of Credit or Lender Letter of Credit was issued) hereby agrees to make available to Administrative Agent not later than noon (Chicago time) on the Business Day following such notification from Administrative Agent such Revolving Lender’s Pro Rata Share of such Revolving Loan

(calculated to disregard any interest of any Non-Funding Revolving Lender in the Revolving Loans). Each Revolving Lender (other than any applicable Non-Funding Revolving Lender specified above) hereby absolutely and unconditionally agrees to fund such Revolving Lender’s Pro Rata Share of the Loan described in the immediately preceding sentence, unaffected by any circumstance whatsoever, including (without limitation) (i) the occurrence and continuance of a Default or Event of Default, (ii) the fact that, whether before or after giving effect to the making of any such Revolving Loan, the Revolving Loan Outstandings exceed or will exceed the Revolving Loan Limit and/or (iii) the non-satisfaction of any conditions set forth in Section 8.3. Administrative Agent hereby agrees to apply the gross proceeds of each Revolving Loan deemed made pursuant to this Section 2.5(c) in satisfaction of Borrower’s reimbursement obligations arising pursuant to this Section 2.5(c). Borrower shall pay interest, on demand, on all amounts so paid by Administrative Agent for each day until Borrower reimburses Administrative Agent therefor at a rate per annum equal to the then current interest rate applicable to Revolving Loans (which are Base Rate Loans) for such day.
     (d) Reimbursement and Other Payments by Borrower. The obligations of Borrower to reimburse Administrative Agent and/or the applicable LC Issuer pursuant to Section 2.5(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:
          (i) any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document;
          (ii) the existence of any claim, set-off, defense or other right which Borrower may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), Administrative Agent, any Lender or any other Person, whether in connection with any Financing Document or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
          (iii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
          (iv) any affiliation between the LC Issuer and Administrative Agent; or
          (v) to the extent permitted under applicable Law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
     (e) Deposit Obligations of Borrower. In the event any Letters of Credit are outstanding at the time that Borrower prepays or is required to repay the Obligations or the Revolving Loan Commitment is terminated, Borrower shall (i) deposit with Administrative Agent for the benefit of all Revolving Lenders cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Liabilities to be available to Administrative Agent, for its benefit and the benefit of issuers of Lender Letters of Credit, to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (ii) prepay the fee payable under Section 2.5(b) with respect to such Letters of

Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit and provided no Event of Default then exists, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower, together with the deposit described in the preceding clause attributable to such Letter of Credit, but only to the extent not previously applied by Administrative Agent in the manner described herein.
     (f) Participations in Support Agreements and Lender Letters of Credit.
          (i) Concurrently with the issuance of each Supported Letter of Credit, Administrative Agent shall be deemed to have sold and transferred to each Revolving Lender (other than any Non-Funding Revolving Lenders at the time of such issuance), and each such Revolving Lender shall be deemed irrevocably and immediately to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender’s Pro Rata Share of the Revolving Loan Commitment, Administrative Agent’s Support Agreement liabilities and obligations in respect of such Letters of Credit and Borrower’s Reimbursement Obligations with respect thereto (calculated to disregard any interest of any Non-Funding Revolving Lender in the Revolving Loans). Concurrently with the issuance of each Lender Letter of Credit, the LC Issuer in respect thereof shall be deemed to have sold and transferred to each Revolving Lender (other than any Non-Funding Revolving Lenders at the time of such issuance), and each such Revolving Lender shall be deemed irrevocably and immediately to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender’s Pro Rata Share of the Revolving Loan Commitment, such Lender Letter of Credit and Borrower’s Reimbursement Obligations with respect thereto (calculated to disregard any interest of any Non-Funding Revolving Lender in the Revolving Loans). Any purchase obligation arising pursuant to the immediately two preceding sentences shall be absolute and unconditional and shall not be affected by any circumstances whatsoever.
          (ii) If either (x) Administrative Agent makes any payment or disbursement under any Support Agreement and/or (y) an LC Issuer makes any payment or disbursement under any Lender Letter of Credit, and (A) Borrower has not reimbursed Administrative Agent or, as applicable, the applicable LC Issuer, with respect to any Lender Letter of Credit in full for such payment or disbursement in accordance with Section 2.5(c), or (B) any reimbursement received by Administrative Agent or any LC Issuer from Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Credit Party or otherwise, each Revolving Lender (other than any Revolving Lender that was a Non-Funding Revolving Lender at the time of the issuance of such Supported Letter of Credit or Lender Letter of Credit) shall be irrevocably and unconditionally obligated to pay to Administrative Agent, or the applicable LC Issuer, as applicable, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the Obligations of Borrower under Section 2.5(c)), calculated to disregard any interest of any Non-Funding Revolving Lender in the Revolving Loans. To the extent any such Revolving Lender shall not have made such amount available to Administrative Agent, or the applicable LC Issuer, as applicable, by noon (Chicago time) on the Business Day on which such Lender receives notice from Administrative Agent, or the applicable LC Issuer, as applicable, of such payment or disbursement, such Lender agrees to pay interest on such amount to Administrative Agent, or the applicable LC Issuer, as applicable, forthwith on demand accruing daily at the Federal Funds Rate, for the first three (3) days following such Lender’s receipt of such notice, and thereafter at the Base Rate plus the Base Rate Margin in respect of Revolving Loans. Any Revolving Lender’s failure to make available to Administrative Agent or the applicable LC Issuer, as applicable, its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available such other Revolving Lender’s Pro Rata Share of such payment, but no Revolving Lender shall be responsible for the failure of any other Lender to make available such other Lender’s Pro Rata Share of any such payment or disbursement.
     Section 2.6 General Provisions Regarding Payment; Loan Account.
     (a) All payments to be made by Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off or counterclaim. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before noon (Chicago time) on any date shall be deemed received by Administrative Agent on such date, and any payments received in the Payment Account after noon (Chicago time) on any date shall be deemed received by Administrative Agent on the next succeeding Business Day. Any optional or mandatory prepayment of the Term Loan shall be accompanied by timely delivery to Administrative Agent of an appropriately completed Payment Notification, as provided in Section 2.1(e). In the absence of receipt by Administrative Agent of an appropriately completed Payment Notification on or prior to such prepayment, Borrower and each Lender hereby fully authorizes and directs Administrative Agent, notwithstanding any contrary application provisions contained herein, to apply payments and/or prepayments received from Borrower against then outstanding Revolving Loans, and second, if no Revolving Loans are then outstanding, pro rata against the outstanding Term Loan in accordance with the provisions of Section 2.1(e); provided, that (i) if Administrative Agent receives an appropriately completed Payment Notification within two (2) Business Days of the making of any such payment or prepayment, Administrative Agent shall be fully authorized by Borrower and each Lender to apply such amounts received in accordance with the terms of such Payment Notification and to make any corresponding Loan Account reversals in respect thereof and (ii) if Administrative Agent at any time determines that payments received by Administrative Agent were in respect of a mandatory prepayment event, Administrative Agent shall apply such payments in accordance with the provisions of Section 2.1(e), and shall be fully authorized by Borrower and each Lender to make any corresponding Loan Account reversals in respect thereof.
     (b) Administrative Agent shall maintain a loan account (the “Loan Account”) on its books to record Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by Borrower. All entries in the

Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Administrative Agent’s most recent printout or other written statement, shall be conclusive and binding evidence of the amounts due and owing to Administrative Agent by Borrower absent clear and convincing evidence to the contrary; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower’s duty to pay all amounts owing hereunder or under any other Financing Document. Unless Borrower notifies Administrative Agent of any objection to any such printout or statement (specifically describing the basis for such objection) within thirty (30) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.
     Section 2.7 Maximum Interest.
     (a) In no event shall the interest charged with respect to the Notes (if any) or any other obligations of Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of Illinois or of any other applicable jurisdiction.
     (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.
     (c) In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.
     (d) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.
     Section 2.8 Taxes.
     (a) All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Administrative Agent’s or any Lender’s net income by the jurisdiction under which Administrative Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrower will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Administrative Agent an official receipt or other documentation satisfactory to Administrative Agent evidencing such payment to such authority; and (iii) pay to Administrative Agent for the account of Administrative Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Administrative Agent and each Lender will equal the full amount Administrative Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Administrative Agent or any Lender with respect to any payment received by Administrative Agent or such Lender hereunder, Administrative Agent or such Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is ninety (90) days prior to the date on which Administrative Agent or such Lender first made demand therefor.
     (b) If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent, for the account of Administrative Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrower shall indemnify Administrative Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failure.
     (c) Each Lender that (i) is organized under the laws of a jurisdiction other than the United States and (ii)(A) is a party hereto on the Closing Date or (B) purports to become an assignee of an interest pursuant to Section 12.6(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall execute and deliver to each of Borrower and Administrative Agent one or more (as Borrower or Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Administrative Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes. Borrower shall not be required to pay additional amounts to any Lender pursuant to this Section 2.8 with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law.

     Section 2.9 Capital Adequacy.
     If any Lender shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder or under any Support Agreement or Lender Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrower shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is ninety (90) days prior to the date on which such Lender first made demand therefor.
     Section 2.10 Mitigation Obligations.
     If any Lender requests compensation under either Section 2.3(e)(v) or Section 2.9, or requires Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder (subject to the provisions of Section 12.6) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such Section, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion). Without limitation of the provisions of Section 10.1, Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with any such designation or assignment.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
     To induce Administrative Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, Borrower hereby represents and warrants to Administrative Agent and each Lender that:

     Section 3.1 Existence and Power.
     Each Credit Party is an entity as specified on Schedule 3.1, is duly organized, validly existing and in good standing under the laws of the jurisdiction specified on Schedule 3.1, has the same legal name as it appears in such Credit Party’s Organizational Documents as amended to the date of this Agreement and an organizational identification number (if any), in each case as specified on Schedule 3.1, and has all powers and all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted (collectively, “Permits”), except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Credit Party (i) has had, over the five (5) year period preceding the Closing Date, any name other than its current name or (ii) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.
     Section 3.2 Organization and Governmental Authorization; No Contravention.
     The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority and do not violate, conflict with or cause a breach or a default under (i) any Law or any of the Organizational Documents of any Credit Party or (ii) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (ii), reasonably be expected to have a Material Adverse Effect.
     Section 3.3 Binding Effect.
     Each of the Operative Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.
     Section 3.4 Capitalization.
     The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on Schedule 3.4. All issued and outstanding equity securities of each of the Credit Parties (other than Borrower) are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Administrative Agent for the benefit of Administrative Agent and Lenders, and such equity securities were issued in compliance with all applicable Laws. The identity of the holders of the equity securities of each of the Credit Parties (other than Borrower) and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties (other than Borrower) as of the Closing Date is set forth on

Schedule 3.4. No shares of the capital stock or other equity securities of any Credit Party (other than Borrower), other than those described above, are issued and outstanding as of the Closing Date. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party (other than Borrower) of any equity securities of any such entity.
     Section 3.5 Financial Information.
     (a) The consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of June 30, 2005 and the related consolidated statements of operations, stockholders’ equity (or comparable calculation, if such Person is not a corporation) and cash flows for the fiscal year then ended, reported on by Grant Thornton LLP, copies of which have been delivered to Agent, fairly present, in conformity with GAAP, the consolidated financial position of Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations, changes in stockholders’ equity (or comparable calculation) and cash flows for such period.
     (b) The unaudited consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of March 31, 2006 and the related unaudited consolidated statements of operations and cash flows for the nine months then ended, copies of which have been delivered to Agent, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 3.5(a), the consolidated financial position of Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the nine months then ended (subject to normal year-end adjustments and the absence of footnote disclosures).
     (c) The information contained in the most recently delivered Borrowing Base Certificate is complete and correct in all material respects and the amounts shown therein as “Eligible Receivables” and “Eligible Inventory” have been determined as provided in the Financing Documents.
     (d) Since March 31, 2006 there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of Borrower and its Consolidated Subsidiaries, taken as a whole; provided, that the term “prospects” shall not include the possibility of obtaining business from a prospective customer of a Credit Party.
     Section 3.6 Litigation.
     Except as set forth on Schedule 3.6, as of the Closing Date there is no Litigation pending against, or to Borrower’s knowledge threatened against or affecting, any Credit Party or, to Borrower’s knowledge, any party to any Operative Document other than a Credit Party. There is no Litigation pending in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Operative Documents.

     Section 3.7 Ownership of Property.
     Borrower and each of its Subsidiaries is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported or reported to be owned or leased (as the case may be) by such Person, except as may have been disposed of in the Ordinary Course of Business or otherwise in compliance with the terms hereof.
     Section 3.8 No Default.
     No Default or Event of Default has occurred and is continuing. No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.
     Section 3.9 Labor Matters.
     As of the Closing Date, there are no strikes or other labor disputes pending or, to Borrower’s knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.
     Section 3.10 Regulated Entities.
     No Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.
     Section 3.11 Margin Regulations.
     None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.
     Section 3.12 Compliance With Laws; Anti-Terrorism Laws.
     (a) Each Credit Party is in compliance with the requirements of all applicable Laws, except for such Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

     (b) None of the Credit Parties, their Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) a Blocked Person, or is controlled by a Blocked Person, (iv) acting or will act for or on behalf of a Blocked Person, (v) associated with, or will become associated with, a Blocked Person or (vi) is providing, or will provide, material, financial or technological support or other services to or in support of acts of terrorism of a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.
     Section 3.13 Taxes.
     All Federal, state, local and foreign tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest, all state and local sales and use Taxes required to be paid by each Credit Party have been paid. All Federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and, except to the extent subject to a Permitted Contest, the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.
     Section 3.14 Compliance with ERISA.
     (a) Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. No Credit Party has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.
     (b) During the thirty-six (36) month period prior to the Closing Date or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.
     Section 3.15 Brokers.
     Except as set forth on Schedule 3.15, and except for fees payable to Administrative Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.
     Section 3.16 Material Contracts.
     Except for the Operative Documents and the other agreements set forth on Schedule 3.16 (collectively with the Operative Documents, the “Material Contracts”), as of the Closing Date there are no (i) employment agreements covering the management of any Credit Party, (ii) collective bargaining agreements or other labor agreements covering any employees of any Credit Party, (iii) agreements for managerial, consulting or similar services to which any Credit Party is a party or by which it is bound, (iv) agreements regarding any Credit Party, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (v) real estate leases, Intellectual Property licenses or other lease or license agreements to which any Credit Party is a party, either as lessor or lessee, or as licensor or licensee, or (vi) customer, distribution, marketing or supply agreements to which any Credit Party is a party, in each case with respect to the preceding clauses (i), (iii), (iv), (v) and (vi) requiring payment of more than $100,000 in any year, (vii) partnership agreements to which any Credit Party is a general partner or joint venture agreements to which any Credit Party is a party or (viii) any other agreements or instruments to which any Credit Party is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect. Schedule 3.16 sets forth, with respect to each real estate lease agreement to which any Credit Party is a party as of the Closing Date, the address of the subject property and the annual rental (or, where applicable, a general description of the method of computing the annual rental). The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than any Credit Party).

     Section 3.17 Compliance with Environmental Requirements; No Hazardous Materials.
     Except in each case as set forth on Schedule 3.17:
     (a) to Borrower’s knowledge, no Hazardous Materials are located on any properties now or previously owned, leased or operated by any Credit Party or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action under any Environmental Law and have given rise to, or could reasonably be expected to give rise to, remediation costs and expenses on the part of the Credit Parties in excess of $50,000. No portion of any such property is being used, or, to the knowledge of Borrower, has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law nor is any such property affected by any Hazardous Materials Contamination;
     (b) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, to Borrower’s knowledge, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Borrower’s knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by any Credit Party of any Environmental Law, (ii) alleged failure by any Credit Party to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials or (iv) release of Hazardous Materials;
     (c) to the knowledge of Borrower, all oral or written notifications of a release of Hazardous Materials required to be filed by or on behalf of any Credit Party under any applicable Environmental Law have been filed or are in the process of being timely filed by or on behalf of the applicable Credit Party;
     (d) no property now owned or leased by any Credit Party and, to the knowledge of Borrower, no such property previously owned or leased by any Credit Party, to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to Borrower’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of Federal, state or local enforcement actions or, to the knowledge of Borrower, other investigations which may lead to claims against any Credit Party for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, but not limited to, claims under CERCLA;
     (e) there are no underground storage tanks located on any property owned or, to Borrower’s knowledge, leased by any Credit Party that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Materials; and
     (f) there are no Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned or leased by any Credit Party, and no actions by any

Governmental Authority have been taken or, to the knowledge of Borrower, are in process which could subject any of such properties or assets to such Liens.
For purposes of this Section 3.17, each Credit Party shall be deemed to include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of such Credit Party.
     Section 3.18 Intellectual Property.
     Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party. All such Intellectual Property existing as of the Closing Date and registered with any United States or foreign Governmental Authority is set forth on Schedule 3.18. All Intellectual Property of each Credit Party is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. To Borrower’s knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.
     Section 3.19 Real Property Interests.
     Except for leasehold interests disclosed on Schedule 3.16, and except for the ownership or other interests set forth on Schedule 3.19, no Credit Party has, as of the Closing Date, any ownership, leasehold or other interest in real property. Schedule 3.19 sets forth, with respect to each parcel of real estate owned by any Credit Party as of the Closing Date, the address and legal description of such parcel.
     Section 3.20 Solvency.
     Borrower and each additional Credit Party is Solvent.
     Section 3.21 Senior Debt.
     The Obligations constitute “Senior Debt” under that certain Indenture dated as of November 26, 2004, as amended to date, between Borrower and The Bank of New York Trust Company, N.A., as Trustee, and within the meaning of the Convertible Senior Notes.
     Section 3.22 Full Disclosure.
     None of the information (financial or otherwise) furnished by or on behalf of any Credit Party to Administrative Agent or any Lender in connection with the consummation of the transactions contemplated by the Operative Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. All financial projections delivered to Administrative Agent and the Lenders have been prepared on the basis of the assumptions stated therein. Such projections represent Borrower’s best estimate of Borrower’s future financial performance and such assumptions are believed by Borrower to be fair and reasonable in light of current business conditions; provided that Borrower can give no assurance that such projections will be attained.
     Section 3.23 Representations and Warranties Incorporated from Other Operative Documents.
     As of the Closing Date, each of the representations and warranties made in the Operative Documents by each of the parties thereto is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty shall be true as of such earlier date.
ARTICLE 4
AFFIRMATIVE COVENANTS
     Borrower agrees that, so long as any Credit Exposure exists:
     Section 4.1 Financial Statements and Other Reports.
     Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to provide the information required to be delivered to Administrative Agent and the Lenders hereunder, and will deliver to Administrative Agent, and, in the case of the deliveries required by paragraphs (a) through (f) and (m) through (t), each Lender:
     (a) as soon as practicable and in any event within forty-five (45) days (fifty (50) days if Borrower shall obtain an extension of time for the filing of its Quarterly Report on Form 10-Q for an applicable fiscal quarter pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, as amended) after the end of each calendar quarter (including the last quarter of Borrower’s Fiscal Year), a consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related consolidated and consolidating statements of operations and cash flows for such quarter, and for the portion of the Fiscal Year ended at the end of such quarter setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year and the figures for such quarter and for such portion of the Fiscal Year ended at the end of such quarter set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to Section 4.1(m), all in reasonable detail and certified by a Responsible Officer as fairly presenting the financial condition and results of operations of Borrower and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of Borrower, subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures;

     (b) as soon as available and in any event within ninety (90) days (ninety-five (95) days if Borrower shall obtain an extension of time for the filing of its Annual Report on Form 10-K for an applicable fiscal year pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, as amended) after the end of each Fiscal Year, a consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of operations, stockholders’ equity (or the comparable item, if Borrower is not a corporation) and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures for such Fiscal Year set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to Section 4.1(m), certified (solely with respect to such consolidated statements) without qualification by Grant Thornton, LLP or such other independent registered public accountants of nationally recognized standing acceptable to Administrative Agent;
     (c) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a Compliance Certificate;
     (d) with each delivery of financial statements pursuant to 4.1(b) above, a written statement by the independent registered public accountants giving the report thereon stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters;
     (e) promptly upon receipt thereof, copies of all reports submitted to any Credit Party by independent registered public accountants in connection with each annual, interim or special audit of the financial statements of any Credit Party made by such accountants, including the comment letter submitted by such accountants to management in connection with any audit;
     (f) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by any Credit Party to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any successor, (iii) all press releases and other statements made available generally by any Credit Party concerning material developments in the business of any Credit Party and (iv) all Swap Contracts entered into by any Credit Party;
     (g) promptly upon such information becoming available, a summary of all purchase price and other monetary adjustments that are made pursuant to any of the Acquisition Documents;
     (h) promptly upon any officer of any Credit Party obtaining knowledge (i) of the existence of any Event of Default or Default, or becoming aware that the holder of any Debt of any Credit Party in excess of $100,000 has given any notice or taken any other action with respect to a claimed default thereunder, (ii) of any change in any Credit Party’s independent registered public accountant or any resignation, or decision not to stand for re-election, by any member of any Credit Party’s board of directors (or comparable body), (iii) that any Person has given any notice to any Credit Party or taken any other action with respect to a claimed default under any material agreement or instrument (other than the Financing Documents) to which any Credit Party is a party or by which any of its assets is bound, (iv) of the institution of any

Litigation with regard to the Acquisition, or seeking equitable relief, or involving an alleged liability of any Credit Party equal to or greater than $150,000, or any adverse determination in any Litigation involving the Acquisition, or equitable relief, or a potential liability of any Credit Party equal to or greater than $150,000, or (v) any loss, damage or destruction of any Collateral having a fair market value in excess of $100,000, whether or not covered by insurance, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Event of Default or Default), event or condition, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;
     (i) promptly upon any officer of any Credit Party obtaining knowledge of (i) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (ii) the failure of any member of the Controlled Group to make a required contribution on a timely basis to any ERISA Plan or to any Multiemployer Plan, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower or any Subsidiary furnish a bond or other security to the PBGC or such Pension Plan, (iv) the occurrence of a reportable event under Section 4043 of ERISA (for which a reporting requirement is not waived) with respect to any Pension Plan, (v) the occurrence of any event with respect to any ERISA Plan, Pension Plan or Multiemployer Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Plan), (vi) any material increase in the liability or contingent liability of Borrower or any Subsidiary with respect to any post-retirement welfare plan benefit or (vii) the receipt by any Credit Party of any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposed to take with respect thereto;
     (j) promptly upon any officer of any Credit Party obtaining knowledge of any complaint, order, citation, notice or other written communication from any Person delivered to any Credit Party with respect to, or if any officer of any Credit Party becomes aware of (i) the existence or alleged existence of a violation of any applicable Environmental Law, (ii) any release of any Hazardous Materials into the environment, (iii) the commencement of any cleanup of any Hazardous Materials, (iv) any pending legislative or threatened proceeding for the termination, suspension or non-renewal of any Permit required under any applicable Environmental Law, or (v) any property of any Credit Party that is or will be subject to a Lien imposed pursuant to any Environmental Law, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

     (k) promptly upon any officer of any Credit Party obtaining knowledge that any Credit Party has either (x) registered or applied to register any Intellectual Property with any Governmental Authority or (y) acquired any interest in real property (including leasehold interests in real property), a certificate of a Responsible Officer describing such Intellectual Property and/or such real property in such detail as Administrative Agent shall reasonably require;
     (l) promptly upon receipt or filing thereof, copies of any reports or notices related to any material taxes and any other material reports or notices received by any Credit Party from, or filed by any Credit Party with, any Governmental Authority;
     (m) within ten (10) days prior to the conclusion of each Fiscal Year, Borrower’s annual consolidated and consolidating operating plans, operating and capital expenditure budgets, and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements, each for the following three (3) Fiscal Years presented on a quarterly basis for the next Fiscal Year and annually for the two (2) subsequent Fiscal Years, all of which shall be in a format reasonably consistent with projections, budgets and forecasts theretofore provided to the Lenders, and promptly following the preparation thereof, updates to any of the foregoing from time to time prepared by management of Borrower;
     (n) as soon as available and in any event no later than noon (Chicago time) within fifteen (15) days after the end of each month, and from time to time upon the request of Administrative Agent (which request may be made as frequently as daily), a Borrowing Base Certificate as of the last day of the week most recently ended (or, in the case of Borrowing Base Certificates requested more frequently than weekly, as of the second preceding Business Day);
     (o) as soon as available after the end of each month (but in any event within fifteen (15) Business Days after the end thereof), and from time to time upon the request of Administrative Agent (which request may be made as frequently as daily) schedules of sales made, credits issued and cash received for and during such month (or, in the case of such schedules requested more frequently than monthly, as of the second preceding Business Day);
     (p) as soon as available after the end of each month (but in any event within fifteen (15) Business Days after the end thereof), on a monthly basis or more frequently as Administrative Agent may reasonably request, (i) perpetual Inventory reports, (ii) Inventory reports by location and category (and including the amounts of Inventory and the value thereof at, any leased locations and at premises of warehouses, consignees, processors or other third parties), (iii) agings of Accounts, (iv) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, consignees, processors and other third parties from time to time in possession of any Collateral) and (v) such reconciliation reports from time to time reasonably requested by Administrative Agent with respect to the Borrowing Base Certificate most recently delivered to Administrative Agent, the financial statements of Borrower delivered to Administrative Agent, Borrower’s general ledger and/or the reports required pursuant to this paragraph, each in form and substance, and with such supporting detail and documentation, as may be reasonably requested by Administrative Agent;

     (q) upon Administrative Agent’s reasonable request, (i) copies of customer statements and credit memos, remittance advices and reports and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Credit Party;
     (r) within two (2) Business Days after any request therefor, such additional information in such detail concerning the amount, composition and manner of calculation of the Borrowing Base as Administrative Agent or any Lender may reasonably request;
     (s) upon the request of Administrative Agent, a report of an independent collateral auditor satisfactory to Administrative Agent (which may be, or be affiliated with, a Lender) with respect to the components of the Borrowing Base (which Borrower acknowledges will be performed at least once per calendar quarter), which report shall (i) indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts of Borrower and its Subsidiaries (including verification with respect to the amount, aging, identity and credit of the respective Account Debtors and the billing practices of Borrower and its Subsidiaries) and Inventory of Borrower and its Subsidiaries (including verification as to the value, location and respective types) and (ii) be addressed to, or otherwise provide for express reliance by, Administrative Agent and the Lenders;
     (t) from time to time, appraisal reports in form and substance and from appraisers satisfactory to Administrative Agent, which reports shall (i) state the then current fair market values of all or any portion of the real estate owned by Borrower or any Subsidiaries and (ii) be addressed to, or otherwise provide for express reliance by, Administrative Agent and the Lenders. In addition to the foregoing, on a quarterly basis with respect of Inventory, and on an annual basis with respect to all other property (or, in each case, more frequently as considered necessary by Administrative Agent) Borrower shall obtain and deliver to Administrative Agent appraisal reports in form and substance and from appraisers satisfactory to Administrative Agent, which reports shall (i) state the then current market values of all or any portion of the real estate and personal property owned by Borrower or any Subsidiaries and (ii) be addressed to, or otherwise provide for express reliance by, Administrative agent and the Lenders; and
     (u) with reasonable promptness, such other information and data with respect to any Credit Party as from time to time may be reasonably requested by Administrative Agent or any Lender.
     Section 4.2 Payment and Performance of Obligations.
     Borrower (i) will pay and discharge, and cause each Subsidiary to pay and discharge, at or before maturity, all of their respective obligations and liabilities, including tax liabilities, except for such obligations and/or liabilities (x) that may be the subject of a Permitted Contest and (y) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect, (ii) will maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities and (iii) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.
     Section 4.3 Maintenance of Existence.
     Borrower will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.
     Section 4.4 Maintenance of Property; Insurance.
     (a) Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.
     (b) Borrower will maintain, and will cause each Subsidiary to maintain, (i) casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and coverage for business interruption and public liability insurance (including products/completed operations liability coverage) in each case of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts acceptable to Administrative Agent and (ii) such other insurance coverage in such amounts and with respect to such risks as Administrative Agent may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Administrative Agent. Borrower will not, and will not permit any Subsidiary to, bring or keep any article on any business location of any Credit Party, or cause or allow any condition to exist, if the presence of such article or the occurrence of such condition could reasonably cause the invalidation of any insurance required by this Section 4.4(b), or would otherwise be prohibited by the terms thereof.
     (c) On or prior to the Closing Date, and at all times thereafter, Borrower will cause Administrative Agent to be named as an additional insured, assignee and loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and content acceptable to Administrative Agent. Borrower will deliver to Administrative Agent and the Lenders (i) on the Closing Date, a certificate from Borrower’s insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) on an annual basis, and upon the request of any Lender through Administrative Agent from time to time full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by Borrower.
     (d) In the event Borrower fails to provide Administrative Agent with evidence of the insurance coverage required by this Agreement, Administrative Agent may purchase insurance at Borrower’s expense to protect Administrative Agent’s interests in the Collateral. This insurance may, but need not, protect Borrower’s interests. The coverage purchased by Administrative Agent may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Administrative Agent, but only after providing Administrative Agent with evidence that Borrower has obtained insurance as required by this Agreement. If Administrative Agent purchases insurance for the Collateral, to the fullest extent provided by law Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Administrative Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.
     Section 4.5 Compliance with Laws.
     Borrower will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect or result in any Lien upon a material portion of the assets of any such Person in favor of any Governmental Authority.
     Section 4.6 Inspection of Property, Books and Records.
     Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, at the sole cost of Borrower or any applicable Subsidiary, representatives of Administrative Agent and of any Lender (but at such Lender’s expense unless such visit or inspection is made concurrently with Administrative Agent) to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective Inventory and Accounts and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. In the absence of an Event of Default, Administrative Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give Borrower or any applicable Subsidiary commercially reasonable prior written notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default.
     Section 4.7 Use of Proceeds.
     Borrower will use the proceeds of the Term Loan solely for payment of transaction fees incurred in connection with the Operative Documents and the refinancing on the Closing Date of Debt. The proceeds of Revolving Loans shall be used by Borrower solely for the purposes set forth in the preceding sentence, for working capital needs of Borrower and its Subsidiaries, to provide financing to consummate Section 5.8(b) Permitted Acquisitions and Section 5.8(c) Permitted Acquisitions, and, to the extent permitted by Administrative Agent and solely after the satisfaction of the Acquisition Revolving Loan Commitment Increase, to repurchase or redeem certain employee options to purchase shares of the common stock of the acquired Person in connection with a Section 5.8(c) Permitted Acquisition.
     Section 4.8 Lenders’ Meetings.
     From time to time at the request of Administrative Agent, Borrower will, in each case to the extent requested by either Administrative Agent or Required Lenders, conduct a meeting of Administrative Agent and the Lenders to discuss the most recently reported financial results and the financial condition of Borrower and its Subsidiaries, at which shall be present a Responsible Officer and such other officers of the Credit Parties as may be reasonably requested to attend by Administrative Agent or any Lender, such request or requests to be made within a reasonable time prior to the scheduled date of such meeting. Such meetings shall be held at a time and place convenient to the Lenders and to Borrower.
     Section 4.9 Intentionally omitted.
     Section 4.10 Hazardous Materials; Remediation.
     (a) If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of Borrower or any other Credit Party, Borrower will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall, and shall cause each other Credit Party to, comply with each Environmental Law requiring the performance at any real property by Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.
     (b) Borrower will provide Administrative Agent within thirty (30) days after demand therefor with a bond, letter of credit or similar financial assurance evidencing to the satisfaction of Administrative Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Administrative Agent’s reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.
     Section 4.11 Revolving Loan Commitment Increases and Syndications.
     (a) In the event of a requested increase of the Revolving Loan Commitment, whether as a result of requests by Borrower for the Optional Revolving Loan Commitment Increase, the Acquisition Revolving Loan Commitment Increase, or otherwise, and if after giving effect thereto, the aggregate principal amount of the Term Loan held by Merrill Lynch plus the dollar amount of Merrill Lynch’s Pro Rata Share of the Revolving Loan Commitment (after giving effect to all prior syndications of the Loans and the Loan commitments) would be greater than, $45,000,000, Borrower agrees, as a condition precedent to the increase in the Revolving Loan Commitment, Administrative Agent shall successfully syndicate the Loans and the Loan commitments as determined by Agent in the exercise of its reasonable discretion (it being understood and agreed that syndication shall be deemed successful when the aggregate principal amount of the Term Loan held by Merrill Lynch plus the dollar amount of Merrill Lynch’s Pro Rata Share of the Revolving Loan Commitment is equal to, or less than, $45,000,000).
     (b) If at any time and from time to time, the aggregate principal amount of the Term Loan held by Merrill Lynch plus the dollar amount of Merrill Lynch’s Pro Rata Share of the Revolving Loan Commitment (after giving effect to all prior syndications of the Loans and the Loan commitments) shall be greater than $30,000,000, Borrower agrees that from time to time thereafter, Administrative Agent may in the exercise of its reasonable discretion determine to successfully syndicate all or a portion of the Loans and Loan commitments (it being understood and agreed that syndication shall be deemed successful when the aggregate principal amount of the Term Loan held by Merrill Lynch plus the dollar amount of Merrill Lynch’s Pro Rata Share of the Revolving Loan Commitment is equal to, or less than, $30,000,000).
     (c) In connection with any syndication referred to in Sections 4.11(a) and (b), Borrower will enter into such modifications to the Loans and/or the Financing Documents as Administrative Agent may reasonably request as necessary for such successful syndication of the Loans and the Loan commitments. Such modifications shall include, without limitation, a decrease in the aggregate amount of, or a reallocation of, the Term Loan and the Revolving Loan Commitment, adjustments to the Base Rate Margin, the LIBOR Margin and/or the Pricing Table, and additional fees payable by Borrower; provided, that any such modification increasing the Base Rate Margin or the LIBOR Margin shall be limited to a maximum of 0.25%, and increasing any upfront commitment fee and structuring fees shall each be limited to a maximum of 0.25%, in each case in the aggregate for all such syndications. Borrower will cooperate with and assist Merrill Lynch in accomplishing the successful syndication of the Loans and the Loan commitments, which shall include, without limitation, participation in meetings and conferences with Merrill Lynch and prospective Lenders, preparation of financial and marketing materials and projections reasonably requested by Agent, Merrill Lynch and prospective Lenders, and furnishing such other information as Agent, Merrill Lynch and prospective Lenders shall reasonably request.
     Section 4.12 Further Assurances.
     (a) Borrower will, and will cause each Subsidiary and each Holding Company to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Administrative Agent or the Required Lenders may from time to time request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Administrative Agent for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), including on any and all assets of each Credit Party, whether now owned or hereafter acquired.
     (b) Without limiting the generality of the foregoing, in the event that Borrower or any of its Subsidiaries shall acquire or form any new Subsidiary after the date hereof (including, without limitation, SSG), or shall form a Holding Company, Borrower or the respective Subsidiary will cause such new Subsidiary or Holding Company, upon such acquisition and concurrently with such formation, (i) to execute a Guarantee (in form and content acceptable to Administrative Agent) guaranteeing payment and performance of all of the Obligations and to take such other action (including, without limitation, authorizing the filing of such UCC financing statements and delivering certificates in respect of the equity securities of such Subsidiary) as shall be necessary or appropriate to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Administrative Agent for the benefit of Administrative Agent and the Lenders on all assets, both real and personal, in which such new Subsidiary or Holding Company has or may thereafter acquire any interest, (ii) to execute such other Security Documents, in form and content acceptable to Administrative Agent, as may be required or requested by Administrative Agent in connection with the actions contemplated by the preceding clause (i) and (iii) to deliver such proof of corporate (or comparable) action, incumbency of officers, opinions of counsel and other documents as Administrative Agent shall have required or requested. Until such time that any Subsidiary or Holding Company shall have fully complied with the provisions of this paragraph, and without limitation of any rights and remedies available to Administrative Agent and Lenders as a result thereof, the operating results of such Subsidiary or Holding Company shall be disregarded in the calculation of EBITDA for any measurement period, and none of the assets of such Subsidiary or Holding Company shall constitute “Eligible Accounts” or “Eligible Inventory”.
     (c) Borrower shall take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly-Owned Subsidiary and that Administrative Agent shall have, for the benefit of Administrative Agent and Lenders, a first priority Lien on all capital stock or other equity securities of each Subsidiary. In the event that any additional capital stock or other equity securities shall be issued by any Subsidiary, Borrower shall or shall cause each of its Subsidiaries to, concurrently with such issuance, deliver to Administrative Agent to the extent required by the applicable Financing Documents the certificates evidencing such securities, accompanied by undated powers executed in blank and to take such other action as Administrative Agent shall request to perfect the security interest created therein pursuant to such Financing Documents.
     (d) Concurrently with the acquisition by Borrower or any of its Subsidiaries following the Closing Date of any real estate or real property leasehold interests, Borrower will, within thirty (30) days following written request by Administrative Agent, deliver or cause to be delivered to Administrative Agent, with respect to such real estate, (i) a mortgage or deed of trust, as applicable, in form and substance satisfactory to Administrative Agent, executed by the title holder thereof, (ii) an ALTA lender’s title insurance policy issued by a title insurer reasonably satisfactory to Administrative Agent in form and substance and in amounts reasonably satisfactory to Administrative Agent insuring Administrative Agent’s first priority Lien on such real estate, free and clear of all defects and encumbrances except Permitted Liens,

(iii) a current ALTA survey, certified to Administrative Agent by a licensed surveyor, in form and substance satisfactory to Administrative Agent, (iv) a certificate, in form and substance acceptable to Administrative Agent, to Administrative Agent from a national certification agency acceptable to Administrative Agent, certifying that such real estate is not located in a special flood hazard area and (v) in the case of real estate that consists of a leasehold estate, such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may be requested by Administrative Agent, all of which shall be in form and substance satisfactory to Administrative Agent.
ARTICLE 5
NEGATIVE COVENANTS
     Borrower agrees that, so long as any Credit Exposure exists:
     Section 5.1 Debt.
     Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for:
     (a) Debt under the Financing Documents and Letter of Credit Liabilities;
     (b) Debt outstanding on the date of this Agreement and set forth on Schedule 5.1;
     (c) Subordinated Debt;
     (d) Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $500,000;
     (e) Debt, if any, arising under Swap Contracts with an Eligible Swap Counterparty; and
     (f) Intercompany Debt arising from loans made by (i) Borrower to its Wholly-Owned Subsidiaries to fund working capital requirements of such Subsidiaries in the Ordinary Course of Business, or (ii) any Wholly-Owned Subsidiary of Borrower to Borrower; provided, however, that upon the request of Administrative Agent at any time, any such Debt shall be evidenced by promissory notes having terms reasonably satisfactory to Administrative Agent, the sole originally executed counterparts of which shall be pledged and delivered to Administrative Agent, for the benefit of Administrative Agent and Lenders, as security for the Obligations.
     Section 5.2 Liens.
     Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it (including, without limitation, any equity interests in and to SSG), except:

     (a) Liens created by the Security Documents;
     (b) Liens existing on the date of this Agreement and set forth on Schedule 5.2;
     (c) any Lien on any asset securing Debt permitted under Section 5.1(d), provided that such Lien attaches only to the assets financed by such Debt, and such Lien attaches concurrently with or within ninety (90) days after the acquisition thereof;
     (d) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest;
     (e) Liens arising in the Ordinary Course of Business (i) in favor of carriers, warehousemen, mechanics and materialmen, and other similar Liens imposed by law and (ii) in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations for sums not overdue or the subject of a Permitted Contest and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;
     (f) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $150,000 in the aggregate arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest; and
     (g) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary.
     Section 5.3 Contingent Obligations.
     Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for:
     (a) Contingent Obligations arising in respect of the Debt under the Financing Documents and Letter of Credit Liabilities;
     (b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business;
     (c) So long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any Swap Contract with an Eligible Swap Counterparty, provided that such obligations are (or were) entered into by Borrower or a Subsidiary in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

     (d) Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 5.3; and
     (e) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.7.
     Section 5.4 Restricted Distributions.
     Borrower will not, and will not permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution; provided that the foregoing shall not restrict or prohibit (a) Borrower from making cash dividends to its stockholders in amounts and otherwise substantially consistent with its past practices, or (b) any Subsidiary from making dividends or distributions, directly or indirectly, to Borrower, if, in each case, at the time of the declaration, order, payment, making or setting apart any sum for any such Restricted Distribution and immediately after giving effect thereto, no Default or Event of Default shall have occurred and shall be continuing or would result therefrom.
     Section 5.5 Restricted Agreements.
     Borrower will not, and will not permit any Subsidiary to, directly or indirectly (i) enter into or assume any agreement (other than the Financing Documents and the Subordinated Debt Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired or (ii) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Subordinated Debt Documents) on the ability of any Subsidiary to: (1) pay or make Restricted Distributions to Borrower or any Subsidiary; (2) make loans or advances to Borrower or any Subsidiary; or (3) transfer any of its property or assets to Borrower or any Subsidiary.
     Section 5.6 Payments and Modifications of Subordinated Debt.
     Notwithstanding the provisions of Section 5.4 or any other provision of this Agreement, Borrower will not, and will not permit any Subsidiary to, directly or indirectly (a) redeem or otherwise acquire, or declare, pay, make or set aside any amount in respect of the redemption or other acquisition of, all or any portion of Borrower’s 5.75% Convertible Senior Subordinated Notes (the “Convertible Senior Notes”); (b) declare, pay, make or set aside any amount for payment in respect of Subordinated Debt, except for regularly scheduled payments of principal and interest (but no voluntary prepayments) in respect of such Subordinated Debt made in full compliance with the Subordination Agreement and, if any, any other subordination provisions applicable to such Subordinated Debt; or (c) amend or otherwise modify the terms of any Subordinated Debt if the effect of such amendment or modification is to (i) increase the interest rate or fees on, or change the manner or timing of payment of, such Debt; (ii) change the dates upon which payments of principal or interest are due on, or the principal amount of, such Debt; (iii) change any event of default or add or make more restrictive any covenant with respect to such Debt; (iv) change the prepayment provisions of such Debt or any of the defined terms related thereto; (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Debt in a manner adverse to Borrower, any Subsidiaries, Administrative Agent or Lenders. Borrower shall, prior to entering into any such amendment or modification, deliver to Administrative Agent reasonably in advance of the execution thereof, any final or execution form copy thereof and, if approval of Required Lenders is required by the terms of this Agreement prior to the taking of any such action, Borrower agrees not to take, nor permit any of its Subsidiaries to take, any such action with respect to any such items without obtaining such approval from Required Lenders.
     Section 5.7 Consolidations, Mergers and Sales of Assets.
     Borrower will not, and will not permit any Subsidiary to, directly or indirectly (a) consolidate or merge with or into any other Person other than (i) mergers consummated to effect the consummation of a Permitted Acquisition and (ii) in each case with not less than twenty (20) Business Days’ prior written notice to Administrative Agent (or such lesser amount of notice as Administrative Agent, in its sole discretion, may from time to time permit) mergers of any Wholly-Owned Subsidiary with and into Borrower (with Borrower as the surviving entity of such merger) or with and into any other Wholly-Owned Subsidiary of Borrower or (b) consummate any Asset Dispositions other than dispositions of Equipment for cash and fair value that Borrower determines in good faith is no longer used or useful in the business of Borrower and its Subsidiaries if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $100,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year of Borrower does not exceed $200,000; (ii) the Net Cash Proceeds of any such disposition are applied as required by Section 2.1(c); (iii) after giving effect to any such disposition and the repayment of Debt with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Article 7 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions of this Agreement; and (iv) no Default or Event of Default then exists or would result from any such disposition.
     Section 5.8 Purchase of Assets, Investments.
     (a) Borrower will not, and will not permit any Subsidiary to, directly or indirectly (w) acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business, constituting capital expenditures to the extent permitted hereunder or constituting replacement assets purchased with proceeds of Property Insurance Policies, awards or other compensation with respect to any eminent domain, condemnation or similar proceeding; (x) create, acquire or enter into any agreement to create or acquire any Subsidiary other than Wholly-Owned Subsidiaries acquired or created in connection with the consummation of Permitted Acquisitions and for which the requirements set forth in Section 4.12 have been satisfied, (y) engage or enter into any agreement to engage in any joint venture or partnership with any other Person or (z) acquire or own or enter into any agreement to acquire or own any Investment in any Person other than:
          (i) Investments existing on the date of this Agreement and set forth on Schedule 5.8;

          (ii) Cash Equivalents;
          (iii) intentionally omitted;
          (iv) bank deposits established in accordance with Section 5.17;
          (v) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors; and
          (vi) Investments in the form of Swap Contracts permitted under Section 5.3(c).
     (b) Notwithstanding the provisions of Section 5.8(a), Borrower or one of its Subsidiaries may acquire all or substantially all of the assets, stock, or other equity interests of another Person (each, a “Section 5.8(b) Permitted Acquisition”) upon the following terms and conditions (all in form and substance satisfactory to the Agent): (i) no Default of Event of Default then exists or would result from such Section 5.8(b) Permitted Acquisition; (ii) the Person that Borrower or its Subsidiary is requesting to purchase or the business from which Borrower or its Subsidiary is requesting to purchase assets is in the same line of business as the Borrower or such Subsidiary, and the entity whose equity interests or assets are being purchased had positive EBITDA for the immediately preceding fiscal year; (iii) Agent shall have been granted a first priority, perfect lien on and security interest in all properties and assets to be acquired, or on the properties and assets of the Person whose stock or equity interests are to be acquired, as applicable; (iv) Borrower or such Subsidiary shall have delivered to Agent (A) written notice not less than thirty (30) days prior to the consummation of such proposed acquisition, (B) a “Deal Term Sheet” outlining all material terms of the proposed acquisition, and pro-forma financial statements and covenant compliance sheets, projected as of the consummation of such proposed acquisition and certified by the chief financial officer of Borrower, reflecting pro-forma compliance with the Operative Documents after the consummation of any such proposed acquisition; (v) during the 12-month period ending on any date of determination by the Administrative Agent, the aggregate acquisition costs for all Section 5.8(b) Permitted Acquisitions, shall not exceed $2,000,000; (vi) Borrower and the applicable Subsidiary shall have furnished to Agent such other information, documents and items as Agent shall have requested, including but not limited to true, complete and correct copies of the financial statements of the acquisition target, and all Acquisition Documents and other documents and instruments relating to the proposed acquisition, (vii) all indebtedness incurred by Borrower or such Subsidiary shall be fully and completely subordinated to the Obligations; and (viii) the Credit Parties shall have enter into such modifications to the Financing Documents, and shall have entered into such other documents and instruments, in each case as Agent may reasonably request.
     (c) Notwithstanding the provisions of Section 5.8(a), upon and after the effectiveness of the Acquisition Revolving Loan Commitment Increase, in addition to Section 5.8(b) Permitted Acquisitions, Borrower may acquire, or may cause a Wholly-Owned Subsidiary to acquire, all or substantially all of the assets, or all (but not less than all) of the capital stock or other equity securities, of any Person (the “Target”) (in each case, a “Section 5.8(c) Permitted Acquisition”) with the prior written approval of Administrative Agent and the Required Lenders in their discretion and upon the satisfaction of each of the Acquisition Revolving Loan Commitment Increase Conditions, including each of the following conditions:
          (i) Administrative Agent shall have received not less than 30 Business Days’ prior notice of such proposed Section 5.8(c) Permitted Acquisition, which notice shall include a due diligence package including the following materials if requested by Administrative Agent, each in form and substance reasonably satisfactory to Administrative Agent:
     (A) copies of the Target’s two most recent annual income statements and balance sheets, together with the audit opinions thereon, if any, of the Target’s independent accountants, together with available interim financial statements, (B) if available, any asset or business appraisals, (C) a general description of the business to be acquired, (D) a general description of the competitive position of the business to be acquired within its industry, (E) a summary of pending and known threatened litigation adversely affecting the business or assets to be acquired, (F) a description of the method of financing such acquisition, including sources and uses, (G) a listing of locations of all personal and real property to be acquired, (H) a description of any change in management of Borrower and its Subsidiaries, after giving effect to such acquisition, (I) all material agreements to be assumed or acquired, (J) if the Target owns or leases, or if the assets to be acquired includes, any real property or if otherwise requested by Administrative Agent, environmental reports and related information regarding any such property owned, leased or otherwise used (other than leased property used solely as office space), (K) draft copies of all proposed Acquisition Documents, including all schedules thereto and (L) any other material or reports reasonably requested by Administrative Agent.
          (ii) Concurrently with delivery of the notice and due diligence materials referred to in clause (i) above, if requested by Administrative Agent, Borrower shall have delivered to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent:
     (A) a pro forma consolidated and consolidating balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries (the “Acquisition Pro Forma”), based on most recently available financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Section 5.8(c) Permitted Acquisition, the funding of all Loans and the incurrence or assumption of all other Debt and repayment of Debt in connection therewith, and such Acquisition Pro Forma shall reflect that (x) on a pro forma basis, Borrower and its Subsidiaries would have had a Senior Leverage Ratio not in excess of 2.50 to 1.0 for the four quarter period reflected in the Compliance Certificate most recently delivered to Administrative Agent pursuant to Section 4.1(c) prior to the consummation of such Section 5.8(c) Permitted Acquisition (after giving effect to such Section 5.8(c) Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and (y) on a pro forma basis, no Default or Event of Default has occurred and is continuing or would result after giving effect to such Section 5.8(c) Permitted Acquisition, the funding of all Loans and the incurrence or assumption of all other Debt and repayment of Debt in connection therewith;
     (B) updated versions of the operating plans, budgets and forecasts most recently delivered to Administrative Agent pursuant to Section 4.1(m) covering the three (3) year period commencing on the date of such Section 5.8(c) Permitted Acquisition and otherwise prepared in accordance with the requirements of Section 4.1(m) (the “Acquisition Projections”) and based upon historical financial data of a recent date reasonably satisfactory to Administrative Agent, taking into account such Section 5.8(c) Permitted Acquisition, the funding of all Loans and the incurrence or assumption of all other Debt and repayment of Debt in connection therewith; and
     (C) a certificate of a Responsible Officer of Borrower to the effect that: (w) Borrower and each Subsidiary will be Solvent upon the consummation of the Section 5.8(c) Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Borrower and its Subsidiaries (on a consolidated basis) as of the date thereof and the periods covered thereby, in each case after giving effect to the Section 5.8(c) Permitted Acquisition and related transactions; (y) the Acquisition Projections represent Borrower’s best estimate of Borrower’s consolidated future financial performance as of the date thereof and after giving effect to the Section 5.8(c) Permitted Acquisition, the assumptions contained therein are believed by Borrower to be fair and reasonable in light of current business conditions and the Acquisition Projections demonstrate Borrower’s projected compliance with the covenants set forth in Article 7 for the one-year period immediately following the consummation of such Section 5.8(c) Permitted Acquisition; provided, that Borrower can give no assurance that the results reflected in the Acquisition Projections will be attained; and (z) Borrower and its Subsidiaries have completed their due diligence investigation with respect to the Target and such Section 5.8(c) Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation, to the extent requested, were delivered to Administrative Agent;
          (iii) such Section 5.8(c) Permitted Acquisition shall only involve assets located in the United States (and, in connection with the acquisition of the capital stock or other equity securities of a Target, such Target shall be formed, incorporated or otherwise organized under the laws of a State within the United States) and comprising a business, or those assets of a business, of the type engaged in by Borrower as of the Closing Date and businesses reasonably related thereto, and which business would not subject Administrative Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Financing Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such Section 5.8(c) Permitted Acquisition;
          (iv) such Section 5.8(c) Permitted Acquisition shall be consensual, shall have been approved by the Target’s board of directors (or comparable governing board) and shall be consummated in accordance with the terms of the Acquisition Documents, and in compliance with all applicable Laws;

          (v) no assets or liabilities (including, without limitation, Investments, Debt and Contingent Obligations) shall be acquired, incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and its Subsidiaries after giving effect to such Section 5.8(c) Permitted Acquisition, except (A) Loans made hereunder and (B) those assets and liabilities which may be acquired, incurred or assumed in accordance with the provisions of this Agreement;
          (vi) the business and assets acquired in such Section 5.8(c) Permitted Acquisition shall be free and clear of all Liens (other than Permitted Liens);
          (vii) at or prior to the closing of any Section 5.8(c) Permitted Acquisition, Administrative Agent will be granted a first priority perfected Lien (subject to Permitted Liens) in all assets acquired pursuant thereto or, as contemplated by Section 4.12, in the assets and capital stock or other equity interests of the Target, and Borrower, its Subsidiaries and the Target shall have executed such documents and taken such actions as may be required by Administrative Agent in connection therewith (including the delivery of (A) certified copies of the resolutions of the board of directors (or comparable governing board) of Borrower, its Subsidiaries and the Target authorizing such Section 5.8(c) Permitted Acquisition and the granting of Liens described herein, (B) legal opinions, in form and content reasonably acceptable to Administrative Agent, with respect to the transactions described herein and (C) evidence of insurance of the business to be acquired consistent with the requirements of Section 4.4);
          (viii) the Target shall not have incurred an operating loss for the trailing twelve-month period preceding the date of the Section 5.8(c) Permitted Acquisition, as determined based upon the Target’s financial statements for its most recently completed fiscal year;
          (ix) on or prior to the date of such Section 5.8(c) Permitted Acquisition, Administrative Agent shall have received, in form and substance reasonably satisfactory to Administrative Agent, (a) copies of the Acquisition Documents and all other documents reasonably requested by Administrative Agent and (c) amendments to the Schedules, to the extent necessary to make the representations and warranties in this Agreement true and correct after giving effect to the consummation of such Section 5.8(c) Permitted Acquisition; and
          (x) notwithstanding anything in this Section 5.8(c), no Inventory acquired by Borrower or a Subsidiary of Borrower shall be deemed to be Eligible Inventory, and no Account acquired by Borrower or a Subsidiary of Borrower shall be deemed to be an Eligible Account, except to the extent Administrative Agent has given its prior written approval with respect thereto.
     Section 5.9 Transactions with Affiliates.
     Except (i) as disclosed on Schedule 5.9, and (ii) for transactions that are disclosed to Administrative Agent in advance of being entered into and which contain terms that are no less favorable to Borrower or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower.
     Section 5.10 Modification of Organizational Documents.
     Borrower will not, and will not permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person, except for such amendments or other modifications required by Law and fully disclosed to Administrative Agent.
     Section 5.11 Intentionally Omitted.
     Section 5.12 Fiscal Year.
     Borrower will not, and will not permit any Subsidiary to, change its Fiscal Year.
     Section 5.13 Conduct of Business.
     Borrower will not, and will not permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and described on Schedule 5.13 and businesses reasonably related thereto.
     Section 5.14 Intentionally Omitted.
     Section 5.15 Lease Payments.
     Borrower will not, and will not permit any Subsidiary to, directly or indirectly, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term of one year or more if, after giving effect thereto, the aggregate amount of minimum lease payments that Borrower and its Consolidated Subsidiaries have so incurred or assumed will exceed, on a consolidated basis, $2,000,000 for any calendar year under all such leases (excluding Capital Leases).
     Section 5.16 Limitation on Sale and Leaseback Transactions.
     Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person whereby in a substantially contemporaneous transaction Borrower or any of its Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.
     Section 5.17 Bank Accounts.
     Without limiting the provisions of Section 6.1(d), Borrower will not, and will not permit any Subsidiary to, directly or indirectly, establish any new bank account without prior written notice to Administrative Agent and unless Administrative Agent, Borrower or such Subsidiary and the bank at which the account is to be opened enter into a control agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Administrative Agent in such bank account, agrees to comply with instructions originated by Administrative

Agent directing disposition of the funds in such bank account without further consent from Borrower, and agrees to subordinate and limit any security interest such bank may have in such bank account on terms satisfactory to Administrative Agent.
     Section 5.18 Compliance with Anti-Terrorism Laws.
     (a) Borrower will not, and will not permit any Subsidiary to, directly or indirectly, knowingly enter into any Operative Documents or Material Contracts with any Person listed on the OFAC Lists. Borrower shall immediately notify Administrative Agent if Borrower has knowledge that Borrower, any additional Credit Party or any of their respective Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is or becomes a Blocked Person or (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
     (b) Administrative Agent hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act, and the Administrative Agent’s policies and procedures, the Administrative Agent is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow the Administrative Agent to identify Borrower in accordance with the USA PATRIOT Act.
ARTICLE 6
ACCOUNTS AND INVENTORY REPRESENTATIONS,
WARRANTIES, COVENANTS AND AGREEMENTS
     To induce Administrative Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, Borrower hereby represents and warrants to Administrative Agent and each Lender, and further agrees with Administrative Agent and each Lender, that:
     Section 6.1 Accounts and Account Collections.
     (a) Borrower shall notify Administrative Agent promptly of: (i) any material delay in the performance by Borrower or any of its Subsidiaries of any of their material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Credit Party relating to the financial condition of any Account Debtor and (iii) any event or circumstance which, to any

Credit Party’s knowledge, would result in any Account no longer constituting an Eligible Account. Borrower hereby agrees not to grant to any Account Debtor, and to cause each of its Subsidiaries not to grant to any Account Debtor, any credit, discount, allowance or extension, or to enter into any agreement for any of the foregoing, without Administrative Agent’s consent, except in the Ordinary Course of Business. So long as no Event of Default exists or has occurred and is continuing, Borrower may settle, adjust or compromise, and may permit each of its Subsidiaries to settle, adjust or compromise, any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Administrative Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors of any Credit Party or grant any credits, discounts or allowances.
     (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Administrative Agent or schedule thereof delivered to Administrative Agent shall be true and complete in all material respects, (ii) no payments shall be made thereon except payments immediately delivered to Administrative Agent pursuant to the terms of this Agreement or any applicable Security Document (to the extent so required), (iii) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Administrative Agent in accordance with the terms of this Agreement, and (iv) none of the transactions giving rise thereto will violate any applicable laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.
     (c) Administrative Agent shall have the right at any time or times in Administrative Agent’s name or in the name of a nominee of Administrative Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, e-mail, facsimile transmission or otherwise. To facilitate the exercise of the right described in the immediately preceding sentence, Borrower hereby agrees to provide Administrative Agent upon request the name and address of each Account Debtor of Borrower or any of its Subsidiaries.
     (d) Upon request by Administrative Agent, as contemplated by Section 4.12 of the Borrower Security Agreement, (i) (A) Borrower shall establish and maintain, at its sole expense, and shall cause each Subsidiary to establish and maintain, at its sole expense blocked accounts or lockboxes and related blocked accounts (in either case, “Blocked Accounts”), as Administrative Agent may specify, with such banks as are acceptable to Administrative Agent into which Borrower and its Subsidiaries shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner, (B) Borrower shall deliver, or cause to be delivered, to Administrative Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of Borrower or any of its Subsidiaries is maintained, and by each bank where any other Deposit Account is from time to time maintained. Borrower shall further execute and deliver, and shall cause each of its Subsidiaries to execute and deliver, such agreements and documents as Administrative Agent may require in connection with such Blocked Accounts, Deposit Accounts and such Deposit Account Control Agreements, and (C) without limiting the provisions of Section 5.17, Borrower shall not establish, and shall cause each of its Subsidiaries not to establish, any Deposit Accounts not existing as of the Closing Date, unless Borrower or its Subsidiaries (as applicable) have complied in full with the provisions of this Section 6.1 with respect to such Deposit Accounts. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Administrative Agent or any Lender, whether in respect of the Accounts, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Administrative Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Administrative Agent and Lenders to the extent of the then outstanding Obligations.
     (e) For purposes of calculating the amount of the Loans available to Borrower, payments made to a Blocked Account will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Administrative Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Administrative Agent’s usual and customary practices as in effect from time to time and with sufficient time to credit the Loan Account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received shall be deemed applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Administrative Agent in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Administrative Agent’s usual and customary practices as in effect from time to time and with sufficient time to credit the Loan Account on such day, and if not, then on the next Business Day.
     (f) Borrower and its directors, employees, agents, Subsidiaries and other Affiliates shall, acting as trustee for Administrative Agent, receive, as the property of Administrative Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts, Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Administrative Agent. In no event shall the same be commingled with Borrower’s own funds. Borrower agrees to pay or to reimburse Administrative Agent on demand for any amounts owed or paid to or demanded by any bank at which a Blocked Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts arising out of Administrative Agent’s payments to or indemnification of such bank or Person.
     Section 6.2 Inventory.
     With respect to the Inventory: (i) Borrower shall at all times maintain, and cause each of its Subsidiaries to maintain, records of Inventory reasonably satisfactory to Administrative Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (ii) Borrower shall conduct, and cause each of its Subsidiaries to conduct, a physical count of the Inventory at least once each year but at any time or times as Administrative Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Administrative Agent with a report in the form and with such specificity as may be satisfactory to Administrative Agent concerning such physical count; (iii) Borrower shall not sell, and shall not permit any of its Subsidiaries to sell, Inventory to any customer on approval, or any other basis which entitles the customer to return (except for the right of customers for Inventory which is defective or non-conforming) or may obligate any Credit Party to repurchase such Inventory; (iv) Borrower shall keep, and shall cause each of its Subsidiaries to keep, the Inventory in good and marketable condition; and (v) Borrower shall not acquire or accept for sale, and shall not permit any of its Subsidiaries to acquire or accept for sale, without prior written notice to Administrative Agent, any Inventory on consignment or approval.
ARTICLE 7
FINANCIAL COVENANTS
     Borrower agrees that, so long as any Credit Exposure exists:
     Section 7.1 Fixed Charge Coverage Ratio.
     Borrower will not permit the Fixed Charge Coverage Ratio for the 12-month period ending on the last day of each calendar quarter to be less than (a) prior to the effectiveness of the Acquisition Revolving Loan Commitment Increase, 1.10 to 1.00, and (b) after the effectiveness of the Acquisition Revolving Loan Commitment Increase, 1.20 to 1.00.
     Section 7.2 Senior Leverage Ratio.
     Borrower will not permit the Senior Leverage Ratio for the twelve (12) month period ending the last day of any calendar quarter (or, if any portion of such period precedes the Closing Date, for the period commencing on the Closing Date and ending on such date, expressed on an annualized basis) to exceed 2.50 to 1.00.
ARTICLE 8
CONDITIONS
     Section 8.1 Conditions to Initial Closing.
     The obligation of each Lender to make the initial Loans, of Administrative Agent to issue any Support Agreements on the Closing Date and of any LC Issuer to issue any Lender Letter of Credit on the Closing Date shall be subject to the receipt by Administrative Agent of each agreement, document and instrument set forth on the Closing Checklist, each in form and substance reasonably satisfactory to Administrative Agent, and to the satisfaction of the following conditions precedent, each to the satisfaction of Administrative Agent and Lenders in their reasonable discretion:
     (a) the payment of all fees, expenses and other amounts due and payable under each Financing Document, including, without limitation, the Administrative Agent Fee Letter;
     (b) the satisfaction of Agent as to the absence, since March 31, 2006, of any Material Adverse Effect or any event or condition which could reasonably be expected to result in a Material Adverse Effect;
     (c) the receipt of the initial Borrowing Base Certificate, prepared as of the Closing Date, which certificate shall evidence immediately available excess borrowing capacity of

Revolving Loans of not less than $5,000,000 after giving effect to the initial funding of Loans on the Closing Date and the consummation of the transactions contemplated by the Operative Documents;
     (d) Merrill Lynch shall be satisfied with the results of its legal and business due diligence, which, in the case of business due diligence, shall include audits, appraisals, reports (including, without limitation, environmental reports) and other documentation (including, without limitation, title and survey documentation) with respect to any owned or leased property, communications with management regarding financial performance and financial condition and a field exam (in scope acceptable to Merrill Lynch) of Borrower and Subsidiaries, and Borrower’s and Subsidiaries’ respective operations;
     (e) Administrative Agent and the Lenders shall have received and approved all requested financial statements and projections;
     (f) intentionally omitted;
     (g) all other transactions contemplated to occur in connection with the closing of this loan and letter of credit facility shall have been consummated in accordance with applicable Law and the documentation relating thereto, which shall be satisfactory to Agent and the Lenders in form and substance;
     (h) Intentionally omitted;
     (i) Merrill Lynch shall be satisfied that there has been no material adverse change in the capital markets which could impair Merrill Lynch’s ability to successfully syndicate this loan and letter of credit facility;
     (j) all governmental and third party approvals necessary in connection with the closing of this loan and letter of credit facility and the transactions contemplated to occur in connection therewith shall have been obtained and shall be in full force and effect, and final and non-appealable;
     (k) Agent shall be satisfied with Borrower’s and its Subsidiaries’ and SSG’s respective capital, legal and organizational structure;
     (l) Intentionally omitted;
     (m) Agent shall have received copies of (or binders for) insurance policies (including without limitation casualty, property, liability and business interruption insurance) that satisfy the insurance requirements included in the Financing Documents, with certificates and endorsements satisfactory to Agent naming Agent as lender loss payee and additional insured, and Agent shall have received the satisfactory results of the review by a third party consultant engaged by Agent to review the adequacy of Borrowers’ and its Subsidiaries’ respective insurance coverage; and
     (n) receipt by Agent of such other documents, instruments and/or agreements as Agent may reasonably request.

     Section 8.2 Conditions to Acquisition Revolving Loan Commitment Increase.
     The effectiveness of the Acquisition Revolving Loan Commitment Increase shall be subject to the satisfaction of the following conditions precedent (the “Acquisition Revolving Loan Commitment Increase Conditions”), each to the satisfaction of Administrative Agent and Lenders in their sole discretion:
     (a) Borrower shall have complied with the conditions set forth in Section 5.8(c);
     (b) the payment of all fees, expenses and other amounts due and payable under each Financing Document, including, without limitation, the Administrative Agent Fee Letter;
     (c) all other transactions contemplated to occur in connection with the closing of this loan and letter of credit facility shall have been consummated in accordance with applicable Law and the documentation relating thereto, which shall be satisfactory to Agent and the Lenders in form and substance;
     (d) consummation of a Section 5.8(c) Permitted Acquisition pursuant to Acquisition Documents, each of which shall be in form and substance satisfactory to the Administrative Agent and Lenders in their sole discretion, and otherwise on terms and conditions satisfactory to the Administrative Agent and Lenders in their sole discretion;
     (e) no Default or Event of Default shall have occurred and shall be continuing;
     (f) Merrill Lynch shall be satisfied with the results of its legal and business due diligence with regard to the Target and the Credit Parties, which, in the case of business due diligence, may include audits, appraisals, reports (including, without limitation, environmental reports) and other documentation (including, without limitation, title and survey documentation) with respect to any owned or leased property, communications with management regarding financial performance and financial condition and a field exam (in scope acceptable to Merrill Lynch) of Borrower, its Subsidiaries, and Target and their respective businesses and operations;
     (g) Administrative Agent shall have received copies of (or binders for) insurance policies (including without limitation casualty, property, liability and business interruption insurance) that satisfy the insurance requirements included in the Financing Documents, with certificates and endorsements satisfactory to Administrative Agent naming Administrative Agent as lender loss payee and additional insured, and Administrative Agent shall have received the satisfactory results of the review by a third party consultant engaged by Administrative Agent to review the adequacy of the Target’s insurance coverage;
     (h) Borrower, the Target, the other Credit Parties and such other Persons reasonably requested by Administrative Agent shall have entered into such new Financing Documents and/or modifications to the Financing Documents, and shall have delivered such other documents, instruments, and agreements in respect of the Loans and the Financing Documents, as Administrative Agent may reasonably request;

     (i) (i) There is no pending or threatened Litigation with respect to the Acquisition, the Target or otherwise, and (ii) there shall not have occurred any act, condition or occurrence of any other nature whatsoever, which, in any such case, whether singly or in the aggregate, and whether or not related, has had or could reasonably expected to have a material adverse change in, or a material adverse effect upon, any of (A) the condition (financial or otherwise), operations, business, properties or prospects of any of the Credit Parties or the Target, (B) the rights and remedies of Administrative Agent or Lenders under any Financing Document, or the ability of any Credit Party to perform any of its obligations under any Financing Document to which it is a party, whether prior or subsequent to the Acquisition, (C) the legality, validity or enforceability of any Financing Document, whether prior or subsequent to the Acquisition, or (D) the existence, perfection or priority of any security interest granted in any Financing Document or the value of any material Collateral, whether prior or subsequent to the Acquisition; and
     (j) Receipt by Administrative Agent of such other information (financial or otherwise), documents, instruments and/or agreements as Administrative Agent may reasonably request.
     Section 8.3 Conditions to Each Loan, Support Agreement and Lender Letter of Credit.
     The obligation of the Lenders to make a Loan (other than Revolving Loans made pursuant to either of Section 2.2(e)(ii) and/or Section 2.5(c)), of Administrative Agent to issue any Support Agreement or of any LC Issuer to issue any Lender Letter of Credit (including, in each case, on the Closing Date) is subject to the satisfaction of the following additional conditions:
          (i) in the case of a Revolving Loan Borrowing, receipt by Administrative Agent of a Notice of Borrowing (or telephonic or electronic notice, as permitted by Section 2.2(b)(ii)) in accordance with Section 2.2(b) and, in the case of any Support Agreement or Lender Letter of Credit, receipt by Administrative Agent of a Notice of LC Credit Event in accordance with Section 2.5(a);
          (ii) the fact that, immediately after such borrowing and after application of the proceeds thereof or after such issuance, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit;
          (iii) the fact that, immediately before and after such borrowing or issuance, no Default or Event of Default shall have occurred and be continuing; and
          (iv) the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true, correct and complete on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date.
     Each giving of a Notice of LC Credit Event hereunder, each giving of a Notice of Borrowing hereunder and each acceptance by Borrower of the proceeds of any Loan made hereunder shall be deemed to be a representation and warranty by Borrower on the date of such notice or acceptance as to the facts specified in Sections 8.3(ii), 8.3(iii) and 8.3(iv).
ARTICLE 9
EVENTS OF DEFAULT
     Section 9.1 Events of Default.
     For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:
     (a) Borrower shall fail to pay when due (i) any principal under any Financing Document, or (ii) any interest, premium or fee under any Financing Document or any other amount payable under any Financing Document and such interest, premium, fee or other amount shall remain unpaid for three (3) Business Days after the respective due dates thereof;
     (b) Borrower shall fail to observe or perform any covenant contained in Article 4, Article 5, Article 6 or Article 7;
     (c) any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 9.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower of notice from Administrative Agent or Required Lenders of such default or (2) actual knowledge of Borrower or any other Credit Party of such default;
     (d) any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);
     (e) (1) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans) or in respect of any Swap Contract, or the occurrence of any other breach, default, condition or event with respect to any Debt (other than the Loans) or in respect of any Swap Contract, if (i) such failure or occurrence occurs upon the scheduled maturity of such Debt or liabilities in respect of such Swap Contract, or upon automatic acceleration of such Debt or liabilities in respect of such Swap Contract, or (ii) the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, or the counterparty under any such Swap Contract, to cause, such Debt or other liabilities to become or be declared due prior to its stated maturity, and, in each case, such Debt or liabilities have an individual principal amount (or, in the case of a Swap Contract, a notional amount) in excess of $250,000; or (2) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations or the occurrence of any event requiring the prepayment of any Subordinated Debt;
     (f) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
     (g) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy laws as now or hereafter in effect;
     (h) (1) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000, (2) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (3) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000;
     (i) one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $250,000 shall be rendered against any or all Credit Parties and either (a) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders or (b) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;
     (j) a Change of Control of Borrower shall occur;
     (k) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert;
     (l) any Credit Party shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any casualty, any labor strike,

any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction or any other event and such casualty, labor strike, determination, ruling, decision, decree, order or other event remains unstayed and in effect for any period of thirty (30) days; or
     (m) any of the Operative Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto, or any such party shall so assert.
     Section 9.2 Acceleration and Suspension or Termination of Revolving Loan Commitment.
     Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, and shall, if so requested by Required Lenders, (i) by notice to Borrower suspend or terminate the Revolving Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto, in whole or in part (and, if in part, such reduction shall be pro rata among the Lenders having a Revolving Loan Commitment Percentage) and/or (ii) by notice to Borrower declare all or any portion of the Obligations to be, and such Obligations shall thereupon become, immediately due and payable, with accrued interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same; provided that in the case of any of the Events of Default specified in Section 9.1(f) or 9.1(g) above, without any notice to Borrower or any other act by Administrative Agent or the Lenders, the Revolving Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto shall thereupon terminate and all of the Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same.
     Section 9.3 Cash Collateral.
     If an Acceleration Event shall have occurred, and so long as it continues, then without any request or the taking of any other action by Administrative Agent or the Lenders, Borrower shall immediately comply with the provisions of Section 2.5(e) with respect to the deposit of cash collateral to secure the existing Letter of Credit Liabilities and future payment of related fees.
     Section 9.4 Default Rate of Interest and Suspension of LIBOR Rate Options.
     At the election of Administrative Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, (i) the Loans and other Obligations shall bear interest at rates that are two percent (2.0%) in excess of the rates otherwise payable under this Agreement and (ii) the fee described in Section 2.5(b) shall increase by a rate that is two percent (2.0%) in excess of the rate otherwise payable under such Section. Furthermore, at the election of Administrative Agent or Required Lenders during any period in which any Event of Default is continuing (x) as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into Base Rate Loans and (y) the LIBOR election will not be available to Borrower.

     Section 9.5 Setoff Rights.
     During the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Administrative Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Borrower agrees, to the fullest extent permitted by law, that any Lender or any of such Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 9.5.
     Section 9.6 Application of Proceeds.
     (a) Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Administrative Agent from or on behalf of Borrower or any guarantor of all or any part of the Obligations, and, as between Borrower on the one hand and Administrative Agent and Lenders on the other, Administrative Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Administrative Agent may deem advisable notwithstanding any previous application by Administrative Agent.
     (b) Notwithstanding anything to the contrary contained in this Agreement, if an Acceleration Event shall have occurred, and so long as it continues, Administrative Agent shall apply any and all payments received by Administrative Agent in respect of the Obligations, and any and all proceeds of Collateral received by Administrative Agent, in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Administrative Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding and to provide cash collateral to secure any and all Letter of Credit Liability and future payment of related fees, as provided for in Section 2.5(e); fifth to Obligations owing to any Eligible Swap Counterparty in respect of any Swap Contracts permitted by the terms of this Agreement; and sixth to any other indebtedness or obligations of Borrower owing to Administrative Agent or any Lender under the Financing Documents.

     (c) Absent the occurrence and continuance of an Acceleration Event, Administrative Agent shall apply any and all payments received by Administrative Agent in respect of the Obligations, and any and all proceeds of Collateral received by Administrative Agent, in such order as Administrative Agent may from time to time elect. In the absence of any specific election made by Administrative Agent pursuant to this clause (c), payments and proceeds received by Administrative Agent pursuant to this clause (c) shall be applied in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Administrative Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations; fourth, to the principal amount of the Obligations outstanding; fifth to Obligations owing to any Eligible Swap Counterparty in respect of any Swap Contracts permitted by the terms of this Agreement; sixth to provide cash collateral to secure any then outstanding Loans, Letter of Credit Liability and payment of related fees; seventh to provide cash collateral to secure any other then outstanding Obligations, other than in respect of Swap Contracts permitted, but not required, by the terms of this Agreement, eighth to provide cash collateral to secure Obligations in respect of Swap Contracts permitted, but not required, by the terms of this Agreement; and ninth to any other indebtedness or obligations of Borrower owing to Administrative Agent or any Lender under the Financing Documents.
     (d) Any balance remaining after giving effect to the applications set forth in this Section 9.6 shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out any of the applications set forth in this Section 9.6, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.
ARTICLE 10
EXPENSES AND INDEMNITY
     Section 10.1 Expenses.
     Borrower hereby agrees to promptly pay (i) all costs and expenses of Administrative Agent (including without limitation the reasonable fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Administrative Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Administrative Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (x) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents and (y) any periodic public record searches conducted by or at the request of Administrative Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued

existence, organization and good standing of certain Persons), (ii) without limitation of the preceding clause (i), all costs and expenses of Administrative Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents, (iii) without limitation of the preceding clause (i), all costs and expenses of Administrative Agent in connection with (x) protecting, storing, insuring, handling, maintaining or selling any Collateral; (y) any litigation, dispute, suit or proceeding relating to any Financing Document; and (z) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents, and (iv) all costs and expenses incurred by Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, provided, that to the extent that the costs and expenses referred to in this clause (iv) consist of fees, costs and expenses of counsel, Borrower shall be obligated to pay such reasonable fees, costs and expenses for counsel to Administrative Agent and for only one counsel acting for all Lenders (other than Administrative Agent).
     Section 10.2 Indemnity.
     Borrower hereby agrees to indemnify, pay and hold harmless Administrative Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Administrative Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Administrative Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by Borrower, any Subsidiary or any other Person of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Borrower or any Subsidiary, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Loans and Letters of Credit, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.
ARTICLE 11
ADMINISTRATIVE AGENT
     Section 11.1 Appointment and Authorization.
     Each Lender hereby irrevocably appoints and authorizes Administrative Agent to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as Administrative Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 12.5 and to the terms of the other Financing Documents, Administrative Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article 11 are solely for the benefit of Administrative Agent and Lenders and neither Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Credit Party. Administrative Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its own agents or employees.
     Section 11.2 Administrative Agent and Affiliates.
     Administrative Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Administrative Agent, and Administrative Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Administrative Agent hereunder.
     Section 11.3 Action by Administrative Agent.
     The duties of Administrative Agent shall be mechanical and administrative in nature. Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon Administrative Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.
     Section 11.4 Consultation with Experts.
     Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 11.5 Liability of Administrative Agent.
     Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Administrative Agent shall be liable with respect to its specific duties set forth hereunder, but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements specified in any Financing Document; (iii) the satisfaction of any condition specified in any Financing Document; (iv) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (v) the existence or non-existence of any Default or Event of Default; or (vi) the financial condition of any Credit Party. Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).
     Section 11.6 Indemnification.
     Each Lender shall, in accordance with its Pro Rata Share, indemnify Administrative Agent (to the extent not reimbursed by Borrower) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Administrative Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that Administrative Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Administrative Agent hereunder or thereunder. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished.
     Section 11.7 Right to Request and Act on Instructions.
     Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Administrative Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders or Required Revolving Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders or Required Revolving Lenders (or such other applicable portion of the Lenders), Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.6.
     Section 11.8 Credit Decision.
     Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.
     Section 11.9 Collateral Matters.
     Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to (x) release any Lien granted to or held by Administrative Agent under any Security Document (i) upon termination of the Revolving Loan Commitment and payment in full of all Obligations, the expiration, termination or cash collateralization (to the satisfaction of Administrative Agent) of all Letters of Credit and, to the extent required by Administrative Agent in its sole discretion, the expiration, termination or cash collateralization (to the satisfaction of Administrative Agent) of all Swap Contracts secured, in whole or in part, by any Collateral; or (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents) and (y) release or subordinate any Lien granted to or held by Administrative Agent under any Security Document constituting property described in Section 5.2(c) (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the identification of any property described in Section 5.2(c)). Upon request by Administrative Agent at any time, Lenders will confirm Administrative Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 11.9.

     Section 11.10 Agency for Perfection.
     Administrative Agent and each Lender hereby appoint Administrative Agent as agent for the purpose of perfecting Administrative Agent’s security interest (for the benefit of Administrative Agent and Lenders) in the Collateral. Administrative Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Administrative Agent’s security interest (for the benefit of Administrative Agent and Lenders) in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Administrative Agent) obtain possession or control of any such assets, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor, shall deliver such assets to Administrative Agent or in accordance with Administrative Agent’s instructions or transfer control to Administrative Agent in accordance with Administrative Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by Administrative Agent (or consented to by Administrative Agent, as provided in Section 9.5), it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent.
     Section 11.11 Notice of Default.
     Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Administrative Agent will notify each Lender of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders, Required Revolving Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.
     Section 11.12 Successor Administrative Agent.
     Administrative Agent may at any time give notice of its resignation to the Lenders, Swingline Lender and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Borrower, to appoint a successor Administrative Agent. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder and notice of such acceptance to the retiring Administrative Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, the retiring Administrative Agent’s resignation shall become immediately effective and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if such resignation was not already effective and such duties and obligations not already discharged, as provided below in this paragraph). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and Swingline Lender (but without any obligation) appoint a successor Administrative Agent. From and following the expiration of such thirty (30) day period, Administrative Agent shall have the exclusive right, upon one (1) Business Days’ notice to Borrower and the Lenders, to make its resignation effective immediately. From and following the effectiveness of such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and Swingline Lender directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. The provisions of this Agreement shall continue in effect for the benefit of any retiring Administrative Agent and its sub-agents after the effectiveness of its resignation hereunder and under the other Financing Documents in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting or was continuing to act as Administrative Agent.
     Section 11.13 Disbursements of Revolving Loans; Payment and Sharing of Payment.
     (a) Revolving Loan Advances, Payments and Settlements; Interest and Fee Payments.
          (i) Administrative Agent shall have the right, on behalf of Revolving Lenders (other than Non-Funding Revolving Lenders) to disburse funds to Borrower for all Revolving Loans requested or deemed requested by Borrower pursuant to the terms of this Agreement regardless of whether the conditions precedent set forth in Section 8.3 are then satisfied, including the existence of any Default or Event of Default either before or after giving effect to the making of such Revolving Loans; provided, that Administrative Agent shall not advance any Revolving Loan pursuant to this clause (i) if the Revolving Loan Outstandings exceed the Revolving Loan Limit, either before or after giving effect to the making of any proposed Revolving Loan. Administrative Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Revolving Lender, other than any Non-Funding Revolving Lenders, will fund its Pro Rata Share of all Revolving Loans requested by Borrower. Each Revolving Lender (other than any Non-Funding Revolving Lender) shall reimburse Administrative Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Administrative Agent pursuant to the first sentence of this clause (i), or if Administrative Agent so requests, each Revolving Lender will remit to Administrative Agent its Pro Rata Share of any Revolving Loan before Administrative Agent disburses the same to Borrower. If Administrative Agent elects to require that each Revolving Lender make funds available to Administrative Agent, prior to a disbursement by Administrative Agent to Borrower, Administrative Agent shall advise each Revolving Lender by telephone, facsimile or e-mail of the amount of such Revolving Lender’s Pro Rata Share of the Revolving Loan requested by Borrower no later than noon (Chicago time) on the date of funding of such Revolving Loan, and each such Revolving Lender shall, subject to the provisions of Article 8, pay Administrative Agent on such date such Revolving Lender’s Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified by Administrative Agent to Revolving Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Administrative Agent’s demand, Administrative Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Administrative Agent. Any repayment required by Borrower pursuant to this Section 11.13 shall be accompanied by accrued interest thereon from and including the date such amount is made available to Borrower to but excluding the date of payment at the rate of interest then applicable to Revolving Loans which are Base Rate Loans. Nothing in this Section 11.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.
          (ii) On a Business Day of each week as selected from time to time by Administrative Agent, or more frequently (including daily), if Administrative Agent so elects (each such day being a “Settlement Date”), Administrative Agent will advise each Revolving Lender by telephone, facsimile or e-mail of the amount of each such Revolving Lender’s Pro Rata Share of the Revolving Loan balance as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Revolving Lender’s actual Pro Rata Share of the Revolving Loan balance to such Lender’s required Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due shall pay Administrative Agent, without setoff or discount, to the Payment Account not later than noon (Chicago time) on the Business Day following the Settlement Date the full amount necessary to make such adjustment. Any obligation arising pursuant to the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. In the event settlement shall not have occurred by the date and time specified in the second preceding sentence, interest shall accrue on the unsettled amount at the Federal Funds Rate, for the first three (3) days following the scheduled date of settlement, and thereafter at the Base Rate plus the Base Rate Margin applicable to Revolving Loans.
          (iii) On each Settlement Date, Administrative Agent shall advise each Revolving Lender by telephone, facsimile or e-mail of the amount of such Revolving Lender’s Pro Rata Share of principal, interest and fees paid for the benefit of Revolving Lenders with respect to each applicable Revolving Loan, to the extent of such Revolving Lender’s credit exposure with respect thereto, and shall make payment to such Revolving Lender not later than noon (Chicago time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Revolving Lender to Administrative Agent, as the same may be modified from time to time by written notice to Administrative Agent; provided, that, in the case such Revolving Lender is a Defaulted Lender, Administrative Agent shall be entitled to set off the funding short-fall against that Defaulted Lender’s respective share of all payments received from Borrower.

          (iv) The provisions of this Section 11.13(a) shall be deemed to be binding upon Administrative Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to Borrower or any other Credit Party.
     (b) Term Loan Payments. Payments of principal, interest and fees in respect of the Term Loan will be settled on the date of receipt if received by Administrative Agent on the last Business Day of a month or on the Business Day immediately following the date of receipt if received on any day other than the last Business Day of a month.
     (c) Return of Payments.
          (i) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.
          (ii) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.
     (d) Defaulted Lenders. The failure of any Defaulted Lender to make any Revolving Loan or any payment required by it hereunder shall not relieve any other Lender of its obligations to make such Revolving Loan or payment, but neither any other Lender nor Administrative Agent shall be responsible for the failure of any Defaulted Lender to make a Revolving Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” or “Required Revolving Lenders” hereunder) for any voting or consent rights under or with respect to any Financing Document.
     (e) Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 2.3(e)(v) or Section 2.9) in excess of its Pro Rata Share of payments entitled pursuant to the other provisions of this Section 11.13, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter required to be returned or otherwise recovered from such purchasing Lender, such portion of such purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such return or recovery, without interest. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this clause (e) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 9.5) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this clause (e) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this clause (e) to share in the benefits of any recovery on such secured claim. Notwithstanding the foregoing, Administrative Agent may retain for its own account any and all payments made and to be made under the Administrative Agent Fee Letter.
     Section 11.14 Right to Perform, Preserve and Protect.
     If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Administrative Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrower’s expense. Administrative Agent is further authorized by Borrower and the Lenders to make expenditures from time to time which Administrative Agent, in its reasonable business judgment, deems necessary or desirable to (i) preserve or protect the business conducted by Borrower, the Collateral, or any portion thereof and/or (ii) enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations. Borrower hereby agrees to reimburse Administrative Agent on demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section 11.14. Each Lender hereby agrees to indemnify Administrative Agent upon demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section 11.14, in accordance with the provisions of Section 11.6.
     Section 11.15 Additional Titled Agents.
     Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Administrative Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loans and in the Revolving Loan Commitment, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.

ARTICLE 12
MISCELLANEOUS
     Section 12.1 Survival.
     All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents. The provisions of Sections 2.8 and 2.9 and Articles 10, 11 and 12 shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement.
     Section 12.2 No Waivers.
     No failure or delay by Administrative Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that Borrower or any other Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.
     Section 12.3 Notices.
     (a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, e-mail, electronic submissions or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an Assignment Agreement or in a notice delivered to Borrower and Administrative Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Administrative Agent and Borrower; provided, that notices, requests or other communications shall be permitted by e-mail or other electronic submissions only in accordance with the provisions of Section 12.3(b). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, (ii) if given by e-mail or other electronic submissions, as set forth in Section 12.3(c) or (iii) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section.
     (b) Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) provided, that (i) the foregoing shall not apply to notices sent directly to any party hereto if such party has notified the Administrative Agent that it has elected not to receive notices by electronic communication (which election may be limited to particular notices) and (ii) no Notices of

Borrowing, Notices of LC Credit Event or any notices regarding request for advances hereunder shall be permitted to be delivered or furnished by electronic communication unless made in accordance with specific procedures approved from time to time by Administrative Agent.
     (c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.
     Section 12.4 Severability.
     In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     Section 12.5 Amendments and Waivers.
     (a) No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrower and the Required Lenders (and, if (x) any amendment, waiver or other modification would either increase a Lender’s Revolving Loan Commitment Amount or increase a Lender’s funding obligations in respect of any Term Loan, by such Lender and (y) the rights or duties of Administrative Agent, LC Issuer and/or Swingline Lender are affected thereby, by Administrative Agent, LC Issuer and/or Swingline Lender, as the case may be); provided that no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (i) reduce the principal of, rate of interest on or any fees with respect to any Loan or Reimbursement Obligation or forgive any principal, interest or fees with respect to any Loan or Reimbursement Obligation; (ii) postpone the date fixed for, or waive, any payment (other than a payment pursuant to Section 2.1(c)) of principal of any Loan, or of any Reimbursement Obligation or of interest on any Loan or any Reimbursement Obligation or any fees hereunder or for any termination of any commitment; (iii) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (iv) release all or substantially all of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all of the Collateral or release any guarantor of all or any portion of the Obligations of its Guarantee obligations with respect thereto, except, in each case with respect to this clause (iv), as otherwise may be provided in this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder); (v) amend, waive or otherwise modify this Section 12.5(a) or the definitions of the terms used in this Section 12.5(a) insofar as the definitions affect the substance of this Section 12.5(a); or (vi) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release Borrower of its payment obligations under any Financing Document, except, in each case with respect to this clause (vi), pursuant to a merger or consolidation permitted pursuant to this Agreement. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (iii), (iv), (v) and (vi) of the preceding sentence.
     (b) Without limitation of the provisions of the preceding clause (a), no amendment, waiver or other modification to this Agreement shall, unless signed by Required Revolving Lenders, (i) increase any of the advance rates set forth in the Borrowing Base Certificate, (ii) make less restrictive the calculation of the Borrowing Base; (iii) amend, waive or otherwise modify Section 2.2(a) or the definitions of the terms used in Section 2.2(a) insofar as the definitions affect the substance of such Section; (iv) change the definition of the term Required Revolving Lenders or the percentage of Lenders which shall be required for Required Revolving Lenders to take any action hereunder or (v) amend, waive or otherwise modify this Section 12.5(b) or the definitions of the terms used in this Section 12.5(b) insofar as the definitions affect the substance of this Section 12.5(b).
     Section 12.6 Assignments; Participations; Replacement of Lenders.
     (a) Assignments.
          (i) Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loans and interest in the Revolving Loan Commitment, together with all related obligations of such Lender hereunder. Except as Administrative Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor’s entire interests in the Revolving Loan Commitment and outstanding Loans; provided, that, in connection with simultaneous assignments to two or more related Approved Funds, such Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. Borrower and Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Administrative Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500; provided, only one processing fee shall be payable in connection with simultaneous assignments to two or more related Approved Funds.
          (ii) From and after the date on which the conditions described above have been met, (i) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 12.1). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Administrative Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee’s percentage interest in the Revolving Loan Commitment plus the principal amount of the Eligible Assignee’s Term Loan (and, as applicable, Notes in the principal amount of that portion of the Revolving Loan Commitment retained by the assigning Lender plus the principal amount of the Term Loan retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower any prior Note held by it.
          (iii) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Chicago, Illinois a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Administrative Agent.
          (iv) Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (v) Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, Administrative Agent has the right, but not the obligation, to effectuate assignments of Loans and Revolving Loan Commitments via an electronic settlement system acceptable to Administrative Agent as designated in writing from time to time to the Lenders by Administrative Agent (the “Settlement Service”). At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 12.6(a). Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loans and Revolving Loan Commitments pursuant to the Settlement Service. If so elected by each of Administrative Agent and the Borrower, Administrative Agent’s and the Borrower’s approval of such Eligible Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Loans and Revolving Loan Commitments shall be effected by the provisions otherwise set forth herein until Administrative Agent notifies Lenders of the Settlement Service as set forth herein.
     (b) Participations.

     Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 12.5 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Except as otherwise consented to by Administrative Agent, each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 9.5.
     (c) Replacement of Lenders.
     Within thirty (30) days after: (i) receipt by Administrative Agent of notice and demand from any Lender for payment of additional costs as provided in Sections 2.3(e)(v) or Section 2.9, which demand shall not have been revoked, (ii) Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, (iii) any Lender is a Defaulted Lender, and the circumstances causing such status shall not have been cured or waived; or (iv) any failure by any Lender to consent to a requested amendment, waiver or modification to any Financing Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender, or each Lender affected thereby, is required with respect thereto, (each relevant Lender in the foregoing clauses (i) through (iv) being an “Affected Lender”) each of Borrower and Administrative Agent may, at its option, notify such Affected Lender and, in the case of Borrower election, the Administrative Agent, of such Person’s intention to obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Lender, which Replacement Lender shall be an Eligible Assignee and, in the event the Replacement Lender is to replace an Affected Lender described in the preceding clause (iv), such Replacement Lender consents to the requested amendment, waiver or modification making the replaced Lender an Affected Lender. In the event Borrower or Administrative Agent, as applicable, obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell, at par, and assign all of its Loans and funding commitments hereunder to such Replacement Lender in accordance with the procedures set forth in Section 12.6(a); provided, that (i) Borrower shall have reimbursed such Lender for its increased costs and additional payments for which it is entitled to reimbursement under any of Sections 2.3(e)(v), 2.8 or Section 2.9, as applicable, of this Agreement through the date of such sale and assignment and (ii) Borrower shall pay to Administrative Agent the $3,500 processing fee in respect of such assignment. In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 12.6(a) within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 12.6(c) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 12.6(c), such replaced Lender shall be deemed to have consented to the terms of such Assignment Agreement, and any such Assignment Agreement executed by Administrative Agent, the Replacement Lender and, to the extent required pursuant to Section 12.6(a), Borrower, shall be effective for purposes of this Section 12.6(c) and Section 12.6(a). Upon any such assignment and payment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof, other than with respect to such rights and obligations that survive termination as set forth in Section 12.1.
     (d) Credit Party Assignments.
     No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of Administrative Agent and each Lender.
     Section 12.7 Headings.
     Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.
     Section 12.8 Confidentiality.
     Administrative Agent and each Lender shall hold all non-public information regarding the Credit Parties and their respective businesses identified as such by Borrower and obtained by Administrative Agent or any Lender pursuant to the requirements hereof in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such information may be made (i) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (ii) to prospective transferees or purchasers of any interest in the Loans, and to prospective contractual counterparties (or the professional advisors thereto) in Swap Contracts permitted hereby, provided that any such Persons shall have agreed to be bound by the provisions of this Section 12.8, (iii) as required by Law, subpoena, judicial order or similar order and in connection with any litigation; provided, that to the extent practicable, the Administrative Agent or any Lender, as the case may be, shall provide the affected Credit Party written notice prior to disclosure so that such Credit Party may seek appropriate protective orders prior to disclosure, (iv) as may be required in connection with the examination, audit or similar investigation of such Person and (v) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in party, by the Loans. Confidential information shall include only such information identified as such at the time provided to Administrative Agent and shall not include information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (ii) is disclosed to such Person by a Person other than a Credit Party, provided Administrative Agent or the disclosing Lender, if applicable, does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Administrative Agent and Lenders under this Section 12.8 shall supersede and replace the obligations of Administrative Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Administrative Agent or any Lender prior to the date hereof.
     Section 12.9 Waiver of Consequential and Other Damages.
     To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.
     Section 12.10 Marshaling; Payments Set Aside.
     Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower makes any payment or Administrative Agent enforces its Liens or Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.
     Section 12.11 GOVERNING LAW; SUBMISSION TO JURISDICTION.
     THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING

TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
     Section 12.12 WAIVER OF JURY TRIAL.
     EACH OF BORROWER, ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
     Section 12.13 Publication; Advertisement.
     (a) Publication. No Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Merrill Lynch or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by Law, subpoena or judicial or similar order, in which case the applicable Credit Party shall give Administrative Agent prior written notice of such publication or other disclosure or (ii) with Merrill Lynch’s prior written consent.
     (b) Advertisement. Each Lender and each Credit Party hereby authorizes Merrill Lynch to publish the name of such Lender and Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which Merrill Lynch elects to submit for publication. In addition, each Lender and each Credit Party agrees that Merrill Lynch may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, Merrill Lynch shall provide Borrower with an opportunity to review and confer with Merrill Lynch regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, Merrill Lynch may, from time to time, publish such information in any media form desired by Merrill Lynch, until such time that Borrower shall have requested Merrill Lynch cease any such further publication.
     Section 12.14 Senior Debt.
     The Obligations shall constitute “Senior Debt” under that certain Indenture dated as of November 26, 2004, as amended to date, between Borrower and The Bank of New York Trust Company, N.A., as Trustee, and within the meaning of the Convertible Senior Notes.
     Section 12.15 Counterparts; Integration.
     This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile shall bind the parties hereto. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
     Section 12.16 No Strict Construction.
     The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COLLEGIATE PACIFIC INC.

By:		/s/ William R. Estill

Name: William R. Estill
Title: Chief Financial Officer

	Address:	13950 Senlac Drive, Suite 100
Dallas, TX 75234

Facsimile number: (214) 484-1377
E-Mail Address: bill@colpac.com
Taxpayer Identification Number: 2980248

Payment Account Designation:

ABA No.:

Account No.:

Account Name:

With a copy to:

LIDJI & DOREY

Address:	500 N. Akard St., Suite 3500
Dallas, TX 75201
Attention: Michael R. Dorey Esq.
Facsimile number: (214) 774–1230
E-Mail Address: mdorey@lidjidorey.com

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and a Lender

By:	/s/ Brian Talty

Name: Brian Talty
Title: Senior Vice President

	Address:	15 Exchange Place, 4th Floor Jersey City, New Jersey 07302-3914 Attn: Account Manager for Collegiate Pacific Inc. Transaction

Facsimile number: (201) 593 - 7870 E-Mail Address: brian_talty@ml.com

With a copy to:

Merrill Lynch Capital 222 N. LaSalle Street, 16th Floor Chicago, Illinois 60601
Attn:	Group Senior Transaction Attorney, Corporate Finance, for Collegiate Pacific Inc. transaction
Facsimile number: (312) 499-3126

And with an additional copy to:

TROUTMAN SANDERS LLP

Address:	The Chrysler Building 405 Lexington Avenue New York, New York 10174 Attention: William D. Freedman, Esq.
Facsimile number: (212) 704–5935 E-Mail Address: william.freedman@troutmansanders.com

List of Annexes attached to this agreement and not filed herewith:

Annex B	-	Closing Checklist

Annex A
Commitment Annex
(as of the Closing Date)

	Revolving
	Loan	Revolving Loan	Term Loan	Term Loan
	Commitment	Commitment	Commitment	Commitment
Lender	Amount	Percentage	Amount	Percentage
Merrill Lynch Capital	$20,000,000	100%	$10,000,000	100%
TOTALS	$20,000,000	100%	$10,000,000	100%
(After Effectiveness of Acquisition Revolving Loan Commitment Increase)

	Revolving
	Loan	Revolving Loan	Term Loan	Term Loan
	Commitment	Commitment	Commitment	Commitment
Lender	Amount[1]	Percentage	Amount	Percentage
Merrill Lynch Capital	$35,000,000	100%	$10,000,000	100%
TOTALS	$35,000,000	100%	$10,000,000	100%
(After Effectiveness of Optional Revolving Loan Commitment Increase)

	Revolving
	Loan	Revolving Loan	Term Loan	Term Loan
	Commitment	Commitment	Commitment	Commitment
Lender	Amount[2]	Percentage	Amount	Percentage
Merrill Lynch Capital	$30,000,000	100%	$10,000,000	100%
TOTALS	$30,000,000	100%	$10,000,000	100%

[1]	If the Optional Revolving Loan Commitment Increase is effective at the time of the effectiveness of the Acquisition Revolving Loan Commitment Increase, then the amounts in this column shall be increased by $10,000,000 to $45,000,000.

[2]	If the Acquisition Revolving Loan Commitment Increase is effective at the time of the effectiveness of the Optional Revolving Loan Commitment Increase, then the amounts in this column shall be increased by $15,000,000 to $45,000,000.

Exhibit A to Credit Agreement (Assignment Agreement)
     This Assignment Agreement (this “Assignment Agreement”) is entered into as of                      by and between the Assignor named on the signature page hereto (“Assignor”) and the Assignee named on the signature page hereto (“Assignee”). Reference is made to the Credit Agreement dated as of                      (as amended or otherwise modified from time to time, the “Credit Agreement”) among Collegiate Pacific Inc. (“Borrower”), the financial institutions party thereto from time to time, as Lenders, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.
     Assignor and Assignee hereby agree as follows:
     Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor the interests set forth on the schedule attached hereto (the “Schedule”), in and to Assignor’s rights and obligations under the Credit Agreement as of the effective date set forth on the Schedule (the “Effective Date”). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein. On the Effective Date, Assignee shall pay to Assignor an amount equal to the aggregate amounts assigned pursuant to the Schedule (exclusive of unfunded portions of the Revolving Loan Commitment) and Assignor shall pay to Assignee a closing fee in respect of the transactions contemplated hereby in the amount specified on the Schedule.
     Assignor (i) represents that as of the Effective Date, that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Financing Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any other Credit Party or any other Person or the performance or observance by any Credit Party of its Obligations under the Credit Agreement or any other Financing Documents or any other instrument or document furnished pursuant thereto.
     Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Financing Documents, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (ii) agrees that it will, independently and without reliance upon Administrative Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Financing Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in

Exhibit A – Page 1

accordance with their terms all obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a claim under the Credit Agreement; (vi) represents and warrants that Assignee is not a Foreign Lender or, if it is a Foreign Lender, (A) that it has delivered to Administrative Agent the documentation required to be delivered to Administrative Agent by Section 13 below and (B) that if it is claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, (w) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (x) it is not a 10-percent shareholder of any Credit Party within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code, (y) it is not a controlled foreign corporation related to any Credit Party within the meaning of Section 881(c)(3)(C) of the Code and (z) it is not a conduit entity participating in a conduit financing arrangement (as defined in Section 1.881-3 of the Code Treasury Regulations); (vii) represents and warrants that Assignee is (or, upon receipt of the required consents hereto by Administrative Agent, Swingline Lender and Borrower will become) an Eligible Assignee and (viii) represents and warrants that it has experience and expertise in the making or the purchasing of loans such as the Loans, and that it has acquired the interests described herein for its own account and without any present intention of selling all or any portion of such interests.
     Each of Assignor and Assignee represents and warrants to the other party hereto that it has full power and authority to enter into this Assignment Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Assignment Agreement has been duly authorized, executed and delivered by such party and that this Assignment Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.
     Upon the effectiveness of this Assignment Agreement as provided below, (i) Administrative Agent shall register Assignee as a Lender, pursuant to the terms of the Credit Agreement, (ii) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder, (iii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and (iv) Administrative Agent shall thereafter make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Administrative Agent or with respect to the making of this assignment directly between themselves.
     Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Assignment Agreement.
     Neither this Assignment Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Assignment

Exhibit A – Page 2

Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.
     For the purposes hereof and for purposes of the Credit Agreement, the notice address of Assignee shall be as set forth on the Schedule. Any notice or other communication herein required or permitted to be given shall be in writing and delivered in accordance with the notice provisions of the Credit Agreement.
     In case any provision in or obligation under this Assignment Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     This Assignment Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     This Assignment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same agreement.
     This Assignment Agreement shall become effective as of the Effective Date upon the satisfaction of each of the following conditions: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by each of Administrative Agent and Borrower as evidence of its consent hereto to the extent required pursuant to Section 12.6(a) of the Credit Agreement, (iii) the receipt by Administrative Agent of the administrative fee referred to in Section 12.6(a) of the Credit Agreement, (iv) in the event Assignee is a Foreign Lender, the receipt by Administrative Agent of United States Internal Revenue Service Forms W-8ECI, W-8BEN or W-8IMY (as applicable), and such other forms, certificates or documents, including those prescribed by the United States Internal Revenue Service, properly completed and executed by Assignee, certifying as to Assignee’s entitlement to exemption from withholding or deduction of Taxes, and (v) the receipt by Administrative Agent of originals or telecopies of the counterparts described above.

Exhibit A – Page 3

     The parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first written above.

ASSIGNOR:

By:

Title:

ASSIGNEE:

By:

Title:

Consented to:

Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and Swingline Lender

By:

Title:

Collegiate Pacific Inc.

By:

Title:

Exhibit A – Page 4

Schedule to Assignment Agreement

Assignor:

Assignee:

Effective Date:

     Credit Agreement dated as of                                          among Collegiate Pacific Inc., as Borrower, the financial institutions party thereto from time to time, as Lenders, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent.
Interests Assigned:

Revolving Loan
Commitment/Loan	Commitment	Term Loan
Assignor Amounts	$	$

Amounts Assigned	$	$

Assignor Amounts (post-assignment)	$	$

Closing Fee: $
Assignee Information:

Address for Notices:	Address for Payments:

Bank:

Attention:	ABA #:

Telephone:	Account #

Facsimile:	Reference:

Exhibit A – Page 5

Exhibit B to Credit Agreement (Compliance Certificate)
COMPLIANCE CERTIFICATE
[BORROWER]
Date:                     ,
     This certificate is given by                                         , a Responsible Officer of                      (“Borrower”), pursuant to Section 4.1(c) of that certain Credit Agreement dated as of                     ,                      among Borrower, the Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
     The undersigned Responsible Officer hereby certifies to Administrative Agent and Lenders that:
     (a) the financial statements delivered with this certificate in accordance with Section 4.1(a) and/or 4.1(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrower and the Subsidiaries as of the dates and the accounting period covered by such financial statements;
     (b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrower and the Subsidiaries during the accounting period covered by such financial statements;
     (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is undertaking and proposes to take with respect thereto;
     (d) Borrower is in compliance with the covenants contained in Article 7 of the Credit Agreement, as demonstrated by the calculation of such covenants below, except as set forth below;
     (e) the Fixed Charge Coverage Ratio for the period covered by this certificate, as demonstrated by the calculations required by Section 7.1 attached hereto, is ___ to 1.00; and

Exhibit B – Page 1

     (f) the Senior Leverage Ratio for the period covered by this certificate, as demonstrated by the calculations required by Section 7.2 attached hereto, is            to 1.00.
     Prior to the effectiveness of the Acquisition Revolving Loan Commitment Increase, the following table will be applicable:

	Revolving Loans, Term Loan and
	all other Obligations
Senior Leverage Ratio	Base Rate	LIBOR
Greater than or equal to 2.00 to 1.00	0.50%	2.00%
Greater than or equal to 1.00 to 1.00, but less than or equal to 2.00 to 1.00	0.25%	1.75%
Less than 1.00	0.00%	1.50%
     After the effectiveness of the Acquisition Revolving Loan Commitment Increase, the following table will be applicable:

	Revolving Loans and all other
	Obligations (other than Term Loan)		Term Loan
Senior Leverage Ratio	Base Rate	LIBOR	Base Rate	LIBOR
Greater than or equal to 2.00 to 1.00	0.50%	2.00%	0.75%	2.25%
Greater than or equal to 1.00 to 1.00, but less than or equal to 2.00 to 1.00	0.25%	1.75%	0.50%	2.00%
Less than 1.00	0.00%	1.50%	0.25%	1.75%
     IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ___day of _________, _________.

By

Name

Title	of Borrower

Exhibit B – Page 2

FIXED CHARGE COVERAGE RATIO3
(Section 7.1)

Fixed Charge Coverage Ratio for the applicable measurement period (the “Defined Period”) is defined as follows:

Fixed Charges:

Interest expense ($______), net of interest income ($______), interest paid in kind ($______) and amortization of capitalized fees and expenses, if any, incurred to consummate the transactions contemplated by the Operative Documents and included in interest expense ($______), included in the determination of net income of Borrower and its Consolidated Subsidiaries for the Defined Period (“Total Interest Expense”)
$

Plus: Any provision for (benefit from) income or franchise taxes included in the determination of net income for the Defined Period

Scheduled payments of principal for the Defined Period with respect to all Debt (including the portion of scheduled payments under Capital Leases allocable to principal but excluding mandatory prepayments required by Section 2.1(c) and excluding scheduled repayments of Revolving Loans and other Debt subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment (or equivalent loan commitment))

Increases (decreases) during the Defined Period in deferred tax assets

Decreases (increases) during the Defined Period in deferred tax liabilities

Restricted Distributions made in cash during the Defined Period

Fixed Charges	$

[3]	This ratio is to be calculated for Borrower and its Consolidated Subsidiaries other than SSG until it is a wholly-owned Subsidiary of Borrower.

Exhibit B – Page 3

Operating Cash Flow:

EBITDA for the Defined Period (calculated in the manner required by Annex 1 to the Compliance Certificate)	$

Operating Cash Flow	$

Fixed Charge Coverage Ratio (Ratio of Operating Cash Flow to Fixed Charges) for the Defined Period	to 1.0

Minimum Fixed Charge Coverage for the Defined Period	[1.10][1.20][4] to 1.0

In Compliance	Yes/No

[4]	As applicable. After the effectiveness of the Acquisition Revolving Loan Commitment Increase, the minimum Fixed Charge Coverage Ratio shall be 1.20 to 1.00

Exhibit B – Page 4

SENIOR LEVERAGE RATIO5
(Section 7.2)

Total Debt:

Average daily principal balance of the Revolving Loans for the one month period ending on the last day of the applicable measurement period (the “Defined Period”)	$

Plus: Outstanding principal balance of the Term Loan as of the last day of the Defined Period

Letter of Credit Liabilities as of the last day of the Defined Period

Outstanding principal balance of all other Debt of Borrower and its Consolidated Subsidiaries as of the last day of the Defined Period

Less: Subordinated Debt

Total Debt less Subordinated Debt	$

EBITDA for the Defined Period (calculated in the manner required by Annex 1 to the Compliance Certificate)	$

Plus: Pro Forma Acquisition EBITDA (as defined below) for each Section 5.8(b) Permitted Acquisition and Section 5.8(c) Permitted Acquisition (and each such proposed acquisition for determining compliance with Section 5.8)

Permitted Acquisition No. 1: _______________
Permitted Acquisition No. 2: _______________
[add additional line items, as applicable]

Adjusted EBITDA	$

Senior Leverage Ratio (ratio of Total Debt less Subordinated Debt to Adjusted EBITDA) for the Defined Period	to 1.00

Maximum Senior Leverage Ratio for the Defined Period	2.50 to 1.00

In Compliance	Yes/No

[5]	This ratio is to be calculated for Borrower and its Consolidate Subsidiaries other than SSG until it is a wholly-owned Subsidiary of Borrower.

Exhibit B – Page 5

“Pro Forma Acquisition EBITDA” means EBITDA (calculated in the same manner as EBITDA is calculated on this Exhibit B) attributable to each Section 5.8(b) Permitted Acquisition and Section 5.8(c) Permitted Acquisition (with such pro forma adjustments as are reasonably acceptable to Administrative Agent based upon data presented to Administrative Agent to its reasonable satisfaction) consummated during the one (1) year period preceding the date of determination calculated solely for a number of months immediately preceding the consummation of the applicable Section 5.8(b) Permitted Acquisition or Section 5.8(c) Permitted Acquisition, which number equals twelve (12) minus the number of months following the consummation of the applicable Section 5.8(b) Permitted Acquisition or Section 5.8(c) Permitted Acquisition for which financial statements of Borrower and its Subsidiaries have been delivered to Administrative Agent pursuant to Section 4.1, and (ii) for purposes of determining compliance with Section 5.8, EBITDA (calculated in the same manner as EBITDA is calculated on this Exhibit B) of the target of any proposed Section 5.8(b) Permitted Acquisition or Section 5.8(c) Permitted Acquisition (adjusted with such pro forma adjustments as are reasonably acceptable to Administrative Agent based upon data presented to Administrative Agent to its reasonable satisfaction) calculated for the twelve (12) months immediately preceding the consummation of the proposed Section 5.8(b) Permitted Acquisition or Section 5.8(c) Permitted Acquisition.

Exhibit B – Page 6

ANNEX 1 TO COMPLIANCE CERTIFICATE6
EBITDA

EBITDA for the applicable measurement period (the “Defined Period”) is defined as follows:

Net income (or loss) for the Defined Period of Borrower and its Consolidated Subsidiaries, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Borrower) in which Borrower or any of its Subsidiaries has an ownership interest unless received by Borrower or its Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Borrower or is merged into or consolidated with Borrower
	$

Plus: Any provision for (or less any benefit from) income and franchise taxes (or, as the successor to franchise taxes in the State of Texas, “margin tax”) included in the determination of net income for the Defined Period

Interest expense, net of interest income, deducted in the determination of net income for the Defined Period

Amortization and depreciation deducted in the determination of net income for the Defined Period

For any Defined Period that includes the three-month period ended December 31, 2005, the one-time cash charge related to the termination of the merger agreement dated September 7, 2005 among Borrower, SSG and CP Merger Sub, Inc.		$430,000

For any Defined Period that includes the three-month period ended December 31, 2005, a one-time cash charge related to certain professional fees		$176,000

EBITDA for the Defined Period	$

[6]	EBITDA shall be calculated for Borrower and its Consolidated Subsidiaries other than SSG until it is a wholly-owned Subsidiary of Borrower.

Exhibit B – Page 7

Schedule 1 to
Compliance Certificate
[Borrower to list any existing Defaults or Events of Default, specifying the nature and period of existence of each, and the actions Borrower has taken, is undertaking and proposes to take in respect thereof. If no Defaults and no Events of Default are then in existence, such schedule should read “None”.]

Exhibit B – Page 8

Exhibit C to Credit Agreement (Borrowing Base Certificate)
Merrill Lynch Capital
Borrowing Base Report Summary

Date:	Report #:

Name:	Period Covered: to

Customer #

Accounts Receivable

Total A/R Availability	$

Inventory

Total Inventory Availability	$	$

Facility Limit

Revolving Loan Commitment

Borrowing Base Availability		$

Loan Outstanding

Current Loan Balance	$

Less: Available Collections	$

Add: Borrowings	$

Ending Loan Balance this Report		$

Overall Reserves

Letter of Credit Liabilities	$

Other	$	$

Excess/(Short) Borrowing Base		$

Pursuant to, and in accordance with, the terms and provisions of the loan documents (“Documents”), between Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent (“Secured Party”), certain financial institutions, as lenders, and Collegiate Pacific Inc. (“Borrower”), Borrower is executing and delivering to Secured Party this Borrowing Base Report accompanied by supporting data (collectively referred to as (“Report”). Borrower warrants and represents to Secured Party that this Report is true, correct, and based on information contained in Borrower’s own financial records. Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Documents, and further certifies that the Borrower is in compliance with the documents as of                                                             . This document does not supersede any provisions of the Credit Agreement.

(Borrower)

(Title)

Exhibit C – Page 1

Merrill Lynch Capital
Accounts Receivable Borrowing Base Report

Date:	Report #:		Period Covered:	To

Name:		Customer #

Accounts Receivable
A/R
1. Balance Brought Forward	$		$

2. Additions	$

3. Deductions	$

4. Gross Balance this Report	$		$

Ineligibles

5. Total Ineligibles	$		$

6. Subtotal Eligible Receivables	$		$

Advance Rates		%

7. Eligible Receivable Collateral	$

$

8. A/R Caps (If Applicable)	$

9. Gross Eligible Receivables	$		$

10. Reserves (-)	$

11. Net Availability	$		$

12. Overall A/R Limit			$

13. Total A/R Availability			$

Exhibit C – Page 2

Accounts Receivable Ineligibles

Over __ days past the due date	$

Over __ days past invoice date	$

Cross Age, __% rule	$

Affiliate Accounts	$

Foreign Accounts	$

Government Accounts (noncompliant with assignment of claims acts)	$

Customer in bankruptcy / insolvent	$

Progress billings, Bill and Hold	$

A/R in excess of approved concentration %	$

Accounts Subject to Dispute, Counterclaim or Setoff	$

Judgment, Instrument or Chattel Paper	$

Administrative Agent does not have valid lien	$

Account not owned by Borrower, or subject to any lien other than Administrative Agent’s lien	$

Conditional Sales	$

Uncompleted sale or delivery	$

Payable in Foreign Currency	$

Interest or service charges	$

Accounts reissued for partial payment, debit memos and charge backs	$

Cash on delivery or other cash sales	$

Accounts that exceed credit limit set by Administrative Agent	$

Accounts Debtors with unsatisfactory credit standing	$

Accounts subject to credits due to Account Debtor or other offset by Account Debtor	$

Collectability or enforceability impaired	$

Representation or warranties untrue	$

No invoice sent to Agent	$

Otherwise unacceptable to Administrative Agent	$

Total	$

Exhibit C – Page 3

Merrill Lynch Capital
Inventory Borrowing Base Report

Date:	Report #:		Period Covered:	to

Name:		Customer #

Inventory Category
INV
1. Balance Brought Forward	$		$

2. Additions	$

3. Deductions	$

4. Gross Balance this Report	$		$

Ineligibles
5. Total Ineligibles	$		$

6. Subtotal Eligible Inventory	$		$

Advance Rates		%

7. Eligible Inventory Collateral	$

$

8. Inventory Caps	$

9. Gross Inventory Availability	$		$

10. Reserves (-)	$

11. Net Availability	$		$

12. Overall Inventory Limit			$

13. Total Inventory Availability			$

Exhibit C – Page 4

Inventory Ineligibles

Work in Process [or raw materials]	$

Inactive inventory (excess slow moving, obsolete, etc).	$

Not held for sale in the ordinary course	$

Administrative Agent does not have valid lien	$

Lien in favor of person other than Administrative Agent	$

Outside locations / processors	$

Consigned inventory	$

Inventory in Transit or Outside Borrower Control	$

Violation of Fair Labor Standards Act/Subject to “hot goods” provision	$

Not Covered by casualty insurance	$

Display, packing, shipping, replacement or sample items	$

Returned goods	$

“Freight-in” charges	$

Representations or warranties not true	$

Hazardous Materials or goods that require license	$

Negotiable Document of Title not delivered to Administrative Agent	$

Bill and hold inventory	$

Located outside the United States	$

Otherwise unacceptable to Administrative Agent	$

Total	$

Exhibit C – Page 5

Merrill Lynch Capital
Borrowing Base Report — Collection Detail

Date:	Report #:		Period Covered:		to

Name:		Customer #		Facility #

Date Funds	A/R	Non - A/R		Total Amount
Deposited	Collections	Collections		Deposited
	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

	$	$		$

Total Funds Deposited			Total Deposits	$

From:			Less: Non A/R Collections	$

To:			Total A/R Collections	$

Exhibit C - Page 6

Exhibit D to Credit Agreement (Notice of Borrowing)
COLLEGIATE PACIFIC INC.
Date:                                         ,
          This certificate is given by                                         , a Responsible Officer of Collegiate Pacific Inc. (“Borrower”), pursuant to Section [2.2(b)/2.3(e)] of that certain Credit Agreement dated as of                                         ,            among Borrower, the Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
          The undersigned Responsible Officer hereby gives notice to Administrative Agent of Borrower’s request to: [complete as appropriate]
     (a) on [  date  ] borrow $[                    ] of Revolving Loans, which Revolving Loans shall be [Base Rate Loans/LIBOR Loans having an Interest Period of                      month(s)];
     (b) on [  date  ] convert $[                    ]of the aggregate outstanding principal amount of the [                    ] Loan, bearing interest at the [                    ] Rate, into a(n) [                    ] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [                    ] month(s)];
     (c) on [  date  ] continue $[                    ]of the aggregate outstanding principal amount of the [                    ] Loan, bearing interest at the LIBOR, as a LIBOR Loan having an Interest Period of [                    ] month(s).
          The undersigned officer hereby certifies that, both before and after giving effect to the request above (i) each of the conditions precedent set forth in Section 8.3(b), 8.3(c) and 8.3(d) have been satisfied, (ii) all of the representations and warranties contained in the Credit Agreement and the other Financing Documents are true, correct and complete as of the date hereof, except to the extent such representation or warranty relates to a specific date, in which case such representation or warranty is true, correct and complete as of such earlier date, and (iii) no Default or Event of Default has occurred and is continuing on the date hereof.

Exhibit D – Page 1

     IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this     day of                     ,               .

By

Name

Title	of Borrower

Exhibit D – Page 2

Exhibit E to Credit Agreement (Payment Notification)
COLLEGIATE PACIFIC INC.
Date:                     , ______
Reference is hereby made to the Credit Agreement dated                     , 20___ among the undersigned, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and the financial institutions party thereto. Capitalized terms used here have the meanings ascribed thereto in the Credit Agreement.
Please be advised that funds in the amount of $                     will be wire transferred to Administrative Agent on                     , 200_.
Such funds shall constitute [an optional] [a mandatory] prepayment of the Term Loan, with such prepayments to be applied in the manner specified in Section 2.1(e)(i).
Such mandatory prepayment is being made pursuant to Section 2.1(c) (i), (ii), (iii) or (iv) of the Credit Agreement.
Fax to MLC Operations 312-499-3336 no later than noon Chicago time
Note: Funds must be received no later than noon Chicago time for same day application

Wire Instructions:
Bank Name:	LaSalle Bank National Association
135 S. LaSalle Street
Chicago, IL 60603

ABA#	0710-0050-5
Account Name:	MLBFS Corporate Finance
Account #:	5800393182
Reference:	(Client Name)

Address:	Merrill Lynch Capital
222 N. LaSalle Street, 16th Floor
Chicago, IL 60601

Exhibit E – Page 1

     IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ___day of                     , ___.

By

Name

Title	of Borrower

Exhibit E – Page 2

FINAL DISCLOSURE SCHEDULES
SCHEDULES
TO THE
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Dated as of June 29, 2006
Capitalized terms not defined in the attached schedules have the meaning given to them in the Agreement. The attached schedules may contain more information than specifically required by the Agreement, in which case, such information has been included solely for informational purposes. For the avoidance of doubt, if any section of the attached schedules discloses an item or information in such a way as to make its relevance to the disclosure required by another section of the attached schedules clearly apparent based solely on the substance and particularity of such disclosure in the attached schedules, the matter shall be deemed to have been disclosed in such other section of the attached schedules, notwithstanding the omission of an appropriate cross-reference to such other section. Headings have been inserted for convenience of reference and do not augment, amend or alter the express descriptions of matters contained in the attached schedules.

FINAL DISCLOSURE SCHEDULES
SCHEDULE 3.1
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Existence, Organizational Identification Numbers, Foreign Qualification, Prior Names

	ORIGINAL
	IDENTIFIC-	JURISDICTIONS	JURISDICTIONS
CREDIT	ATION	OF	OF	ADDITIONAL
PARTY	NUMBERS	ORGANIZATION	QUALIFICATION	NAMES
Collegiate Pacific, Inc.	2980248	Delaware	Texas	The Discounter, Vantage Products, Kesmil Manufacturing, Inc.
Tomark Sports, Inc.	3738477	Delaware	California	BOO Acquisition Corp.
Kesslers Team Sports, Inc.	3761437	Delaware	Arkansas, Georgia, Illinois, Indiana, Louisiana, Mississippi, Ohio, Oklahoma, Tennessee	N/A
Dixie Sporting Goods Co., Inc.	0104782-8	Virginia	North Carolina, Ohio, West Virginia	N/A
CMS of Central Florida, Inc.	P94000013004	Florida	N/A	Orlando Team Sports
Salkeld & Sons, Inc.	0627319	Delaware	Illinois	N/A

FINAL DISCLOSURE SCHEDULES
SCHEDULE 3.4
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Capitalization

Credit Party	Authorized Shares
Collegiate Pacific Inc.	51,000,000 shares (50,000,000 common and 1,000,000 preferred)
Tomark Sports, Inc.*	100 common shares
Kesslers Team Sports, Inc.*	100 common shares
Dixie Sporting Goods Co., Inc.*	Class A Voting – 50 common shares Class B Non-Voting – 450 common shares**
CMS of Central Florida, Inc.*	7,500 common shares
Salkeld & Sons, Inc.*	5,000 common shares

*	Collegiate Pacific Inc. owns 100% of the outstanding capital stock of each Subsidiary.

**	Preemptive rights.

FINAL DISCLOSURE SCHEDULES
SCHEDULE 3.6
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Litigation
     On October 5, 2005, two stockholders of Sport Supply Group, Inc. (“SSG”), Martin Kleinbart and William Stahl, each filed a separate lawsuit in the Court of Chancery of the State of Delaware in and for New Castle County against Collegiate Pacific Inc., including Collegiate Pacific Inc.’s (the “Company”) Chairman and Chief Executive Officer, Michael J. Blumenfeld, SSG and certain former members of SSG’s board of directors. The plaintiffs filed the lawsuits as a class action on behalf of the public stockholders of SSG in connection with the now terminated Agreement and Plan of Merger pursuant to which the Company was to have acquired the remaining outstanding capital stock of SSG that it did not already own at that time. On November 22, 2005, for reasons unrelated to the pending lawsuit, the Company and SSG entered into a Termination Agreement, dated November 22, 2005, which terminated the Agreement and Plan of Merger. The lawsuit alleged the consideration to be paid to the public shareholders of SSG was inadequate and that the defendants breached certain fiduciary duties owed to the SSG public stockholders. The Company believes the claims asserted by the plaintiff are without merit.
     On December 15, 2005, a stockholder of SSG, Jeffrey S. Abraham, as Trustee of the Law Offices of Jeffrey S. Abraham Money Purchase Plan, dated December 31, 1999, f/b/o Jeffrey S. Abraham, filed a lawsuit in the Court of Chancery of the State of Delaware in and for New Castle County against Emerson Radio Corp., Geoffrey P. Jurick, Arthur J. Coerver, Harvey Rothenberg, the Company and Michael J. Blumenfeld. The plaintiff filed the lawsuits on behalf of plaintiff and as a class action on behalf of the public stockholders of SSG in connection with the now terminated Agreement and Plan of Merger pursuant to which the Company was to have acquired the remaining shares of the outstanding capital stock of SSG that it does not already own and the Company’s subsequent acquisition of an additional 1.66 million shares of SSG for approximately $9.2 million cash from an institutional stockholder. The lawsuit alleges the defendants breached certain fiduciary duties owed to SSG’s stockholders and the Company was unjustly enriched from its use of certain SSG assets. The Company believes the claims asserted by the plaintiff are without merit

FINAL DISCLOSURE SCHEDULES
and the purported derivative lawsuit is defective.
     Each Credit Party is party to various other litigation matters, involving ordinary and routine claims incidental to each Credit Party’s business. These litigation matters will not, individually or in the aggregate, have a Material Adverse Effect.

FINAL DISCLOSURE SCHEDULES
SCHEDULE 3.15
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Brokers
None.

FINAL DISCLOSURE SCHEDULES
SCHEDULE 3.16
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Material Contracts
Indenture, dated as of November 26, 2004, by and between Collegiate Pacific Inc. and The Bank of New York Trust Company N.A., as Trustee.
Registration Rights Agreement, dated as of November 26, 2004, by and between Collegiate Pacific Inc. and Thomas Weisel Partners LLC.
Loan and Security Agreement, dated November 5, 2003, as amended on April 28, 2004, August 26, 2004, November 18, 2004, November 23, 2004, May 9, 2005 and September 19, 2005, by and between Collegiate Pacific Inc. and Merrill Lynch Business Financial Services Inc.
Amended and Restated 1998 Collegiate Pacific Inc. Stock Option Plan and form of Stock Option Agreements.
ABF Warehousing Agreement, dated January 24, 2006, by and between Collegiate Pacific Inc. and ABF
Warehousing Agreement, dated February 8, 2006, by and between Collegiate Pacific Inc. and Network Logistics, Inc.
Collegiate Pacific Inc.’s 401(k) Plan, dated as of April 15, 2005.
Employment Agreement, dated January 9, 2004, by and between Collegiate Pacific Inc. and Thomas C. White.
Employment Agreement, dated January 9, 2004, by and between Collegiate Pacific Inc. and Mark S. Harpin.
Employment Agreement, dated April 1, 2004, by and between Kesslers Team Sports, Inc. and Robert Dickman.
Employment Agreement, dated April 1, 2004, by and between Kesslers Team Sports, Inc. and Daniel Dickman.
Employment Agreement, dated April 1, 2004, by and between Kesslers Team Sports, Inc. and Phil Dickman.

FINAL DISCLOSURE SCHEDULES
Employment Agreement, dated April 1, 2004, by and between Kesslers Team Sports, Inc. and Steve Carloni.
Employment Agreement, dated July 23, 2004, by and between Dixie Sporting Goods Co., Inc. and Keneth L. Caravati.
Employment Agreement, dated July 23, 2004, by and between Dixie Sporting Goods Co., Inc. and C. Michael Caravati.
Employment Agreement, dated July 23, 2004, by and between Dixie Sporting Goods Co., Inc. and Kenneth L. Caravati.
Promissory Note, dated July 26, 2004, executed by Collegiate Pacific Inc. payable to Kenneth L. Caravati in the stated principal amount of $250,000.
Promissory Note, dated July 26, 2004, executed by Collegiate Pacific Inc. payable to C. Michael Caravati in the stated principal amount of $250,000.
Employment Agreement, dated December 10, 2004, by and between CMS of Central Florida Inc. and Michael McWeeney.
Promissory Note, dated May 11, 2005, executed by Collegiate Pacific Inc. payable to Albert A. Messier in the stated principal amount of $100,000.
Promissory Note, dated May 11, 2005, executed by Collegiate Pacific Inc. payable to Daniel F. Salkeld in the stated principal amount of $130,000.
Employment Agreement, dated May 11, 2005, by and between Salkeld & Sons Inc. and Albert A. Messier.
Employment Agreement, dated May 11, 2005, by and between Salkeld & Sons Inc. and Daniel F. Salkeld.
Agreement and Plan of Merger, dated as of December 30, 2003, by and among Tomark, Inc., Collegiate Pacific Inc., BOO Merger Corp., Thomas C. White and Mark S. Harpin.
Asset Purchase Agreement, dated as of February 9, 2004, by and among Kesslers Team Sports, Inc., Collegiate Pacific Inc., BOO Acquisition Corp., Bob Dickman, Dan Dickman, Phil Dickman and Floyd Dickman.
Stock Purchase Agreement, dated as of July 23, 2004, by and among Collegiate Pacific Inc., Kenneth L. Caravati and C. Michael Caravati.
Stock Purchase Agreement, dated as of December 10, 2004, by and among Collegiate Pacific Inc., Barbara L. Smith, Carmine McWeeney and Michael McWeeney.
Stock Purchase Agreement, dated as of May 11, 2005, by and among Collegiate Pacific Inc., Albert A. Messier and Daniel F. Salkeld.
Stock Purchase Agreement, dated as of July 1, 2005, by and among Collegiate Pacific Inc., Emerson Radio Corp. and Emerson Radio (Hong Kong) Limited.
Asset Purchase Agreement, dated as of August 3, 2005, by and among Collegiate Pacific Inc., Salkeld & Sons, Inc. and Albert A. Messier.
Agreement and Plan of Merger, dated as of September 7, 2005, by and among Collegiate Pacific Inc., CP Merger Sub, Inc. and Sport Supply Group, Inc.
Exclusive Licensing Agreement, dated February 7, 2000, as amended on March 16, 2001, by and between Edwards Sports Products Limited and Collegiate Pacific Inc.

FINAL DISCLOSURE SCHEDULES
Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Michael J. Blumenfeld.
Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Adam Blumenfeld.
Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and William R. Estill.
Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Arthur J. Coerver.
Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Harvey Rothenberg.
Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Tevis Martin.
Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Kurt Hagan.
Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Bob Dickman.
Real Property Leases

						Name and Address of
						Owner (if leased) or
			Owned/Leased			Third-Party Operator (if
Credit			/Operated by	Annualized		operated by a third
Party	Address	Size	Third Party	Rent		party)
Collegiate Pacific Inc.	13950 Senlac Drive, Suite 100- 200 Dallas, TX 75234	88,000 sq. ft.	Lease; expires in 2007	$347,364		The Realty Associates Fund VI, L.P.; c/o TA Associates Realty, 28 State St., 10th Floor, Boston, MA 02109
Collegiate Pacific Inc.	4640 North Oketo, Harwood Heights, IL 60706	5,000 sq. ft.	Month/month	$24,000		Diamond Tool Company, Inc.; 4238-40 N. Sayre, Norridge, IL 60706
Collegiate Pacific Inc.	1200 North 28th Avenue, P.O. Box 612506, DFW Airport, TX 75261	sq. ft. based on need	Month/month	$5	/pallet	Network Logistics, Inc.; 1200 North 28th Avenue, P.O. Box 612506, DFW Airport, TX 75261
Collegiate Pacific Inc.	Offsite Warehouse #2, 850 West Freeway, #003, Grand Prairie, TX 75051	sq. ft. based on need	Month/month	$6,600	minimum	ABF Supply Chain Services, 850 West Freeway, Grand Prairie, TX 75051
Collegiate Pacific Inc.	8410 Wolf Lake Drive, Bartlett, TN 38133	2,340 sq. ft.	Month/month	$24,275		64 Investment Partnership; 7700 Wolf River Boulevard, Germantown, TN 38138

FINAL DISCLOSURE SCHEDULES

Name and Address of
Owner (if leased) or
			Owned/Leased		Third-Party Operator (if
Credit			/Operated by	Annualized	operated by a third
Party	Address	Size	Third Party	Rent	party)
Tomark Sports, Inc.	1180 A California Avenue, Corona, CA 92881	27,700 sq. ft.	Lease; expires in 2009	Months 1-12—$136,260 13-24—$140,352 25-36—$144,552 37-48—$148,896 49-60—$153,360	Edward A. Money and Marilyn J. Money, Trustees of the Money Family Trust; 1180 California St, Suite B, Corona, CA 92878
Kesslers Team Sports, Inc.	930 East Main St, Richmond, IN 47374	76,000 sq. ft.	Lease; expires in 2009	$136,800 (base) Base Rent + real estate taxes + insurance + utilities	RPD Services, Inc.; 920 and 930 E. Main St., Richmond, IN 47374 22 N. 11th Street, Richmond, IN 47374
Kesslers Team Sports, Inc.	192 West Joliet Street, Ste. C Crown Point, IN 46307	2,000 sq. ft.	Month/month	Beginning Base Rent $800/mo. $825 first renewal; $850 ($10,200) second renewal $800 deposit	Struebig Development, Inc. 1110 Merrillville Road Crown Point, IN 46307
Kesslers Team Sports, Inc.	2802 Congressional Pkwy, #B, Fort Wayne, IN 46808	1,500 sq. ft.	Lease expires in 2008	$9,150 (base) $1,000 deposit 5% late fee after 15 days	The Fleming Group, LLC Attn: A. V. Fleming 2014 Lakewood Drive Fort Wayne, IN 46819
Kesslers Team Sports, Inc.	7215 East 21st Street, Suite G, Indianapolis, IN 46219	3,200 sq.ft.	Month/month	$24,804 till May 2007 $25,608 till May 2009 Renewal at FMV, not to exceed 10%	Justus Home Builders, Inc. 1398 North Shadeland Ave. Post Office Box 19409 Indianapolis, IN 46219

FINAL DISCLOSURE SCHEDULES

Name and Address of
Owner (if leased) or
			Owned/Leased		Third-Party Operator (if
Credit			/Operated by	Annualized	operated by a third
Party	Address	Size	Third Party	Rent	party)
Kesslers Team Sports, Inc.	117 East Markland Avenue, Kokomo, IN 46901	4,700 sq. ft.	Month/month	$27,000 Renewals @ base + CPI with $28,800 max for 1st and $30,000 for 2nd & 3rd 5% late fee after 5 days	Eva Hutto Estate Phillip Hutto-Personal Rep. 1001 East Walnut Street Kokomo, IN 46901
Kesslers Team Sports, Inc.	1112 Ohio Street, Terre Haute, IN 47807	950 sq. ft.	Month/month	$8,076 + $673 deposit $10/day late fee after 10 days	Dix Real Estate 1540 South 3rd Street, Suite B Terre Haute, IN 47802
Kesslers Team Sports, Inc.	6442 Metro Court, Unit E, Bedford Heights, OH 44146	2,200 sq, ft.	Month/month	$8,796 for initial term; $9,360 1st renewal $9,900 2nd renewal	Metro Industrial Park, Inc. 24733 Aurora Road Bedford Heights, OH 44146
Kesslers Team Sports, Inc.	801 Busch Court, Columbus, OH 43229	3,580 sq. ft.	Month/month	$21,486 Base + $4,476.24 exp. estimated @ $1.25/sq.ft./yr. $1,939.70 dep.	Shale Partners, Ltd. Post Office Box 365 Dublin, OH 43017
Kesslers Team Sports, Inc.	10138 Transportation Way Cincinnati, OH 45246	1,000 sq. ft.	Month/month	Unknown	TBG Baseball Investors 10135 Transportation Way Cincinnati, OH 45246

FINAL DISCLOSURE SCHEDULES

Name and Address of
Owner (if leased) or
			Owned/Leased		Third-Party Operator (if
Credit			/Operated by	Annualized	operated by a third
Party	Address	Size	Third Party	Rent	party)
Kesslers Team Sports, Inc.	7103 Chancellor Drive, Suite 200 Cedar Falls, IA 50613	2,775 sq. ft.	Lease expires in 2008	$22,176 1st yr $24,948 2nd yr $27,720 3rd yr 1st renewal @ $30,492 2nd renewal @same increase as 1st + CPI adjustment All rent + CAM est. of $758/mo	Crestwood, Ltd. 26301 Siena Drive Bonita Springs, FL 34134
Kesslers Team Sports, Inc.	605 North Logan, Danville, IL 61832	600 sq. ft.	Month/month	$2,880 $240 deposit	George Weller & Associates 605 North Logan Avenue Post Office Box 1102 Danville, IL 61834-1102
Kesslers Team Sports, Inc.	110 East Sangamon Rantoul, IL 61866	1,800 sq. ft.	Month/month	Unknown	Team Screenprinting Post Office Box 940 Rantoul, IL 61866
Kesslers Team Sports, Inc.	3501 Winchester Road Springfield, IL 62707	1,200 sq. ft.	Lease expires 11/07	$8,400 to 11/30/03 $8,700 next 24 mo to 11/30/05 $9,000 next 24 mo to 11/30/07	Steve Wells 2601 Colt Road Springfield, IL 62707
Kesslers Team Sports, Inc.	1611 24th Avenue Gulfport, MS 39501	3,200 sq. ft.	Lease expires 7/07	$19,800 $1,650 deposit	Hancock Bank Trust Dept. Denise Parker, Trust Officer Post Office Box 4019 Gulfport, MS 39502
Kesslers Team Sports, Inc.	10010 Highway 92, Suite 160 Woodstock, GA 30188	2,000 sq. ft.	Lease expires 5/08	$24,756 beginning 5/30/03 with 2% yearly increase	Ackerman & Co. 1040 Crown Pointe Parkway, Suite 200 Atlanta, GA 30338

FINAL DISCLOSURE SCHEDULES

Name and Address of
Owner (if leased) or
			Owned/Leased		Third-Party Operator (if
Credit			/Operated by	Annualized	operated by a third
Party	Address	Size	Third Party	Rent	party)
Kesslers Team Sports, Inc.	201C Central Park Dr., Suite 1190, Knoxville, TN 37922	4,000 sq. ft.	Lease expires 8/06	$27,000 + $5,640 = $32,640 for 05-06 term	All Eleven f/k/a Centre Park Trade Centre, Ltd. c/o Wood Properties, Inc. 1600 Riverview Tower 900 South Gay Street Knoxville, TN 37902
Kesslers Team Sports, Inc.	#7 Clearwater Drive, Suite A, Little Rock, AR 72204	5,000 sq. ft.	Lease expires 3/08	$20,760 Base rent + 7.75% of Operating Expenses 2 1/2 % increase/yr	Little Rock Investments LLC c/o Dickson Flake Partners Inc. 400 W. Capitol Ave Ste 1200 Little Rock, AR 72201
Kesslers Team Sports, Inc.	9433 East 51st Street, Tulsa, OK 74145	4,500 sq. ft.	Lease expires 8/07	$21,300–1st year $22,956–2nd & 3rd $23,844 4th year $23,844 for 5th & 6th year renewals + $675 estimate for OE + $2,400 deposit	SK Properties, LP 150 N. Market Wichita, KS 67202 Rent paid to: CB Richardson Ellis, Okla. Dept. 1518 Tulsa, OK 74143
Kesslers Team Sports, Inc.	5202 A Brookhollow Parkway, Norcross, GA 30071	10,000 sq. ft.	Lease expires 2/08	$51,000 1st & 2nd $53,040 3rd yr. $55,162 4th yr $57,360 5th yr.	Brookhollow Associates c/o Perdue Management Co. 340 E. Paces Ferry Road Atlanta, GA 30305
Kesslers Team Sports, Inc.	216 North Meridian St. Portland, IN 47371	2,000 sq. ft.	Lease expires 11/06	$ 4800	Sandy Bubp 121 North Meridian Portland, IN 47371

FINAL DISCLOSURE SCHEDULES

Name and Address of
Owner (if leased) or
			Owned/Leased		Third-Party Operator (if
Credit			/Operated by	Annualized	operated by a third
Party	Address	Size	Third Party	Rent	party)
Dixie Sporting Goods Co., Inc.	2400 Westwood Avenue, Richmond, VA 23230	37,300 sq ft.	Lease Expires in 2008	$74,376 Base for first year in 1995 $101,364 for 10th $127,200 base effective 3/1/05 with 3% increase each year for `06 and `07	The Wilton Companies; 10625 Patterson Avenue, Richmond, VA 23233 c/o Hunter Cockrell 4901 Dickens Road, Suite 100 P.O. Box 6895 Richmond, VA 23230- 6895
Dixie Sporting Goods Co., Inc.	1244B Executive Boulevard, Suite 103, Chesapeake, VA 23320-2807	2,360 sq. ft.	Lease expires 12/31/05	$13,216–1998 $14,042-1999 Per 3rd Amendment: $16,284-2004 $16,780-2005	1985 Associates c/o Advantis Real Estate Services Company 900 World Trade Centre 101 West Main Street Norfolk, VA 23510-1687
Dixie Sporting Goods Co., Inc.	4515 Daly Drive, Suite J, Chantilly, VA 20151	1,925 sq. ft.	Lease expires 12/31/05	$22,619 – 1st $23,523 – 2nd $24,464 – 3rd $25,443 – 4th $26,461 – 5th	Wilbur L. McBay, Trustee c/o Transwestern Carey Winston, LLC P.O. Box 64925 Baltimore, MD 21264- 4925
Dixie Sporting Goods Co., Inc.	7841-D Rolling Road, Springfield, VA 22153	1,765 sq. ft.	Lease expires in 2008	$28,240 Base 1st year 3% increase each year Renewals: $39,514 – 1st $41,489 – 2nd $43,564 – 3rd	SV Enterprises, LLC, c/o Pointe Real Estate, P.O. Box 222912, Chantilly, VA 22153
Dixie Sporting Goods Co., Inc.	619 Florida St., Salem, VA 24153	1,650 sq. ft.	Month/month	$9,750 for 1st yr 3% annual increase	Vickey Shavely P.O. Box 20809 Roanoke, VA 24018

FINAL DISCLOSURE SCHEDULES

Name and Address of
Owner (if leased) or
			Owned/Leased		Third-Party Operator (if
Credit			/Operated by	Annualized	operated by a third
Party	Address	Size	Third Party	Rent	party)
Dixie Sporting Goods Co., Inc.	15 Glen Bridge Road, Suite C, Arden, NC 28704-8481	1,670 sq. ft.	Month/month	$13,200 for 1st yr $13,560 2nd year $14,046 beginning 1/1/05	RC Warehousing 5 Taylor Street Asheville, NC 28804
Dixie Sporting Goods Co., Inc.	501 Deacon Blvd. Winstom-Salem, NC 27105	3,000 sq. ft.	Month/month	$33,000 for 1st yr 2 1/2 % increase per year	Wake Forest University P.O. Box 7477 Winston-Salem, NC 27109
Dixie Sporting Goods Co., Inc.	2040-J South Park Drive, Winterville, NC 28590	2,500 sq. ft.	Lease expires in 2010	$18,372 first 5 years $20,362 for renewal	Soddy & Soddy Properties 5351 Reedy Branch Road Winterville, NC 28590
Dixie Sporting Goods Co., Inc.	4221 Garrett Road, Suite 8 Durham, NC 27707	2,500 sq. ft	Lease expires in 2010	Free rent & fees 4/24/05 to 6/30/05 $23,258 Base beginning 7/1/05 5/1/08 rent increases 3%	Gold Centre Limited Partnership P.O. Box 2734 Chapel Hill, NC 27515- 2734 cc: John A. Northen Post Office Box 2208 Chapel Hill, NC 27515- 2208
Dixie Sporting Goods Co., Inc.	150 Front Street, Suite B Marietta, OH 45750	1,400 Sq. Ft.	Lease expires in 2008	$12,000 1st year $13,200 2nd year $14,400 3rd year $18,000 for 3-year renewal	H & H Rentals 154 Front Street P.O. Box 447 Marietta, OH 45750
Dixie Sporting Goods Co., Inc.	309 Hwy. 64/264 Manteo, NC 27954	350 sq. ft	Month/month	$6,300 1st year Renewal at comparable rent as determined by Landlord	Ray E. Hollowell, Jr. c/o Bruce Miller, CPA 137 Owens Beach Road Extended Harbinger, NC 27941

FINAL DISCLOSURE SCHEDULES

Name and Address of
Owner (if leased) or
			Owned/Leased		Third-Party Operator (if
Credit			/Operated by	Annualized	operated by a third
Party	Address	Size	Third Party	Rent	party)
Dixie Sporting Goods Co., Inc.	42 Euclid Avenue Bristol, VA 24201	1,200 sq. ft.	Lease Expires 12/31/06	$7,260 + $5/month for trash 3% increase for each renewal	John Ed Fuller, President Stone & Stone, Inc. 50 Euclid Avenue Bristol, VA 24201
Dixie Sporting Goods Co., Inc.	2400 Westwood Avenue, Suites H&I, Richmond, VA 23230	4,960 sq. ft.	Lease Expires 2011	Base Rent + pro rated tax & ins. Year 1 $35,712 Year 2 $35,160 Year 3 $38,256 Year 4 $39,594 Year 5 $40,980 $3,286 deposit	9301 Monroe, LLC c/o Levine Properties, Inc. Post Office Box 2439 Matthews, NC 28106
Dixie Sporting Goods Co., Inc.	One Holland Place, Suite 210 2235 Staples Mill Road Richmond, VA	3,482	Lease expires December 2008	Base Rent + pro-rata share of operating expenses Year1 — $53,134; Year 2 — $55,573; Year 3 — $57,244	Lar Don Realty LC 301 Yamato Road, Suite 3101 Boca Raton, FL 33431
CMS of Central Florida, Inc.	751 Central Park Drive, Sanford, FL 32771	12,000 sq. ft.	Lease; expires in 2010	05-06 = $76,500 06-07 = $80,340 07-08 = $84,348 08-09 = $88,560 09-10 = $93,000 All rent + CAM and taxes	McWeeney Smith Partnership; 8600 Venezia Drive, #2235, Orlando, FL 32810

FINAL DISCLOSURE SCHEDULES

Name and Address of
Owner (if leased) or
			Owned/Leased		Third-Party Operator (if
Credit			/Operated by	Annualized	operated by a third
Party	Address	Size	Third Party	Rent	party)
CMS of Central Florida, Inc.	900 Central Park Drive, Sanford, FL 32771	6,250 sq. ft.	Lease; expires in 2006	Base rent of $31,250 +sales tax of $2,187= $33,438 $2,604.17 deposit; 5% late fee after 7 days	Avatar Institute, LLC, 900 Central Park Drive, Sanford, FL 32771
CMS of Central Florida, Inc.	7029-5 Commonwealth Ave., Jacksonville, FL 32220	1,800 sq. ft.	Lease; expires in 2006	Months: 1-12 = $18,900 13-24=$19,269 25-36=$19,649 +CAM (inc. capital improvements) & taxes	Easton, Sanderson & Co., 300 East State Street, Jacksonville, FL 32202
CMS of Central Florida, Inc.	21113 Johnson Street, Suite 130, Pembroke Pines, FL 33029	2,700 sq. ft.	Lease; expires in 2007	$30,000 Base Rent + sales tax $5,000 deposit ($2,300 prior dep + $2,700)	Chapel Trail Associates, Ltd.; 21011 Johnson, St., Suite 101, Pembroke Pines, FL 33029
Salkeld & Sons, Inc.	575 William Latham Drive, Bourbonnais, IL 60914	10,000 sq. ft.	Lease; expires in 2009	$96,000 Rent increases 2%/mo for each 2yr renewal $8,000 deposit & $400 late fee after 10th	First American Bank, Trustee

FINAL DISCLOSURE SCHEDULES

Name and Address of
Owner (if leased) or
			Owned/Leased		Third-Party Operator (if
Credit			/Operated by	Annualized	operated by a third
Party	Address	Size	Third Party	Rent	party)
Salkeld & Sons, Inc.	1605 Commerce Drive, Bourbonnais, IL 60914	16,000 sq. ft.	Lease; expires in 2010	$72,000 until new space is completed then $126,000 with 12% late fee after 5 days 2% rent increase for each renewal term	Albert A. Messier; 1605 Commerce Drive, Bourbonnais, IL 60914

FINAL DISCLOSURE SCHEDULES
SCHEDULE 3.17
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Environmental Compliance
None.

FINAL DISCLOSURE SCHEDULES
SCHEDULE 3.18
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Intellectual Property

	Patents /		Copyrights /
	Registration		Registration or
	or Application	Trademarks / Registration or	Application
Credit Party	Numbers	Application Numbers	Numbers
Collegiate Pacific Inc.		Mark 1/2261716	SEC Footbal/VA-26-010

Collegiate Pacific Inc.		Mark 1 (with logo)/2447836	The Fleece beast/VA-210-638

Collegiate Pacific Inc.		Collegiate Pacific/2278787

Collegiate Pacific Inc.		CP Collegiate Pacific/2262148

Collegiate Pacific Inc.		Funnets/2425244

FINAL DISCLOSURE SCHEDULES
SCHEDULE 3.19
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Owned Real Estate
None.

FINAL DISCLOSURE SCHEDULES
SCHEDULE 5.1
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Debt

Descriptions	Amounts
Indenture, dated as of November 26, 2004, by and between Collegiate Pacific Inc. and The Bank of New York Trust Company N.A., as Trustee.	$40,000,000

Promissory Note, dated July 26, 2004, executed by Collegiate Pacific Inc. payable to Kenneth L. Caravati in the stated principal amount of:	$250,000

Promissory Note, dated July 26, 2004, executed by Collegiate Pacific Inc. payable to C. Michael Caravati in the stated principal amount of:	$250,000

Promissory Note, dated May 11, 2005, executed by Collegiate Pacific Inc. payable to Albert A. Messier in the stated principal amount of:	$100,000

Promissory Note, dated May 11, 2005, executed by Collegiate Pacific Inc. payable to Daniel F. Salkeld in the stated principal amount of:	$130,000

FINAL DISCLOSURE SCHEDULES
SCHEDULE 5.2
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Liens
Other than liens in favor of Merrill Lynch Business Financial Services Inc., no other liens have been granted by any Credit Party, except for protective filings by equipment lessors under the terms of outstanding equipment leases, each of which will survive the closing, and those filings in existence for which termination statements under the Uniform Commercial Code have been furnished to the Administrative Agent for filing

FINAL DISCLOSURE SCHEDULES
SCHEDULE 5.3
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Contingent Obligations
None.

FINAL DISCLOSURE SCHEDULES
SCHEDULE 5.8
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Investments
Collegiate Pacific Inc. currently owns approximately 73% of Sport Supply Group, Inc.

FINAL DISCLOSURE SCHEDULES
SCHEDULE 5.9
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Affiliate Transactions

Description
Indemnification Agreement, dated as of January 31, 2006, by and between Collegiate Pacific Inc. and Adam Blumenfeld.

Indemnification Agreement, dated as of January 31, 2006, by and between Collegiate Pacific Inc. and Michael J. Blumenfeld.

Indemnification Agreement, dated as of January 31, 2006, by and between Collegiate Pacific Inc. and Arthur J. Coerver.

Indemnification Agreement, dated as of January 31, 2006, by and between Collegiate Pacific Inc. and Jeff Davidowitz.

Indemnification Agreement, dated as of January 31, 2006, by and between Collegiate Pacific Inc. and William R. Estill.

Indemnification Agreement, dated as of January 31, 2006, by and between Collegiate Pacific Inc. and Kurt Hagan.

Indemnification Agreement, dated as of January 31, 2006, by and between Collegiate Pacific Inc. and Robert W. Hampton.

Indemnification Agreement, dated as of January 31, 2006, by and between Collegiate Pacific Inc. and Harvey Rothenberg.

Indemnification Agreement, dated as of January 31, 2006, by and between Collegiate Pacific Inc. and Tevis Martin.

Indemnification Agreement, dated as of January 31, 2006, by and between Collegiate Pacific Inc. and William H. Watkins, Jr.

FINAL DISCLOSURE SCHEDULES

Description
Employment Agreement, dated January 9, 2004, by and between Collegiate Pacific Inc. and Thomas C. White.

Employment Agreement, dated January 9, 2004, by and between Collegiate Pacific Inc. and Mark S. Harpin.

Employment Agreement, dated April 1, 2004, by and between Kesslers Team Sports, Inc. and Robert Dickman.

Employment Agreement, dated April 1, 2004, by and between Kesslers Team Sports, Inc. and Daniel Dickman.

Employment Agreement, dated April 1, 2004, by and between Kesslers Team Sports, Inc. and Phil Dickman.

Employment Agreement, dated April 1, 2004, by and between Kesslers Team Sports, Inc. and Steve Carloni.

Employment Agreement, dated July 23, 2004, by and between Dixie Sporting Goods Co., Inc. and Keneth L. Caravati.

Employment Agreement, dated July 23, 2004, by and between Dixie Sporting Goods Co., Inc. and C. Michael Caravati.

Employment Agreement, dated July 23, 2004, by and between Dixie Sporting Goods Co., Inc. and Kenneth L. Caravati.

Employment Agreement, dated December 10, 2004, by and between CMS of Central Florida Inc. and Michael McWeeney.

Employment Agreement, dated May 11, 2005, by and between Salkeld & Sons Inc. and Albert A. Messier.

Employment Agreement, dated May 11, 2005, by and between Salkeld & Sons Inc. and Daniel F. Salkeld.

Lease Agreement, dated April 1, 2004, by and between Collegiate Pacific Inc. and RPD Services, Inc.

Lease Agreement, dated December 10, 2005, by and between McWeeney Smith Partnership and CMS of Central Florida, Inc d/b/a Orlando Team Sports.

Lease Agreement, dated as of August 1, 2005, by and among Salkeld & Sons, Inc. and Albert A. Messier.

Lease Agreement, dated as of October 1, 2004 by and between Salkeld & Sons, Inc. and First American Bank.

Promissory Note, dated July 26, 2004, executed by Collegiate Pacific Inc. payable to Kenneth L. Caravati in the stated principal amount of $250,000.

Promissory Note, dated July 26, 2004, executed by Collegiate Pacific Inc. payable to C. Michael Caravati in the stated principal amount of $250,000.

Promissory Note, dated May 11, 2005, executed by Collegiate Pacific Inc. payable to Albert A. Messier in the stated principal amount of:

FINAL DISCLOSURE SCHEDULES

Description
Promissory Note, dated May 11, 2005, executed by Collegiate Pacific Inc. payable to Daniel F. Salkeld in the stated principal amount of:

Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Michael J. Blumenfeld.

Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Adam Blumenfeld.

Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and William R. Estill.

Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Arthur J. Coerver.

Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Harvey Rothenberg.

Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Tevis Martin.

Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Kurt Hagan.

Change in Control Agreement, dated June 20, 2006, by and between Collegiate Pacific Inc. and Bob Dickman.

As requested by Collegiate Pacific Inc. from time to time, Sport Supply Group, Inc. will (a) render various payroll processing and human resource services to Collegiate Pacific Inc. and its subsidiaries and (b) make office space available to Collegiate Pacific Inc. at its corporate office and warehouse facility located at 1901 Diplomat Drive, Dallas, Texas. Collegiate Pacific Inc. and Sport Supply Group, Inc. engaged in arms-length negotiations of the fees to be charged and paid for the services and office space, and believe in each instance that the fees are consistent with comparable market rates. The aggregate monthly fees to be paid by Collegiate Pacific Inc. under this arrangement are approximately $20,000.

FINAL DISCLOSURE SCHEDULES
SCHEDULE 5.13
to
CREDIT AGREEMENT
AMONG
COLLEGIATE PACIFIC INC.,
MERRILL LYNCH CAPITAL,
A Division of Merrill Lynch Business Financial Services Inc.,
as Administrative Agent, as a Lender and
as Sole Bookrunner and Sole Lead Arranger
AND
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO
Business Description
Each Credit Party is engaged in the business of marketing, manufacturing and distributing sporting goods and equipment, soft good athletic apparel and footwear products, physical education, recreational and leisure products primarily to the non-retail institutional market in the United States.